                                                                    Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                          (S)      Chapter 11
                                (S)
GREATE BAY CASINO CORPORATION   (S)      Case No.
PPI CORPORATION                 (S)      Case No.
PCPI FUNDING CORP.              (S)      Case No._____________
PPI FUNDING CORP.               (S)      Case No._____________
                                (S)
         Debtors.               (S)
                                (S)      Motion for Joint Administration Pending

                  ---------------------------------------------

                         DEBTORS' JOINT CHAPTER 11 PLAN
                             DATED DECEMBER 28, 2001

                  ---------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                 Page

ARTICLE 1  DEFINITIONS ........................................................................................     3
ARTICLE 2  DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS AND  SPECIFICATION OF IMPAIRED OR
           UNIMPAIRED STATUS ..................................................................................    17
    2.1    Summary ............................................................................................    17
           A.  Claims .........................................................................................    17
           B.  Interests ......................................................................................    19
    2.2    Impairment Controversies ...........................................................................    19
ARTICLE 3  TREATMENT OF UNCLASSIFIED CLAIMS ...................................................................    20
    3.1    Allowed Administrative Claims ......................................................................    20
           A.  General ........................................................................................    20
               (1)  Bar Date for Administrative Claims ........................................................    20
                    (a)  General Provisions ...................................................................    21
                    (b)  Professionals ........................................................................    21
                    (c)  Objections to Administrative Claims, Including  Those of Professionals. ..............    21
           B.  Payment of Statutory Fees ......................................................................    21
           C.  Ordinary Course Liabilities ....................................................................    21
    3.2    Allowed Tax Claims. ................................................................................    22
ARTICLE 4  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS .......................................................    22
    4.1    Class 1 ............................................................................................    22
    4.2    Class 2 ............................................................................................    22
    4.3    Class 3 ............................................................................................    22
    4.4    Class 4 ............................................................................................    22
    4.5    Class 5 ............................................................................................    23
    4.6    Class 6 ............................................................................................    23
    4.7    Class 7 ............................................................................................    23
    4.8    Class 8 ............................................................................................    23
    4.9    Class 9 ............................................................................................    23
    4.10   Class 10 ...........................................................................................    24
ARTICLE 5  ACCEPTANCE OR REJECTION OF THE PLAN ................................................................    24
    5.1    Voting Classes .....................................................................................    24
    5.2    Presumed Rejection of Plan .........................................................................    24
ARTICLE 6  MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN .................................................    24
    6.1    Plan Implementation Steps Occurring on or around the Effective Date. ...............................    24
           A.  PPI's Contribution to PPI Funding of Sale Proceeds and Cash. ...................................    24
           B.  Distribution of Sale Proceeds and PPI's Cash to HWCC ...........................................    24
           C.  Simultaneous Merger of PPI, PCPI Funding and PPI Funding with and into GBCC ....................    24
           D.  Establishment of the Chapter 11 Payables Reserve,  Conveyance of Chapter

                11 Payables Reserve and Miscellaneous Assets to Liquidating Trustee, and Distributions to holders of any Allowed Administrative Claims, Allowed Tax Claims, and Allowed
                Unsecured Convenience Claims in Class 5 ..................... 25
           E.   Cancellation of GBCC Common Stock and Equity Interests ...... 26
           F.   Distribution of any Excess Chapter 11 Payables Reserve and
           Miscellaneous Assets to holder(s) of Allowed Class 6 Claims ...... 26
     6.2   Merger of Corporate Entities ..................................... 26
     6.3   Transfer of Assets to the Liquidating Trust ...................... 27
     6.4   Ratification of Liquidating Trust Agreement ...................... 27
           A.   Powers and Duties ........................................... 27
           B.   Compensation of Liquidating Trustee ......................... 27
           C.   Limitation of Liability ..................................... 27
           D.   Right to Hire Professionals and Agents ...................... 28
           E.   Tax Treatment of the Liquidating Trust ...................... 28
           F.   Termination of Liquidating Trust ............................ 28
     6.5   Cancellation of GBCC Common Stock and Ultimate Dissolution of
           GBCC ............................................................. 29
     6.6   Corporate Action ................................................. 29
     6.7   Objections to Claims ............................................. 29
     6.8   Retention Of Causes Of Action .................................... 30
     6.9   Limitation of Liability .......................................... 30
     6.10  Releases ......................................................... 31
     6.11  Exemption from Stamp and Similar Taxes ........................... 32
     6.12  Notice of Effective Date ......................................... 32
ARTICLE 7  FUNDING AND METHODS OF DISTRIBUTION .............................. 32
     7.1   Distribution ProceduresBGenerally ................................ 32
     7.2   Distributions to Holders of Allowed Administrative Claims ........ 32
     7.3   Distributions to Holders of Allowed Tax Claims ................... 32
     7.4   Distributions to Holder(s) of Allowed Class 6 Claims ............. 33
     7.5   Sources of Cash Distributions .................................... 33
     7.6   Disputed Claims .................................................. 33
     7.7   Delivery of Distributions and Undeliverable or Unclaimed
           Distributions .................................................... 33
           A.   Delivery of Distributions in General ........................ 33
           B.   Undeliverable Distributions ................................. 33
     7.8   De Minimis Distributions ......................................... 34
     7.9   Failure to Negotiate Checks ...................................... 34
     7.10  Compliance with Tax Requirements ................................. 34
     7.11  Setoffs .......................................................... 34
ARTICLE 8  TREATMENT OF EXECUTORY CONTRACTS ................................. 35
     8.1   Deemed Rejection of Executory Contracts and Unexpired Leases ..... 35
     8.2   Options .......................................................... 35
     8.3   Approval of Assumption or Rejection of Executory Contracts and
           Unexpired Leases ................................................. 35

   8.4     Bar Date for Filing Proofs of Claim Relating to
           Executory Contracts and Unexpired Leases Rejected
           Pursuant to the Plan .......................................  35
   8.5     Cure Payments with Regard to Assumed Executory Contracts
           or Unexpired Leases ........................................  36
ARTICLE 9  CONDITIONS TO CONFIRMATION OF PLAN .........................  37
   9.1     Conditions to Confirmation .................................  37
   9.2     Waiver of Conditions .......................................  37
ARTICLE 10 CONDITIONS TO EFFECTIVENESS OF THE PLAN ....................  37
   10.1    Conditions to Effectiveness ................................  37
   10.2    Waiver of Conditions .......................................  38
ARTICLE 11 EFFECTS OF PLAN CONFIRMATION ...............................  38
   11.1    Discharge of Debtors and Injunction ........................  38
   11.2    Revesting ..................................................  40
   11.3    No Liability for Solicitation or Participation .............  40
   11.4    Other Documents and Actions ................................  40
   11.5    Post-Consummation Effect of Evidences of Claims or
           Interests ..................................................  40
   11.6    Term of Injunctions or Stays ...............................  40
ARTICLE 12 CONFIRMABILITY OF PLAN AND CRAMDOWN ........................  40
ARTICLE 13 RETENTION OF JURISDICTION ..................................  41
ARTICLE 14 MISCELLANEOUS PROVISIONS ...................................  42
   14.1    Fractional Dollars .........................................  42
   14.2    Modification of Plan .......................................  42
   14.3    Governing Law ..............................................  43
   14.4    Payment Dates ..............................................  43
   14.5    Headings ...................................................  43
   14.6    Successors and Assigns .....................................  43
   14.7    Severability of Plan Provisions ............................  43
   14.8    No Admissions ..............................................  43

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                           (S)    Chapter 11
                                 (S)
GREATE BAY CASINO CORPORATION    (S)    Case No.
PPI CORPORATION                  (S)    Case No.
PCPI FUNDING CORP.               (S)    Case No. ------------------
PPI FUNDING CORP.                (S)    Case No. ------------------
                                 (S)
         Debtors.                (S)
                                 (S)    Motion for Joint Administration Pending

                         DEBTORS' JOINT CHAPTER 11 PLAN
                             DATED DECEMBER 28, 2001
                             -----------------------

         Greate Bay Casino Corporation ("GBCC"), PPI Corporation ("PPI"), PCPI Funding Corp. ("PCPI Funding"), and PPI Funding Corp. ("PPI Funding"), as debtors and debtors-in-possession (collectively, the "Debtors"), propose this Joint Chapter 11 Plan Dated December 28, 2001 (the "Plan") pursuant to section 1121(a) of Title 11 of the United States Code, for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' Joint Disclosure Statement Dated December 28, 2001 (the "Disclosure Statement") for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of this Plan and certain related matters.

         In general, the Plan (which was prenegotiated with the Debtors' largest
         -----------------------------------------------------------------------
Creditor, HWCC-Holdings, Inc. ("HWCC")), contemplates: (a) the pre-confirmation
-------------------------------------------------------------------------------
sale by the Debtor, PPI, of all of the issued and outstanding capital stock of
------------------------------------------------------------------------------
Advanced Casino Systems Corporation ("ACSC"),/1/ which
------------------------------------------------------

___________________________

         /1/    Such sale is being pursued, simultaneously with the filing of this Plan, through a motion by the Debtor, PPI, to sell outside of the ordinary course of its business, pursuant to Section 363 of the Bankruptcy Code, the ACSC Common Stock, and the Debtors are seeking for such motion to be heard by the Court, and to have the proposed sale approved and consummated, prior to the time that formal solicitation commences on this Plan.

is a non-Debtor subsidiary of the Debtor PPI, that is in the business of
------------------------------------------------------------------------
developing, installing, licensing and providing maintenance for certain casino
------------------------------------------------------------------------------
information technology systems and software used by casino companies, with such
-------------------------------------------------------------------------------
sale being contemplated with an entity known as ACSC Acquisitions, Inc., a
--------------------------------------------------------------------------
wholly owned subsidiary of Bally Gaming, Inc. ("Purchaser"),/2/ for the sum of
------------------------------------------------------------------------------
$14.6 million ("Sale Proceeds"), subject to certain purchase price adjustments,
-------------------------------------------------------------------------------
and possibly other adjustments described in the Stock Purchase Agreement with
-----------------------------------------------------------------------------
Purchaser (which Stock Purchase Agreement is attached hereto as Exhibit "1");
-----------------------------------------------------------------------------
and (b) the satisfaction of all liabilities of the Debtors from the Sale
------------------------------------------------------------------------
Proceeds and from the other residual assets of the Debtors, as more specifically
--------------------------------------------------------------------------------
set forth herein.
----------------

         THE DEBTORS, FOR MANY MONTHS PRIOR TO THE PETITION DATE, ACTIVELY MARKETED ACSC, IN COOPERATION WITH HWCC AND WITH THE ASSISTANCE OF A THIRD-PARTY INVESTMENT BANKER, CIBC WORLD MARKETS, AND AGGRESSIVELY SOUGHT COMPETING BIDS FOR THE ACQUISITION OF THE ACSC COMMON STOCK. THIS MARKETING ACTIVITY
                                               -----------------------
         IS SUMMARIZED IN SECTION V OF THE DISCLOSURE STATEMENT.
         ------------------------------------------------------
         ADDITIONALLY, THE DEBTORS ALSO OBTAINED A THIRD-PARTY INDEPENDENT APPRAISAL, WITH REGARD TO ACSC, FROM THE FIRM OF HOWARD, FRAZIER, BARKER, ELLIOT, WHICH SUPPORTS A CONCLUSION THAT THE PURCHASE PRICE OFFERED BY PURCHASER IS FAVORABLE. THE DEBTORS BELIEVE THAT THE STOCK PURCHASE AGREEMENT PRESENTS THE FAIREST AND BEST OPPORTUNITY TO MAXIMIZE VALUE FOR THE ACSC COMMON STOCK, FOR THE BENEFIT OF THESE DEBTORS' ESTATES, AND THAT FURTHER MARKETING OR

__________________________

         /2/    Neither the Purchaser, nor any affiliate, is an "insider" or
"affiliate" of any of the Debtors or any of their affiliates as such terms are defined in the Bankruptcy Code. The Stock Purchase Agreement was negotiated for many weeks at arm's length, with each party represented by competent counsel of its own choosing.

         AUCTION PROCEDURES WILL NOT RESULT IN GREATER NET RECOVERIES FOR UNSECURED CREDITORS AND INTEREST HOLDERS THAN THAT
         PROPOSED IN THE PLAN.

         THE DEBTORS ACKNOWLEDGE THAT THE COURT MAY (IF IT IS NOT CONVINCED THAT THERE WAS A FULL AND WHOLLY FAIR AUCTION PROCESS PREPETITION) REQUIRE A FURTHER AUCTION PROCESS AND POST-PETITION BIDDING, WHEREBY QUALIFIED BIDDERS MAY SEEK TO COMPETE WITH THE PURCHASER TO ACQUIRE THE ACSC COMMON STOCK, FOR GREATER CONSIDERATION THAN THAT PROPOSED IN THE STOCK PURCHASE AGREEMENT. IN THE EVENT THAT ANY SUCH AUCTION/COMPETITIVE BIDDING RESULTS IN ANOTHER HIGHER BIDDER FOR THE ACSC COMMON STOCK, THE DEBTORS WILL CONSIDER SUBSTITUTING (OR, IF ORDERED BY THE COURT, WILL SUBSTITUTE) SUCH HIGHER BIDDER FOR THE PURCHASER, BUT, IN ANY CASE, THE SALE PROCEEDS DERIVED FROM A SALE OF THE ACSC COMMON STOCK-EITHER TO PURCHASER OR ANOTHER COMPETING QUALIFIED BIDDER--WILL BE DISBURSED PURSUANT TO THE TERMS OF THIS PLAN.

         All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure Statement and any exhibits and appendices attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of this Plan.

                                    ARTICLE 1

                                   DEFINITIONS

         Rules of Interpretation. As used herein, the following terms have the
         -----------------------
respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural and masculine and feminine forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. All references to documents shall include all addenda, exhibits, and schedules attached thereto or referred to therein. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.

         1.1    "ACSC" means Advanced Casino Systems Corporation, a corporation
                 ----
organized under the laws of Delaware, and a wholly owned, direct subsidiary of PPI (but not a Debtor herein).

         1.2    "ACSC Common Stock" means all of the capital stock of ACSC
                 -----------------
issued and outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire ACSC Common Stock, which common stock (and associated options, warrants or rights) are property of the PPI bankruptcy estate under 11 U.S.C. (S) 541.

         1.3    "Affiliate" means (A) an entity that directly or indirectly
                 ---------
owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (1) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (2) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (B) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (1) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (2) solely to secure a debt, if such entity has not in fact exercised such power to vote.

         1.4    "Allowed Administrative Claim" means an allowed claim, or that
                 ----------------------------
portion thereof, that is entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (A) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or payments for goods and services); (B) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (C) all fees and charges assessed against the Estates under 28 U.S.C. (S) 1930.

         1.5    "Allowed Claim" means a Claim against any one of the Debtors to
                 -------------
the extent that:

                (A)     (1)     the Claim was Filed prior to the date designated
                                by the Bankruptcy Court as the last date for filing that category of proof of claim (or Filed after such date with leave of Court) or the Claim was, or is hereafter, listed in the Schedules and is not listed as disputed, contingent or unliquidated as to amount; and

                         (2) the Debtors, or any other party in interest entitled to do so, do not file an objection prior to the Effective Date or such other date as may be established by the Plan or the Bankruptcy Court (or if such an objection is so filed, the objection is later withdrawn); or,

          (B) the Claim is allowed by a Final Order of the Bankruptcy Court, which Final Order is no longer subject to being modified or reversed on reconsideration or appeal; or,

          (C)  the Claim is allowed by the Plan.

     1.6  "Allowed Interest" means (A) an Interest as to which neither the
           ----------------
Debtors nor any other party in interest entitled to do so has filed an objection prior to the Effective Date or such other date as may be established by the Plan or the Bankruptcy Court (or if such an objection is so filed, the objection is later withdrawn), or (B) an Interest allowed by a Final Order of the Bankruptcy Court, which Final Order is no longer subject to being modified or reversed on reconsideration or appeal, or (C) an Interest allowed by the Plan.

     1.7  "Allowed Priority Claim" means an Allowed Claim, or that portion
           ----------------------
thereof, that is entitled to priority under section 507(a) of the Bankruptcy Code, other than an Allowed Administrative Claim or an Allowed Tax Claim. There are no Claims known to the Debtors that would be Allowed Priority Claims in this Bankruptcy Case.

     1.8  "Allowed Secured Claim" means an Allowed Claim, or that portion
           ---------------------
thereof, that is secured (directly or by enforceable subrogation) by an Encumbrance on or interest in property of one or more of the Debtors or that is subject to setoff under section 553 of the Code, but only to the extent of the value of the creditor's interest (directly or by enforceable subrogation) in one or more of the Debtors' interest in such property or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506(a) of the Code. There are no Claims known to the Debtors that would be Allowed Secured Claims in this Bankruptcy Case.

     1.9  "Allowed Tax Claim" means an Allowed Claim, or that portion thereof,
           -----------------
that is entitled to priority under Section 507(a)(8) of the Code.

     1.10 "Allowed Unsecured Claim" means an Allowed Claim, or that portion
           -----------------------
thereof, that is not entitled to priority or to secured status under the Code.

     1.11 "Avoidance Action" means a cause of action assertable by any one of
           ----------------
the Debtors and/or Liquidating Trustee or their successors pursuant to sections 329, 542, 543, 544, 545, 547, 548, 549, 550, or 553 of the Bankruptcy Code. To
the extent there is ultimately any pursuit and recovery on Avoidance Actions, any such recovery will become Miscellaneous Assets, as herein defined (to be distributed to Class 6 Claimant(s)).

     1.12 "Ballots" means the written Ballots for acceptance or rejection of the
           -------
Plan.

     1.13 "Ballot Return Date" means 4:00 p.m. Eastern Standard Time on [_____],
           ------------------
2002, unless and to the extent such date is extended by the Debtors in
----
accordance with the Disclosure Statement.

         1.14 "Bankruptcy Case" means, collectively, the Debtors' cases under
               ---------------
Chapter 11 of the Bankruptcy Code that were commenced on the Petition Date.

         1.15 "Bankruptcy Code" or "Code" means Title 11 of the United States
               -------------------------
Code as now in effect or hereafter amended to the date of Confirmation of the Plan.

         1.16 "Bankruptcy Court" means the United States Bankruptcy Court for
               ----------------
the District of Delaware, which presides over this Bankruptcy Case, or if necessary, the United States District Court for said District having original jurisdiction over this Bankruptcy Case.

         1.17 "Bankruptcy Rules" means, collectively (A) the Federal Rules of
               ----------------
Bankruptcy Procedure, and (B) the local rules of the Bankruptcy Court, as applicable from time to time in the Bankruptcy Case.

         1.18 "Bar Date" means (A) with respect to all Persons except
               --------
governmental entities, [________, 2002], the date by which Claims must have been Filed with the Bankruptcy Court pursuant to that certain Order (1) Fixing Deadline for the Filing of Proofs of Claim, and (2) Approving Form and Manner of Notice with Respect Thereto, entered on _________________, by the Bankruptcy Court, and (B) with respect to governmental entities, June 26, 2002, which is
                                                      -------------
180 days after the Petition Date.

         1.19 "Business Day" means any day, other than a Saturday, Sunday or
               ------------
"legal holiday" (as defined in Bankruptcy Rule 9006(a)) on which banks are open for business in the city of New York, New York.

         1.20 "Cash" means cash, wire transfer of immediately available funds,
               ----
certified check, and cash equivalents, including readily marketable direct obligations of the United States of America, including interest accrued or earned thereon, or a check from the Debtors.

         1.21 "Chapter 11 Payables Reserve" means all Cash on hand of any of
               ---------------------------
GBCC, PCPI Funding or PPI Funding, as of the commencement of the Effective Date, which Cash will be conveyed to the Liquidating Trustee, segregated and held in reserve for the benefit and payment of the holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 5 Claims against any of the Debtors, all as further described in Section 6.1(D) of the Plan; provided, that
                                     -------------
any residual amounts, after satisfaction of the Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 5 Claims against any of the Debtors, shall become "Excess Chapter 11 Payables Reserve" and shall ultimately be paid to the holder(s) of Class 6 Claims, pursuant to Sections 4.6 and 6.1(F) of the Plan. In
                                         ------------     -----
no event shall the Sale Proceeds or the Cash of PPI be deemed part of the Chapter 11 Payables Reserve.

         1.22 "Claim" means any right to payment from any one of the Debtors
               -----
arising before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

     1.23 "Class" means a class of Claims or Interests as provided for in the
           -----
Plan.

     1.24 "Confirmation" means the entry of a Confirmation Order confirming this
           ------------
Plan at or after a hearing pursuant to section 1129 of the Bankruptcy Code.

     1.25 "Confirmation Date" means the date the Confirmation Order is entered
           -----------------
on the docket by the Clerk of the Bankruptcy Court.

     1.26 "Confirmation Order" means the order entered by the Bankruptcy Court
           ------------------
determining that this Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to section 1129 of the Bankruptcy Code.

     1.27 "Creditor" means "creditor" as defined in section 101(10) of the Code.
           --------

     1.28 "Debtors" means Greate Bay Casino Corporation, PPI Corporation, PCPI
           -------
Funding Corp., and PPI Funding Corp.

     1.29 "Disclosure Statement" means the Joint Disclosure Statement, Dated
           --------------------
December 28, 2001, Filed by the Debtors respecting the Plan, as approved by the Bankruptcy Court for submission to the Creditors, Interest holders, and parties-in-interest of the Debtors, and all amendments, supplements, appendices, and exhibits thereto Filed by the Debtors.

     1.30 "Disputed Claim" means a Claim against any one of the Debtors that is
           --------------
not an Allowed Claim.

     1.31 "Disputed Interest" means an Interest in any one of the Debtors that
           -----------------
is not an Allowed Interest.

     1.32 "Distributions" means the properties or interests in property to be
           -------------
paid or distributed hereunder to the holders of Allowed Claims.

     1.33 "Effective Date" means the first practicable Business Day after (A)
           --------------
the Confirmation Order has become a Final Order, and (B) all of the conditions required in Sections 9.1 and 10.1 of the Plan have either occurred or have been
            ------------     ----
expressly waived pursuant to Sections 9.2 and 10.2 of the Plan.
                             ------------     ----

     1.34 "Encumbrance" means, with respect to any interest in property, any
           -----------
mortgage, lien, pledge, charge, security interest, easement, or encumbrance of any kind whatsoever affecting such interest in property.

     1.35 "Estates" means the estates created in the Bankruptcy Case under
           -------
section 541 of the Bankruptcy Code.

     1.36 "Estimated Claim" means a Claim, the allowed amount of which has been
           ---------------
or is to be estimated by the Court under section 502(c) of the Code.

     1.37 "Excess Chapter 11 Payables Reserve" means any excess or residual
           ----------------------------------
amounts of "Chapter 11 Payables Reserve," after satisfaction of the Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 5 Claims against any of GBCC, PPI, PCPI Funding or PPI Funding which (if any there be) shall ultimately be paid to the holder(s) of Class 6 Claims, pursuant to Sections 4.6
                                                                   ------------
and 6.1(F) of the Plan.
---------

     1.38 "Exculpated Persons" shall have the meaning ascribed to such term in
           ------------------
Section 6.7 of the Plan.
-----------

     1.39 "Executory Contract" shall have the meaning set forth in section 365
           ------------------
of the Code.

     1.40 "File" or "Filed" means filed with the Bankruptcy Court in the
           ----      -----
Bankruptcy Case.

     1.41 "Final Order " means, as to any court, an order or judgment of such
           -----------
court, as entered on its docket, that is not interlocutory, and (A) as to which the time to seek an initial appeal or petition for rehearing has expired; and
(B) with respect to which order or judgment there is no stay on its execution or enforcement in effect. The pendency of an appeal, in the absence of a stay, will not preclude an order or judgment from being deemed a Final Order hereunder.

     1.42 "Four GBCC Promissory Notes to Hollywood" means those certain four
           ---------------------------------------
separate promissory notes, executed by GBCC and payable to the order of Hollywood Casino Corporation, pursuant to which there was an aggregate principal amount of $5,704,243.50, plus accrued interest of $4,422,425.00 due and owing as of the Petition Date, for a total of $10,126,668.50 due and owing, and which notes are more particularly described as follows:

          (A) An unsecured Promissory Note in the original principal amount of $1,250,000 dated October 29, 1993, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 14% per annum. The issuance of this promissory note was ratified by the three disinterested directors of the Board of GBCC at its meeting held on February 8, 1994. The funds that were lent by Hollywood Casino Corporation to GBCC were used in the operation of a facility known as the Holiday Inn/DFW North in Texas, which was owned by an entity of which GBCC was a partner and which GBCC operated pursuant to an operating agreement. This Promissory Note, as of the Petition Date, had an outstanding principal balance of $250,000 and accrued interest owing of $196,000.

          (B) An unsecured Promissory Note in the original principal amount of $3,000,000 dated July 12, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 13.75 % per annum. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18, 1996. The funds that were lent by Hollywood Casino Corporation to GBCC were immediately loaned from GBCC to GBHC, then still a wholly-owned indirect GBCC subsidiary, that owned and operated the Sands Hotel and Casino in Atlantic City, for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was canceled and released, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case No. 98-10001; Adv. Pro. No. 98-01220.) This Promissory Note, as of the Petition Date, had an outstanding principal balance of $1,954,243.50 and accrued interest owing of $2,017,779.22.

          (C) An unsecured Promissory Note in the original principal amount of $1,500,000 dated August 2, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 13.75 % per annum. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18, 1996. The funds that were lent by Hollywood Casino Corporation to GBCC were also immediately loaned from GBCC to GBHC for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was released and canceled, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case No. 98-10001; Adv. Pro. No. 98-01220.) This promissory note, as of the Petition Date, had an outstanding principal balance of $1,500,000 and accrued interest owing of $1,096,562.50.

          (D) An unsecured Promissory Note in the original principal amount of $2,000,000 dated August 7, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 13.75 % per annum. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18,

          1996. The funds that were lent by Hollywood Casino Corporation to GBCC were also immediately loaned from GBCC to GBHC, for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was released and canceled, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case No. 98-10001; Adv. Pro. No. 98-01220.) This promissory note, as of the Petition Date, had an outstanding principal balance of $2,000,000 and accrued interest owing of $1,462,083.33.

     1.43 "GBCC" means Greate Bay Casino Corporation, a publicly held
           ----
corporation organized under the laws of Delaware, and one of the Debtors herein, and the 100% direct parent of PPI, another one of the Debtors herein, and also a party to the Stock Purchase Agreement. Prior to December 31, 1996, GBCC was known as Pratt Hotel Corporation.

     1.44 "GBCC Common Stock" means the common stock of GBCC issued and
           -----------------
outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire GBCC Common Stock.

     1.45 "GBCC Guaranty" means the guaranty by GBCC of the PCPI Funding
           -------------
Replacement Note to PPI Funding, as more particularly described in the definition of "PCPI Funding Replacement Note to PPI Funding."

     1.46 "GBCC/Joplin DQ Promissory Note to PCPI Funding" means that certain
           ----------------------------------------------
promissory note dated February 23, 1988, in the amount of $22,164,357.59, duly executed by Joplin DQ Funding, Inc. (which was dissolved into GBCC, which assumed the liabilities of Joplin DQ Funding, Inc.), and payable to the order of PCPI Funding Corp., and bearing interest at the rate of 16.5% per annum.

     1.47 "GBCC $16,265,000 Indebtedness to PPI Funding" means those certain
           --------------------------------------------
non-interest bearing advances from PPI Funding to GBCC in the aggregate amount of $16,265,000, which multiple advances occurred on a series of dates starting in October 1994 through October 1997, and which advances were used for general operating purposes of GBCC.

     1.48 "GBCC $23,265,577 Promissory Note to PCPI Funding" means that certain
           ------------------------------------------------
promissory note dated February 23, 1988, in the amount of $23,265,577, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, by virtue of a corporate name change effectuated December 31, 1996), and payable to the order of PCPI Funding Corp., and bearing interest at the rate of 16.5% per annum.

     1.49 "GBCC $2,200,000 Indebtedness to PPI" means those certain non-interest
           -----------------------------------
bearing advances from PPI to GBCC in the aggregate amount of $2,200,000, which multiple advances occurred on a series of dates starting in March 1996 through October 1997, and which advances were used for general operating purposes of GBCC.

     1.50 "Hollywood Zero-Coupon Note from PPI Funding" means that certain
           -------------------------------------------
promissory note dated April 1, 1997, in the face amount of $84,602,548.66, duly executed by PPI Funding Corp., and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 14.875% per annum. This note, and the Split-Off Zero-Coupon Note from PPI Funding in the face amount of $13,750,000 (as later defined), were both given in renewal of the unpaid principal balance of, and in amendment and restatement of, that certain Secured Promissory Note (a.k.a. the "Original Zero-Coupon Note") in the amount of $110,635,739.40 dated February 17, 1994, executed by PPI Funding and payable to Hollywood Casino Corporation, in order to convert the Original Zero-Coupon Note into two (2) separate promissory notes. Further background information regarding the origin of the Hollywood Zero-Coupon Note from PPI Funding is more fully described at Section IV(B) of the Disclosure Statement. As of the Petition Date,
             -------------
the balance on the Hollywood Zero-Coupon Note from PPI Funding was $43,211,359.24 principal and $6,008,010.81 interest, for a total of $49,219,370.05.

     1.51 "HWCC" means HWCC-Holdings, Inc., a wholly owned subsidiary of
           ----
Hollywood Casino Corporation, who, by virtue of a capital contribution from Hollywood Casino Corporation, is the holder of the Four GBCC Promissory Notes to Hollywood and the Hollywood Zero-Coupon Note from PPI Funding, and, accordingly, is the largest creditor of GBCC (with a Claim against it in the amount of $10,126,668.50) and the largest creditor of PPI Funding (with a Claim against it in the amount of $49,219,370.05).

     1.52 "Intercompany Claims" means any indebtedness owed by any one of the
           -------------------
Debtors to another Debtor or Debtors, including: (a) PPI's Claim against GBCC in respect of the GBCC $2,200,000 Indebtedness to PPI; (b) PCPI Funding's Claim against GBCC in respect of the GBCC $23,265,577 Promissory Note to PCPI Funding;
(c) PCPI Funding's Claim against GBCC in respect of the GBCC/Joplin DQ Promissory Note to PCPI Funding; (d) PPI Funding's Claim against GBCC in respect of the GBCC $16,265,000 Indebtedness to PPI Funding; (e) PPI's Claim against PCPI Funding in respect of the PCPI $13,450 Indebtedness to PPI; (f) PPI Funding's Claim against PCPI Funding in respect of the PCPI Funding Replacement Note to PPI Funding; (g) PPI's Claim Against PPI Funding in respect of the Split-Off Zero-Coupon Note from PPI Funding; and (h) PPI's $350,000 Claim against GBCC.

     1.53 "Impaired" means, with respect to a Class of Claims or Interests under
           --------
the Plan, that the Plan alters the legal, equitable or contractual rights of the holders of Claims or Interests within that Class, as further described at section 1124 of the Bankruptcy Code.

     1.54 "Interest" means any and all rights or Claims arising out of the
           --------
purchase or ownership of the GBCC, PPI, PCPI Funding and PPI Funding Common Stock, and all rights and Claims arising out of contracts, options or warrants to purchase or sell such Common Stock.

     1.55 "Insurance Proceeds" means any and all proceeds in respect of third
           ------------------
party liability insurance policies, on which any one of the Debtors is an insured party, which proceeds would arise as a result of an event triggering insurance coverage to a third party.

     1.56 "Insured Claim" means an Allowed Claim against any one of the Debtors
           -------------
for which Insurance Proceeds would be available to pay such Allowed Claim.

     1.57 "Liquidating Trust" means that certain trust, substantially as
           -----------------
described in the form of Liquidating Trust Agreement included in the Plan Supplement, which Liquidating Trust may be established on behalf of and for the benefit of the Creditors, and the assets of which shall substantially consist of, as of the Effective Date, the following: the Chapter 11 Payables Reserve and the Miscellaneous Assets.

     1.58 "Liquidating Trust Agreement" means that certain form of agreement,
           ---------------------------
substantially in the form included in the Plan Supplement, which will give rise to and describe the Liquidating Trust.

     1.59 "Liquidating Trustee" means that Person, or such Person's successor,
           -------------------
selected in accordance with the Liquidating Trust Agreement, as trustee for the Liquidating Trust, to serve in the role of making Distributions under the Plan, possibly prosecuting and filing Claim objections or pursuing Causes of Action, and otherwise winding up any further business and responsibilities of these Estates (and pursuant to the Plan) after the Effective Date. Among other things, the Liquidating Trustee shall be the type of representative described in section 1123(b)(3)(B) of the Bankruptcy Code with authority to pursue Avoidance Actions.

     1.60 "Miscellaneous Assets" means (a) any deposits, unearned premiums, cash
           --------------------
values of insurance policies, or prepaids in which any of the Debtors may have rights, with respect to certain vendors or insurance companies, (b) the office furniture/furnishings of any of the Debtors, and (c) any other remaining assets, claims or rights of the Debtors after the implementation of the steps described at Section 6.1(C) of the Plan; provided, however, that the Miscellaneous Assets
   --------------
do not include the Cash that forms the Chapter 11 Payables Reserve nor the Cash of PPI that is disbursed pursuant to Section 6.1(B) of the Plan. The
                                     --------------
Miscellaneous Assets are estimated to have an aggregate value of less than $10,000.

     1.61 "PCPI Funding" means PCPI Funding Corp., a corporation organized under
           ------------
the laws of Delaware, and one of the Debtors herein, and a wholly owned, direct subsidiary of PPI.

     1.62 "PCPI Funding Common Stock" means the common stock of PCPI Funding
           -------------------------
issued and outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire PCPI Common Stock.

     1.63 "PCPI Funding Replacement Note to PPI Funding" means that certain
           --------------------------------------------
promissory note dated March 31, 1995, in the deemed principal amount of $40,524,055, with accrued interest of $25,495,577, duly executed by PCPI Funding, and payable to the order of PPI Funding, and bearing interest at the rate of 15.5% per annum, and guaranteed by GBCC and PPI.

     1.64 "PCPI Funding $13,450 Indebtedness to PPI" means those certain
           ----------------------------------------
non-interest bearing advances from PPI to PCPI Funding in the amount of $13,450 (advanced for payment of trade debt).

     1.65 "Person" means any individual, corporation, general partnership,
           ------
limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the Office of the United States Trustee, unofficial committee of creditors or equity holders or other entity.

     1.66 "Petition Date" means December 28, 2001, the date on which Debtors
           -------------
filed their voluntary Chapter 11 petitions.

     1.67 "Plan" means this Joint Chapter 11 Plan Dated December 28, 2001, in
           ----
its present form, or as it may be amended, modified, and/or supplemented from time to time in accordance with the Bankruptcy Code, or by agreement of the Debtors, or by order of the Bankruptcy Court, as the case may be.

     1.68 "Plan Supplement" means the documents, including the form of Notice of
           ---------------
Effective Date (disclosing, among other things, the identity of the Liquidating Trustee), the Notice of any Executory Contracts or Unexpired Leases being Assumed (and/or Assumed and Assigned) by the Debtors, and such other documents as may be necessary or advisable to effectuate the Plan, which documents shall be contained in a separate Plan Supplement filed with the Clerk of the Bankruptcy Court at least fifteen (15) days prior to the date on which the Confirmation Hearing shall first commence, or such other deadline as is ordered by the Bankruptcy Court. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during hours established therefor. Holders of Claims against and Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors. The Plan Supplement shall for all purposes be deemed incorporated into and become a part of the Plan as if fully set forth herein.

     1.69 "PPI" means PPI Corporation, a corporation organized under the laws of
           ---
New Jersey, and one of the Debtors herein, and a wholly owned, direct subsidiary of GBCC, and also a party to the Stock Purchase Agreement.

     1.70 "PPI Common Stock" means the common stock of PPI issued and
           ----------------
outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire PPI Common Stock.

     1.71 "PPI Funding" means PPI Funding Corp., a corporation organized under
           -----------
the laws of Delaware, and one of the Debtors herein, and a wholly owned, direct subsidiary of PPI.

     1.72 "PPI Funding Common Stock" means the common stock of PPI Funding
           ------------------------
issued and outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire PPI Funding Common Stock.

     1.73 "PPI Guaranty" means the guaranty by PPI of the PCPI Funding
           ------------
Replacement Note to PPI Funding, as more particularly described in the definition of "PCPI Funding Replacement Note to PPI Funding."

     1.74 "PPI's $350,000 Claim against GBCC" means the Claim that PPI has
           ---------------------------------
against GBCC in respect of certain interest that accrued on the Four GBCC Promissory Notes to Hollywood prior to April 1, 1997, and which Hollywood Casino Corporation assigned to PPI in a transaction that occurred April 1, 1997.

     1.75 "Pro Rata" means proportionately so that, with respect to an Allowed
           --------
Claim or Allowed Interest, the ratio of (A) (1) the amount of payments or other property distributed on account of a particular Allowed Claim or Allowed Interest to (2) the amount of the Allowed Claim or Allowed Interest, is the same as the ratio of (B)(1) the amount of payments or other property distributed on account of all Allowed Claims or Allowed Interests which are entitled to receive such payments or other property to (2) the amount of all Allowed Claims or Allowed Interests which are entitled to receive such payments or other property.

     1.76 "Purchaser" means ACSC Acquisitions, Inc., a wholly owned subsidiary
           ---------
of Bally Gaming, Inc., who under the terms of the Stock Purchase Agreement, dated December 19, 2001, attached hereto as Exhibit "1," proposes to purchase all of the ACSC Common Stock for the sum of $14.6 million, subject to certain purchase price adjustments and other adjustments described in the Stock Purchase Agreement, all as further described in the Stock Purchase Agreement, the Sale Motion and in Section V(B) of the Disclosure Statement.
              ------------

     1.77 "Record Date_Balloting" means the date fixed by the Bankruptcy Court
           ---------------------
or designated by the Debtors, prior to distribution of ballots for voting on the Plan, as the record date for determination of the holders of other Claims that may vote on the Plan. The Record Date_Balloting shall be _______________.

     1.78 "Record Date_Distributions" means the date fixed by the Bankruptcy
           -------------------------
Court or designated by the Debtors, prior to the entry of the Confirmation Order, as the record date for determination of the holders of other Claims that are entitled to receive Distributions in connection with the Plan. Unless otherwise ordered by the Bankruptcy Court, the Record Date_Distributions shall be the date the Bankruptcy Court enters the Confirmation Order.

         1.79     "Rejection Claim" means a Claim resulting from the rejection
                   ---------------
of a lease or executory contract by a Debtor.

         1.80     "Released Matters" shall have the meaning ascribed to such
                   ----------------
term in Section 6.8 of the Plan.
        -----------

         1.81     "Releasees" shall have the meaning ascribed to such term in
                   ---------
Section 6.8 of the Plan.
-----------

         1.82     "Sale" means that certain proposed sale outside the ordinary
                   ----
course of business, pursuant to section 363 of the Bankruptcy Code, by the Debtor, PPI, of the ACSC Common Stock, to Purchaser, pursuant to the Stock Purchase Agreement, or to a competing bidder (if so ordered by the Bankruptcy Court), which Sale is anticipated to be consummated prior to the commencement of solicitation on this Plan, and as further prescribed by the Sale Order.

         1.83     "Sale Motion" means that certain "Debtor, PPI Corporation's,
                   -----------
Motion for Order Authorizing Private Sale of the Common Stock of Wholly Owned Non-Debtor Subsidiary, Advanced Casino Systems Corporation, Free and Clear of Liens, Claims and Encumbrances, Pursuant to 11 U.S.C. (S) 363(f) and F.R.B.P. 6004, and for Authority to Assume Stock Purchase Agreement Relating Thereto, Pursuant to 11 U.S.C. (S) 365," filed by the Debtor, PPI, on the Petition Date, seeking approval of the Sale and entry of the Sale Order.

         1.84     "Sale Order" means that certain Order, as entered by the
                   ----------
Bankruptcy Court, approving the Sale and the Sale Motion, and, more specifically, approving the Debtors' assumption and implementation of the Stock Purchase Agreement, and otherwise authorizing, pursuant to Sections 363 and 365 of the Bankruptcy Code, the sale outside the ordinary course of business of the ACSC Common Stock to Purchaser (or to a higher and better qualified bidder, if applicable). It is contemplated that the Sale Order will be entered prior to the commencement of solicitation of this Plan.

         1.85     "Sale Proceeds" means (a) the sum of $14.6 million, subject to
                   -------------
certain purchase price adjustments and other adjustments described in the Stock Purchase Agreement, that being the proceeds of the sale of the ACSC Common Stock to Purchaser, as set forth in the Stock Purchase Agreement, or (b) such other amount realized by the Debtor, PPI, from the sale of the ACSC Common Stock, in the event that the Bankruptcy Court orders an auction thereof or there is otherwise a further competitive bidding process for the ACSC Common Stock and a higher and better price is obtained for it.

         1.86     "Schedules" means the Schedules of Assets and Liabilities,
                   ---------
Statement of Financial Affairs and Statement of Executory Contracts Filed by the Debtors with the Bankruptcy Court, as amended or supplemented on or before the Effective Date, listing the liabilities and assets of the Debtors.

         1.87     "SEC" means the Securities and Exchange Commission.
                   ---

         1.88     "SEC Reports" means those quarterly and annual reports filed
                   -----------
with the Securities and Exchange Commission by GBCC, PPI, PCPI Funding and PPI Funding.

         1.89     "Securities Act" means the Securities Act of 1933, as amended.
                   --------------

         1.90     "Security Agreement" means the documentation under which a
                   ------------------
lien against property is reflected.

         1.91     "Split-Off Zero-Coupon Note from PPI Funding" means that
                   -------------------------------------------
certain promissory note dated April 1, 1997, duly executed by PPI Funding, and payable to the order of Hollywood Casino Corporation, in the face amount of $13,750,000, and bearing interest at the rate of 14.875% per annum. This note, and the Hollywood Zero-Coupon Note from PPI Funding, as hereinabove defined, were both given in renewal of the unpaid principal balance of, and in amendment and restatement of, that certain Secured Promissory Note (a.k.a. the "Original Zero-Coupon Note") in the amount of $110,635,739.40 dated February 17, 1994, executed by PPI Funding and payable to Hollywood Casino Corporation, in order to convert the Original Zero-Coupon Note into two (2) separate promissory notes. This note was subsequently assigned by Hollywood Casino Corporation to PPI. Further background information regarding the origin and history of the Split-Off Zero-Coupon Note from PPI Funding is more fully described at Section IV(B) of
                                                             -------------
the Disclosure Statement. As of the Petition Date, the balance on the Split-Off Zero-Coupon Note from PPI Funding was $15,492,168.00.

         1.92     "Stock Purchase Agreement" means that certain agreement,
                   ------------------------
substantially in the form attached hereto as Exhibit "1", executed on December
                                             -----------
19, 2001, by Purchaser, PPI, GBCC, and ACSC (with the consent of HWCC), pursuant to which Purchaser will acquire all of the ACSC Common Stock, subject to Bankruptcy Court approval (as requested in the Sale Motion), and subject also to a possible auction or further competitive bidding process.

         1.93     "Unclaimed Distribution" means, in respect of any Class of
                   ----------------------
Claims, all Cash or other property deemed to be "Unclaimed Distributions" pursuant to Section 7.7(B) of the Plan.
            --------------

         1.94     "Unclassified Claims" means Administrative Claims and Tax
                   -------------------
Claims which, pursuant to Section 1123(a)(1) of the Bankruptcy Code, are not required to be classified.

         1.95     "Unexpired Lease" shall have the meaning set forth in section
                   ---------------
365 of the Code.

         1.96     "Unliquidated or Contingent Claim" means any Claim, the amount
                   --------------------------------
of which is undetermined or the liability for which is not proven or is contingent, as reflected in either the Schedules or the Proof of Claim filed by any Creditor.

         1.97     "Unsecured Claim" means any Claim against any one or more of
                   ---------------
the Debtors that arose or that is deemed by the Bankruptcy Code to have arisen prior to the Petition Date, including, but not limited to, trade claims and Rejection Claims, and that is not a Claim or an Interest expressly classified in any other Class.

         1.98     "Unsecured Convenience Claim" means any Unsecured Claim
                   ---------------------------
against any one or more of the Debtors, other than an Intercompany Claim, which is either (i) $15,000 or less in amount or (ii) in excess of $15,000, but whose holder elects to accept $15,000 Cash in full satisfaction of such Claim. Unsecured Convenience Claims are classified in Class 5 in this Plan.

                                    ARTICLE 2

                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS
               AND SPECIFICATION OF IMPAIRED OR UNIMPAIRED STATUS

         2.1      Summary. The following is a designation of the Classes of
                  -------
Claims and Interests under this Plan and a specification of which Classes are impaired or not impaired. In accordance with section 1123(a)(1) of the Bankruptcy Code, Allowed Administrative Claims and Allowed Tax Claims described in Article 3 of this Plan have not been classified and are excluded from the
   ---------
following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest to which an objection has been interposed or with regard to which the Debtors anticipate interposing a timely objection unless and until the Claim or Interest becomes an Allowed Claim or Allowed Interest.

         Class                                       Status
         -----                                       ------

A.       Claims

Class 1:        HWCC's Claim against                 Impaired - entitled to vote
                PPI Funding, in respect
                of respect of the Hollywood
                Zero-Coupon Note from PPI
                Funding, which Claim is Allowed
                by this Plan in the total amount
                of $49,219,370.05.

Class 2:        Intercompany Claims Against GBCC     Impaired - entitled to vote

                  (consisting of: (a) PPI's Claim
                  against GBCC in respect of the
                  GBCC $2,200,000 Indebtedness to
                  PPI; (b) PPI's $350,000 Claim
                  against GBCC; (c) PCPI Funding's
                  Claim against GBCC in respect of
                  the GBCC $23,265,577 Promissory
                  Note to PCPI Funding; (d) PCPI
                  Funding's Claim against GBCC in
                  respect of the GBCC/Joplin DQ
                  Promissory Note to PCPI Funding;
                  and (e) PPI Funding's Claim
                  against GBCC in respect of the
                  GBCC $16,265,000 Indebtedness to
                  PPI Funding).

Class 3:          Intercompany Claims Against PCPI   Impaired - entitled to vote
                  Funding

                  (consisting of: (a) PPI's Claim
                  against PCPI Funding in respect
                  of the PCPI $13,450 Indebtedness
                  to PPI; and (b) PPI Funding's
                  Claim against PCPI Funding in
                  respect of the PCPI Funding
                  Replacement Note to PPI
                  Funding).

Class 4:          Intercompany Claims Against        Impaired - entitled to vote
                  PPI Funding

                  (consisting of PPI's Claim
                  Against PPI Funding in respect
                  of the Split-Off Zero-Coupon
                  Note from PPI Funding).

Class 5:          Unsecured Convenience Claims       Impaired - entitled to vote
                  against any of GBCC, PPI, PCPI
                  Funding or PPI Funding

                  (consisting of any trade claim
                  or other Unsecured Claim in the
                  amount of $15,000 or less, or
                  any that elect to reduce their
                  Claims to $15,000; any such
                  Claims are believed to be only
                  against GBCC).

Class 6:          General Unsecured Claims           Impaired - entitled to vote
                  against any of GBCC, PPI, PCPI

                  Funding, or PPI Funding, not
                  otherwise classified

                  (Class 6 is believed to consist
                  only of the Claims of HWCC in
                  respect of the Four GBCC
                  Promissory Notes to Hollywood,
                  which Claims are Allowed by this
                  Plan in the aggregate amount of
                  $10,126,668.50).

B.       Interests

Class 7:          Interests of GBCC's                Impaired - not entitled to
                  Equity Security Holder             vote (deemed to reject; 11
                                                     U.S.C. (S) 1126(g))

Class 8:          Interests of PPI's                 Impaired - entitled to vote
                  Equity Security Holder

Class 9:          Interests of PCPI Funding's        Impaired - entitled to vote
                  Equity Security Holder

Class 10:         Interests of PPI Funding's         Impaired - entitled to vote
                  Equity Security Holder

         2.2 Impairment Controversies. If a controversy arises as to whether any Class of Claims or Equity Interests is impaired under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine the controversy.

                                    ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS

         3.1      Allowed Administrative Claims.

         A. General. Subject to the bar date provisions herein (to the extent applicable), each holder of an Allowed Administrative Claim shall receive Cash (from the Chapter 11 Payables Reserve) equal to the unpaid portion of such Allowed Administrative Claim on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Administrative Claim, and (3) such other date as is mutually agreed upon by (a) the Debtors and/or the Liquidating Trustee and (b) the holder of such Claim.

                  (1)      Bar Date for Administrative Claims.

                (a)  General Provisions. Except as provided in Section 3.1(C)
                                                               --------------
hereinbelow, and except with regard to statutory fees pursuant to 28 U.S.C. 1930, requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, the Estates, the Liquidating Trustee, any of their affiliates, or any of their respective property.

                (b) Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Bankruptcy Case) shall File and serve on the Debtors and/or Liquidating Trustee and their counsel, any official committee appointed in this Bankruptcy Case and its counsel, and the United States Trustee an application for final allowance of compensation and expenses no later than forty- five (45) days after the Effective Date. Any professional fees and reimbursements of expenses incurred by Debtors or any official committees (or any successor thereto), relating solely to the closing of the transactions contemplated by the Plan, objections to Claims and the prosecution of fee applications subsequent to the Effective Date, shall be paid by the Liquidating Trustee from the remaining Chapter 11 Payables Reserve without application to the Bankruptcy Court.

                (c) Objections to Administrative Claims, Including Those of Professionals. Objections to requests for payment of Administrative Claims (including objections to applications of professionals for compensation or reimbursement of expenses) must be Filed and served on the claimant and/or professional to whom the objection is addressed, the Debtors and/or Liquidating Trustee, any official committee, and the United States Trustee, no later than sixty-five (65) days after the Effective Date.

        B. Payment of Statutory Fees. Notwithstanding any other provision of this Plan, all fees payable pursuant to 28 U.S.C. 1930 shall be paid in Cash when due by the Debtors and/or the Liquidating Trustee.

        C. Ordinary Course Liabilities. Notwithstanding any other provision of this Plan, holders of Administrative Claims based on liabilities incurred postpetition in the ordinary course of the Debtors' business shall not be required to File any request for payment of such Claims, and such obligations shall be paid as they become due by the Debtors and/or the Liquidating Trustee, unless the Debtors and/or the Liquidating Trustee and a holder of such a Claim otherwise mutually agree.

         3.2 Allowed Tax Claims. The holders of Allowed Tax Claims shall be paid in full in Cash (from the Chapter 11 Payables Reserve) on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Tax Claim, and (3) such other date as is mutually agreed upon by the Debtors and/or the Liquidating Trustee and the holder of such Claim.

                                    ARTICLE 4

                                  TREATMENT OF
                         CLASSIFIED CLAIMS AND INTERESTS

         4.1 Class 1 - HWCC's Claim against PPI Funding in respect of the Hollywood Zero-Coupon Note from PPI Funding, in the total Allowed Amount of $49,219,370.05. The Allowed Class 1 Claim shall be discharged, extinguished and satisfied in full by the distribution to the Class 1 holder of the following consideration on the Effective Date: the Sale Proceeds and the existing Cash of PPI (as further described in Section 6.1(B) of the Plan).
                             --------------

         4.2 Class 2 - Intercompany Claims Against GBCC (consisting of: (a) PPI_s Claim against GBCC in respect of the GBCC $2,200,000 Indebtedness to PPI;
(b) PPI's $350,000 Claim against GBCC; (c) PCPI Funding_s Claim against GBCC in respect of the GBCC $23,265,577 Promissory Note to PCPI Funding; (d) PCPI Funding_s Claim against GBCC in respect of the GBCC/Joplin DQ Promissory Note to PCPI Funding; and (e) PPI Funding_s Claim against GBCC in respect of the GBCC $16,265,000 Indebtedness to PPI Funding). The Allowed Class 2 Claims shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Section 6.1(C) of the Plan.
                                     --------------

         4.3 Class 3 - Intercompany Claims Against PCPI Funding (consisting of:
(a) PPI_s Claim against PCPI Funding in respect of the PCPI Funding $13,450 Indebtedness to PPI; and (b) PPI Funding's Claim against PCPI Funding in respect of the PCPI Funding Replacement Note to PPI Funding). The Allowed Class 3 Claims shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Section 6.1(C) of the Plan.
                                                     --------------

         4.4 Class 4 - Intercompany Claims Against PPI Funding (consisting only of PPI_s Claim Against PPI Funding in respect of the Split-Off Zero-Coupon Note from PPI Funding). The Allowed Class 4 Claim shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Section 6.1(C) of the Plan.
                    --------------

         4.5 Class 5 - Unsecured Convenience Claims against any of GBCC, PPI, PCPI Funding or PPI Funding (trade claims or other). To the extent necessary for purposes of section 1122 of the Code, the Allowed Unsecured Convenience Claims against each of GBCC, PPI, PCPI Funding and PPI Funding shall be deemed classified in separate sub-Classes hereunder (however, the Debtors believe that there are only Class 5 Claims against GBCC). The Allowed Class 5 Claims shall be discharged, extinguished, and satisfied in full, by the distribution of Cash to each holder of an Allowed Class 5 Claim, in the full amount of any such holder's Allowed Claim (from the Chapter 11 Payables Reserve or, alternatively, from Insurance Proceeds if any such Claim is an Insured Claim), on the later of (A) the Effective Date or as soon as practicable thereafter; (B) the date on which any such Claim becomes an Allowed Claim; and (C) such other date as is mutually agreed upon by the Debtors and/or the Liquidating Trustee and the holder of any such Claim. Notwithstanding the foregoing, any right of setoff that the Debtors may have with regard to any of these Claims is preserved.

         4.6 Class 6 - General Unsecured Claims Against any of GBCC, PPI, PCPI Funding or PPI Funding, not Otherwise Classified (believed to consist only of HWCC's Claims against GBCC in respect of the Four GBCC Promissory Notes to Hollywood, in the aggregate Allowed Amount of $10,126,668.50). To the extent necessary for purposes of section 1122 of the Code, the Allowed General Unsecured Claims against each of GBCC, PPI, PCPI Funding and PPI Funding shall be deemed classified in separate sub-Classes hereunder. The Allowed Class 6 Claims, shall be discharged, extinguished and satisfied in full by the distribution to the Class 6 holder(s) of the following consideration, on or as soon as practicable after, the Effective Date: the Excess Chapter 11 Payables Reserve and the Miscellaneous Assets. To the extent that there is more than one holder of an Allowed Claim in this Class, the holders shall share Pro Rata in the Excess Chapter 11 Payables Reserve and the Miscellaneous Assets.

         4.7 Class 7 - Interests of the holders of the GBCC Common Stock. The Allowed Class 7 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The Holders of the Class 7 Interests will not receive any distribution on account of their Interests.

         4.8 Class 8 - Interests of the holder of the PPI Common Stock. The Allowed Class 8 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 8 Interests (GBCC) shall receive the remaining assets of PPI at the time of the merger described in Section 6.1(C) of the Plan.
                    --------------

         4.9 Class 9 - Interests of the holder of the PCPI Funding Common Stock. The Allowed Class 9 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 9 Interests (PPI) shall receive the remaining assets of PCPI at the time of the merger described in Section 6.1(C) of the Plan.
                    --------------

     4.10 Class 10 - Interests of the holder of the PPI Funding Common Stock. The Allowed Class 10 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 10 Interests (PPI) shall receive the remaining assets of PPI Funding at the time of the merger described in Section 6.1(C) of the Plan.
                                    --------------

                                    ARTICLE 5

                       ACCEPTANCE OR REJECTION OF THE PLAN

     5.1 Voting Classes. The holders of Claims and Interests in Classes 1-6 and 8-10 are impaired and shall be entitled to vote to accept or reject the Plan.

     5.2 Presumed Rejection of Plan. The holders of Interests in Class 7 are also impaired under the Plan, but are conclusively deemed to reject the plan pursuant to 11 U.S.C. (S)1126(g), since their Interests are canceled and they are receiving no distribution of property of any kind under the Plan.


                                    ARTICLE 6

                     MEANS FOR EXECUTION AND IMPLEMENTATION
                                   OF THE PLAN

     6.1 Plan Implementation Steps Occurring on or around the Effective Date. On the Effective Date, or as soon as practicable thereafter, the following events shall occur in the following sequence:

      A.  PPI's Contribution to PPI Funding of Sale Proceeds and Cash. PPI,
          -----------------------------------------------------------
          which will be holding the Sale Proceeds, between the time of the consummation of the Sale, pursuant to the Sale Order, and the Effective Date, shall immediately make a capital contribution to PPI Funding of: (1) the Sale Proceeds, as well as (2) PPI's other Cash that it has on hand (in addition to the Sale Proceeds).

      B.  Distribution of Sale Proceeds and PPI's Cash to HWCC. PPI Funding
          ----------------------------------------------------
          shall immediately thereafter distribute: (1) the Sale Proceeds, and
          (2) PPI's other Cash that it has on hand (in addition to the Sale Proceeds) to HWCC, on account of its Allowed Class 1 Claim, in respect of the Hollywood Zero-Coupon Note from PPI Funding.

      C.  Simultaneous Merger of PPI, PCPI Funding and PPI Funding with and
          -----------------------------------------------------------------
          into GBCC. Simultaneously thereafter, each of PPI, PCPI Funding and
          ---------
          PPI Funding shall merge with and into GBCC. In the process, all of the Intercompany Claims (in

     Classes 2, 3, and 4) will essentially be eliminated and will be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger. Similarly, the PPI Common Stock (Class 8), the PCPI Funding Common Stock (CLASS 9), and the PPI Funding Common Stock (Class 10) shall be canceled by virtue of this merger, with GBCC succeeding to all of the remaining assets and liabilities of PPI, PCPI Funding, and PPI Funding.

     After the implementation of the merger, GBCC will have the following known assets:

          ASSETS
          ------

          -Cash (GBCC's own Cash, as well as possibly a negligible amount of Cash that either PCPI Funding or PPI Funding had on hand)
          -Miscellaneous Assets (deposits, prepaids, furniture, etc.)

     Additionally, after the implementation of the merger, GBCC will have the following liabilities:

          LIABILITIES
          -----------

          -Administrative Claims against any of the Debtors
          -Tax Claims against any of the Debtors
          -Class 5 Unsecured Convenience Claims against any of the Debtors -Class 6 General Unsecured Claims against any of the Debtors

     Class 6 is believed to consist only of the Claims of HWCC in respect of the Four GBCC Promissory Notes to Hollywood. Class 5 is believed to consist of only a handful of vendor claims against GBCC.

D.   Establishment of the Chapter 11 Payables Reserve, Conveyance of Chapter 11
     --------------------------------------------------------------------------
     Payables Reserve and Miscellaneous Assets to Liquidating Trustee, and
     ---------------------------------------------------------------------
     Distributions to holders of any Allowed Administrative Claims, Allowed Tax
     --------------------------------------------------------------------------
     Claims, and Allowed Unsecured Convenience Claims in Class 5. On the
     -----------------------------------------------------------
     Effective Date, after Steps A-C of this Section 6.1, GBCC shall set aside
                                             -----------
     the Cash it has on hand and such Cash shall constitute the Chapter 11 Payables Reserve. GBCC shall immediately convey the Chapter 11 Payables Reserve to the Liquidating Trustee. GBCC shall also immediately convey the Miscellaneous Assets to the Liquidating Trustee. The Liquidating Trustee shall forthwith make the Cash Distributions required under the Plan to any holder of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Unsecured Convenience Claims in Class 5 against any of GBCC, PPI, PCPI Funding or PPI Funding from the Chapter 11 Payables Reserve, unless the Debtors and any holder of such a Claim shall have otherwise mutually agreed. In addition to making such Distributions, the Liquidating

     Trustee shall set aside and hold in reserve any undistributed Chapter 11 Payables Reserve for any Administrative Claims, Tax Claims, and Unsecured Convenience Claims in Class 5 that are not yet Allowed Claims as of the Effective Date, until such time as such Claims have become resolved by a Final Order.

E.   Cancellation of GBCC Common Stock and Equity Interests. At this stage, GBCC
     ------------------------------------------------------
     will have no remaining assets (having conveyed all remaining assets to the Liquidating Trustee). The Interests of the holders of the GBCC Common Stock (CLASS 10) shall be canceled and there shall be no distribution to the holders of GBCC Common Stock. GBCC will be dissolved.

F.   Distribution of any Excess Chapter 11 Payables Reserve and Miscellaneous
     ------------------------------------------------------------------------
     Assets to holder(s) of Allowed Class 6 Claims. At this stage, the only
     ----------------------------------------------
     remaining assets available for distribution will be: (1) any Excess Chapter 11 Payables Reserve (held by the Liquidating Trustee), after satisfaction of the Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 5 Convenience Claims against the Debtors, as well as (2) any Miscellaneous Assets. On the Effective Date or as soon thereafter as practicable (at the earliest practicable time after all Disputed Claims and other Claims against the Debtors not yet Allowed as of the Effective Date have become resolved by a Final Order), the Liquidating Trustee will distribute any Excess Chapter 11 Payables Reserve and the Miscellaneous Assets to the holder(s) of Class 6 Claims in full discharge of the Class 6 Claims. Once again, the Debtors believe that the only Claims that will be Allowed in Class 6 will be HWCC's Claims in respect of the Four GBCC Promissory Notes to Hollywood. To the extent that there is more than one holder of an Allowed Claim in this Class, the holders shall share Pro Rata in the Excess Chapter 11 Payables Reserve. Additionally, if HWCC is the only holder of an Allowed Class 6 Claim, the Liquidating Trustee may distribute any Miscellaneous Assets that are not readily convertible into Cash to HWCC in kind. If there is more than one holder of an Allowed Class 6 Claim, the Liquidating Trustee will liquidate and convert to Cash any Miscellaneous Assets and then distribute the proceeds Pro Rata among the Allowed Class 6 Claimants.


6.2 Merger of Corporate Entities. In order to optimize the benefits of the Plan for the Debtors' Estates and their Creditors, certain corporate consolidation (i.e., the merger of PPI, PCPI Funding and PPI Funding into GBCC) and other transactions with or among related entities are occurring as of the Effective Date. Notwithstanding the occurrence of any such consolidation or other transactions as of the Effective Date, Persons holding Claims against or Interests in any Debtor are receiving treatment under the Plan that is at least as favorable as any treatment to which such Creditor or Interest holder would have been entitled to receive if such consolidation or transactions had not occurred. This is largely due to the fact that the only Creditor that is expected to have an Allowed Claim against any of these Debtors (excluding

     Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 6 Unsecured Convenience Claims-all of which will be paid in Cash in full) is HWCC. As further explained in Section XIII(B) of the Disclosure Statement,
                                   ---------------
     even if there are other third-party Creditors who are granted Allowed Claims in Class 6 in this Bankruptcy Case, this Plan affords at least as favorable treatment to such Creditors as they would be entitled in a Chapter 7 case in which no merger and/or no substantive consolidation were involved.

6.3 Transfer of Assets to the Liquidating Trust. On the Effective Date, pursuant to Section 6.1(D) hereinabove, GBCC shall deliver the Chapter 11
                 --------------
     Payables Reserve and the Miscellaneous Assets to the Liquidating Trust, on behalf of and for the benefit of the holders of Allowed Administrative Claims, Allowed Tax Claims, the Allowed Class 5 Claims, and Allowed Class 6 Claims, all of whom shall collectively be the beneficial interest holders of the Liquidating Trust.

6.4 Ratification of Liquidating Trust Agreement. On the Effective Date, each Creditor will be deemed to have ratified and become bound by the terms of the Liquidating Trust Agreement. The Liquidating Trust Agreement shall become effective upon its execution by the Debtors and acceptance by the Liquidating Trustee.

A. Powers and Duties. The Liquidating Trustee shall have the powers, duties and obligations specified in this Plan and the Liquidating Trust Agreement.

B. Compensation of Liquidating Trustee. The Liquidating Trustee shall be entitled to receive from the Trust Estate compensation for his services as Liquidating Trustee substantially in accordance with the description in the Liquidating Trust Agreement, which compensation shall be approved by the Court at the Confirmation Hearing. The Liquidating Trustee shall also be reimbursed by the Trust Estate for all reasonable out-of-pocket expenses incurred by the Liquidating Trustee in the performance of his duties.

C. Limitation of Liability. The Liquidating Trustee shall use reasonable discretion in exercising each of the powers herein granted. No Liquidating Trustee or any attorney, agent, or servant of the Liquidating Trustee shall be personally liable in any case whatsoever arising in connection with the performance of obligations under this Plan, whether for their acts or their failure to act unless they shall have been guilty of willful fraud or gross negligence.

     The Liquidating Trustee may consult with attorneys, accountants, and agents, and the opinions of the same shall be full protection and justification to the Liquidating

     Trustee and his employees for anything done or admitted or omitted or suffered to be done in accordance with said opinions. The Liquidating Trustee shall not be required to give any bond for the faithful performance of his duties hereunder or under the Liquidating Trust Agreement.

D. Right to Hire Professionals and Agents. The Liquidating Trustee shall have the right to reasonably utilize the services of attorneys or any other professionals which, in the discretion of the Liquidating Trustee, are necessary to perform the duties of the Liquidating Trustee. Reasonable fees and expenses incurred by the attorneys, accountants or other agents of the Liquidating Trustee shall be paid by the Liquidating Trust. The Liquidating Trustee may hire agents to effect distributions from the Liquidating Trust, and may pay the reasonable fees and expenses of such agents.

E. Tax Treatment of the Liquidating Trust. It is intended that the Liquidating Trust will be treated as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d). Accordingly, for federal income tax purposes, the transfer and assignment of the assets, as described in
     Section 6.1(D) hereinabove shall be treated as a deemed transfer and
     --------------
     assignment of such assets to the holders of Claims who are beneficiaries of the Trust, followed by a deemed transfer and assignment by such holders to the Liquidating Trust. The Liquidating Trust shall be treated as a grantor trust owned by such holders. Each owner of an interest in the Liquidating Trust shall be considered for tax purposes to own an undivided interest in the assets of the Liquidating Trust. The Liquidating Trustee shall provide any Creditor with an Allowed Administrative Claim, Allowed Tax Claim, Allowed Class 5 Claim, or Allowed Class 6 Claim with a valuation of the assets transferred to the Liquidating Trust and such valuation shall be used consistently by the Debtors, the Liquidating Trust and all Creditors for all federal income tax purposes. All items of income, deduction, credit or loss of the Liquidating Trust shall be allocated for federal, state and local income tax purposes on a current basis among the Creditors, as set forth in the Liquidating Trust Agreement; provided, however, that to the extent that any item of income cannot be allocated to a particular Creditor in the taxable year in which it arises, the Liquidating Trust shall pay the federal, state, and local taxes attributable to such income (net of related deductions) at the highest rate applicable to trusts (for federal tax purposes, 39.6% currently). The Liquidating Trust shall file annual information returns as a grantor trust pursuant to Treasury Regulations
     Section 1.671-4(a) that will include information concerning the allocation of items of income, gain or loss, deduction or credit to the Creditors. Each Creditor will receive a copy of such information return.


F. Termination of Liquidating Trust. The duties, powers and responsibilities of the Liquidating Trustee shall terminate two years after the Effective Date or, if earlier, upon the liquidation and distribution to the holders of beneficial interests in the Liquidating Trust of all proceeds in the Liquidating Trust estate in accordance with this Plan. If all proceeds in the Liquidating Trust have not been distributed to holders of beneficial interests in the Liquidating Trust, the term of the Liquidating Trust may be extended from time to time by order of the Bankruptcy Court for such period or periods as it determines are reasonable, such determination to be made within six months of the beginning of the extended period.

6.5 Cancellation of GBCC Common Stock and Ultimate Dissolution of GBCC. As of the Effective Date, the GBCC Common Stock shall be terminated and statements of resolution and any other documentation governing such GBCC Common Stock shall be rendered void. After the transfer of assets from GBCC to the Liquidating Trustee described in Section 6.1(D) of the Plan, and the
                                             --------------
     cancellation of the GBCC Common Stock as described in Section 6.1(E) of the
                                                           --------------
     Plan, the officers of the GBCC shall sign and file articles of dissolution for GBCC with the Secretary of State of the State of Delaware, substantially in the form that will be included with the Plan Supplement (the "Articles of Dissolution"). Pursuant to [Delaware law], no approval of the shareholders or directors of GBCC shall be required for the filing of the Articles of Dissolution.

6.6 Corporate Action. Upon entry of the Confirmation Order, the events and/or transactions set forth in Section 6.1 hereinabove shall be and be deemed
                               -----------
     authorized and approved in all respects. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the respective Debtors, including the merger of PPI, PCPI Funding and PPI Funding with and into GBCC, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors. On the Effective Date, the Debtors and the Liquidating Trustee shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan in the name of and on behalf of the Debtors and/or the Estates.

6.7 Objections to Claims. Except as otherwise provided for with respect to Administrative Claims and applications of professionals for compensation and reimbursement of expenses, as provided in Section 3.1(A) hereof, or as
                                                   --------------
     otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, shall be Filed and served upon the holder of such Claim not later than the later of (A) forty-five (45) days after the Effective Date, and (B) forty-five (45) days after a proof of claim is Filed, unless this period is extended by the Court on request of a party seeking to object. After the Effective Date, the Liquidating Trustee shall be the sole entity with standing to object to Claims (other than Claims of professionals for compensation and reimbursement of expenses). The Liquidating Trustee shall remain in existence for at least until such time as all Disputed Claims and other Claims not yet Allowed as of the Effective Date have become resolved by a Final Order.

6.8  Retention Of Causes Of Action.


A.   Pursuant to Section 1123(b)(3)(B) of the Code, except as provided in
     Section 6.6(B) hereinbelow, and in the other releases expressly set forth
     --------------
     in the Plan, the Liquidating Trustee, on behalf of holders of Allowed Claims and Allowed Interests, shall, as a representative of the Estates post-Effective Date, retain all Causes of Action which the Debtors had or had power to assert immediately prior to Confirmation of the Plan, including, without limitation, Avoidance Actions, and may commence or continue, in any appropriate court or tribunal, any suit or other proceeding for the enforcement of such Causes of Action. Any recovery by the Liquidating Trustee on Causes of Action would ultimately become Miscellaneous Assets (as herein defined) (for distribution to the Class 6 holder(s)). Except as provided in Section 6.6(B), nothing contained in the
                                       --------------
     Plan shall constitute a waiver of the rights, if any, of the Liquidating Trustee to a jury trial with respect to any Cause of Action or objection to any Claim.

B. If Classes 1 and 6 accept the Plan in accordance with Section 1126(c) of the Code, then, upon the day after the Effective Date, the holder(s) of the Class 1 and 6 Allowed Claims, and their respective officers, directors, employees, members and agents and any attorneys and accountants employed by any of them or acting on their behalves shall be released from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to and including the day after the Effective Date, in any way relating to their Claims and their activities in the Bankruptcy Case, including any and all Causes of Action that the Liquidating Trustee would otherwise retain pursuant to Section
                                                                     -------
     6.6(A); provided, however, that the foregoing release shall not apply to
     ------  --------  -------
     any agreement by such holder to be entered into pursuant to or in connection with this Plan intended to be in force on or after the day after the Effective Date. Nothing in this paragraph prevents the Debtors or Liquidating Trustee from pursuing an objection to any Disputed Claim.


6.9 Limitation of Liability. Upon and after the Effective Date, none of the Debtors, any official committee appointed in the cases and the members thereof, the Liquidating Trustee nor any of their respective officers, directors, employees, agents, nor any professional persons employed by any of them (collectively the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming or consummating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan. Upon and after the Effective Date, the Exculpated Persons shall have no liability to any Creditors, Interest holders, or other parties in interest for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to satisfy any condition or conditions, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, upon and after the Effective Date, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, other party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for breach of the terms of the Plan or documents and agreements pursuant thereto, gross negligence or willful misconduct, and with respect to liability for gross negligence or willful misconduct such persons will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

6.10 Releases.

A. On the Effective Date, GBCC, on its own behalf and as representative of the Debtors' Estates, in consideration of services rendered in the Bankruptcy Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Debtors' present and former officers, directors, as well as HWCC and Hollywood Casino Corporation and their officers and directors, and any of their respective professional advisers (collectively, the "Releasees") from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to and including the Effective Date, in any way relating to the Debtors (before, on or after the Petition
     Date), the Bankruptcy Case, or the Plan (collectively, the "Released Matters").

B. On the Effective Date, each holder of a Claim or Interest that is entitled to vote on the Plan shall be deemed to have unconditionally released the Releasees from the Released Matters; provided, however, that a holder may
                                          --------  -------
     elect, by checking the box provided on the Ballot, not to grant such release.

C. The Confirmation Order shall contain a permanent injunction to effectuate the releases granted in Sections 6.6(B), 6.7 and 6.8 of the
                                           ---------------  ---     ---
        Plan.

6.11 Exemption from Stamp and Similar Taxes. The issuance and delivery of any instrument of transfer under of in furtherance of this Plan (including, but not limited to in connection with the Sale, as contemplated by the Stock Purchase Agreement, and as provided in this Plan at Section
                                                                  -------
        6.1(A)), shall not be taxed under any law imposing a stamp tax or
        -----
        similar tax in accordance with 11 U.S.C. (S) 1146(c).

6.12 Notice of Effective Date. The Liquidating Trustee shall file a notice of occurrence of Effective Date, in the form included in the Plan Supplement, within 10 days after the Effective Date, to be served on all Creditors and Interest holders, and to contain information relating to the Administrative Claim bar date.

                                    ARTICLE 7

                       FUNDING AND METHODS OF DISTRIBUTION

7.1 Distribution Procedures-Generally. The Liquidating Trustee shall make all Distributions under the Plan to holders of Allowed Administrative Claims, Allowed Tax Claims, the Allowed Class 5 Claims and the Allowed Class 6 Claims. PPI Funding (before it is merged into GBCC) shall make the Distributions described in Section 6.1(B) to the holder in Class 1.
                                       --------------
        Except as otherwise provided in the Plan, all Distributions of Cash and other property shall be made on the later of the Effective Date (or as soon thereafter as practicable) or the date on which a particular Claim becomes Allowed (or as soon thereafter as practicable). Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other Distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

7.2 Distributions to Holders of Allowed Administrative Claims. Commencing on the Effective Date, the Liquidating Trustee shall, in accordance with
        Article 3 of the Plan, distribute to each holder of a then unpaid
        ---------
        Administrative Claim, Cash in the Allowed amount of such holder's Claim.

7.3 Distributions to Holders of Allowed Tax Claims, Allowed Class 5 Claims and Allowed Class 6 Claims. Commencing on the Effective Date, the Liquidating Trustee shall, in accordance with Article 3 of the Plan,
                                                      ---------
        distribute to each holder of a then unpaid Allowed Tax Claim, Cash in the Allowed amount of such holder's

        Claim. Also, commencing on the Effective Date, the Liquidating Trustee shall, in accordance with Sections 4.5 of the Plan, distribute to each
                                  ------------
        holder of a then unpaid Allowed Class 5 Claim, Cash in the Allowed amount of such holder's Claim.

7.4 Distributions to Holder(s) of Allowed Class 6 Claims. Distributions on the Allowed Class 6 Claims shall be made in accordance with Sections 4.6
                                                                    ------------
        of the Plan by the Liquidating Trustee.

7.5 Sources of Cash Distributions. All Cash Distributions made pursuant to the Plan shall be made from: (A) the Chapter 11 Payables Reserve, with respect to those Distributions to holders of Allowed Administrative Claims, Allowed Tax Claims, or Allowed Class 5 Claims; (b) the Excess Chapter 11 Payables Reserve and the Miscellaneous Assets, with respect to those Distributions to the holder(s) in Class 6; and (c) the Sales Proceeds and existing Cash of PPI with respect to that Distribution to the holder in Class 1. Such Cash Distributions shall be in U.S. dollars, by checks drawn on a domestic bank selected by the Debtors and/or Liquidating Trustee, or by wire transfer from a domestic bank, at the option of Debtors and/or Liquidating Trustee.

7.6 Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or Distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

7.7     Delivery of Distributions and Undeliverable or Unclaimed Distributions.

        A. Delivery of Distributions in General. Except as provided below in Section 7.7(B), Distributions to holders of Allowed Claims
                   --------------
                shall be distributed by mail as follows: at the addresses set forth in (a) the respective proofs of claim filed by such holders; (b) any written notices of address changes delivered to the Debtors after the date of any related proof of claim; or (c) the Schedules of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Debtors have not received a written notice of a change of address.

        B.      Undeliverable Distributions.

        If the Distribution to the holder of any Claim is returned to the Liquidating Trustee as undeliverable, no further Distribution shall be made to such holder unless and until the Liquidating Trustee is notified in writing of such holder's then current address. Undeliverable Distributions shall remain in the possession of the Liquidating Trustee until such time as a Distribution becomes deliverable. Undeliverable Distributions shall be held for the benefit of such holders, and shall be accounted for separately. Any funds shall be held in interest-bearing accounts, to the extent practicable, and the parties entitled to such funds shall be entitled to any earned interest on such funds. Any holder of an Allowed Claim who does not assert a claim for an undeliverable Distribution within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable Distribution, shall be forever barred from receiving any Distributions under this Plan, and such unclaimed Distributions shall become Miscellaneous Assets, for distribution to the holder(s) of Class 6 Claims.

7.8 De Minimis Distributions. No Cash payment of less than five dollars ($5.00) shall be made to any holder on account of an Allowed Claim.

7.9 Failure to Negotiate Checks. Checks issued in respect of Distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Requests for reissuance of any such check may be made directly to the Liquidating Trustee by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the first anniversary of the Effective Date. Thereafter, all amounts represented by any voided check shall become Miscellaneous Assets, for the benefit of Class 6 claimant(s). All Claims in respect of void checks and the underlying Distributions shall be discharged and forever barred from assertion against the Debtors, the Liquidating Trustee, their Affiliates, the Creditors, or any other party in interest herein, and their respective property.

7.10 Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors and the Liquidating Trustee shall comply with all withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

7.11 Setoffs. Unless otherwise provided in a Final Order or in this Plan, the Debtors and/or the Liquidating Trustee may, but shall not be required to, setoff against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have under the Plan or arising out of the Bankruptcy Case against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor and/or Liquidating Trustee of any such Claims the Debtors may have against such holder or its predecessor.

                                    ARTICLE 8

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

8.1     Deemed Rejection of Executory Contracts and Unexpired Leases. Subject to
        Section 8.03 below, all Executory Contracts and Unexpired Leases that
        ------------
        exist between the Debtors and any entity which have not been assumed or rejected prior to the Effective Date shall be deemed rejected as of the Effective Date, except for any Executory Contract or Unexpired Lease:
        (A) that has been expressly assumed (and/or assumed and assigned) pursuant to this Plan or an order of the Bankruptcy Court entered at or prior to the Effective Date, or (B) which is subject to a pending application to assume and/or assume and assign, or (C) which is subject to an application to extend time to assume or reject. Nothing contained herein shall constitute a waiver of any claim, right, or cause of action that the Debtors may hold against any party to any Executory Contract or lessee/lessor under any Unexpired Lease, including any insurer under any policy of insurance. A list of Executory Contracts and Unexpired Leases to be assumed (and/or assumed and assigned) pursuant the Plan, together with proposed cure amounts, if any, will be included in the Plan Supplement.

8.2 Options. Any options, warrants, or other equity interests representing the right to acquire GBCC Common Stock shall be canceled as of the Effective Date. All Claims arising under such warrants or options shall be classified in Class 7.

8.3 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption or rejection of the Executory Contracts and Unexpired Leases to be assumed or rejected pursuant to the Plan, and the assignment (if applicable) of any such assumed Executory Contracts or Unexpired Leases to any proposed assignee. Notice of the hearing on Confirmation of this Plan shall constitute notice to any nondebtor party to an Executory Contract or Unexpired Lease, which is to be assumed and assigned or rejected under this Plan, of the Debtors' intent to assume and assign or reject such contract or lease.

8.4 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Any and all Proofs of Claim arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to this Article 8 must be filed within thirty (30) days after the Effective Date. Any Holder of a Claim arising out of the rejection of an Executory Contract or Unexpired Lease who fails to file a Proof of Claim within such time shall be forever barred, estopped, and enjoined from asserting such Claim against the Debtors or their Estates or the Liquidating Trustee. Unless otherwise ordered by the Bankruptcy Court or provided under this Plan, all Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be treated as either Unsecured Convenience Claims or General Unsecured Claims (Class 5 or 6, depending on amount) under the Plan. Nothing contained herein shall extend the time for filing a Proof of Claim for rejection of any contract or lease rejected prior to the Confirmation Date.

8.5 Cure Payments with Regard to Assumed Executory Contracts or Unexpired Leases. Any "cure" amounts that the Debtors believe are associated with Executory Contracts or Unexpired Leases proposed to be assumed will be set forth in the Plan Supplement. Such "cure" amounts will be paid by the Liquidating Trustee in cash in full on the Effective Date, or as soon as practicable thereafter, to the respective parties owed such amounts, in accordance with Section 365(b)(1) of the Bankruptcy Code, except that in the event of a dispute regarding the amount of any "cure" payments, the "cure" payments required by Section 365(b)(1) of the Bankruptcy Code shall be made by the Liquidating Trustee only after the entry of a Final Order of the Bankruptcy Court resolving the dispute or after the parties have otherwise reached agreements. If a party disputes the "cure" amount set forth in the Plan Supplement (or if no "cure" amount is indicated as being owed in the Plan Supplement for a particular Executory Contract or Unexpired Lease and an affected party believes there is a "cure" amount owing), or otherwise objects to assumption pursuant to section 365(b)(1) of the Bankruptcy Code and pursuant to the Plan, then the affected party(ies) to the Executory Contract or Unexpired Lease should file a written objection and serve it upon the Debtors' counsel, which objection should be filed and served so as to be received three (3) days prior to the scheduled Confirmation Hearing. A party's failure to file and serve such an objection three (3) days prior to the Confirmation Hearing will be deemed a waiver of any objection to assumption or to the "cure" amounts set forth in the Plan Supplement, and the Debtors will present an order to the Court at the Confirmation Hearing that will provide for approval of the assumption and the "cure" amounts, as set forth in the Plan Supplement, which order will be binding on parties in interest receiving the Plan Supplement.

                                    ARTICLE 9

                       CONDITIONS TO CONFIRMATION OF PLAN

9.1 Conditions to Confirmation. Except as expressly waived by the Debtors, Hollywood Casino Corporation, and HWCC, the following conditions must occur and/or be satisfied prior to Confirmation of the Plan:


        A. The Sale shall have been consummated and the Sale Proceeds shall have been received by PPI.

        B. The Debtors must have requested and obtained from the Bankruptcy Court a Claims Bar Date for the Claims against the Debtors (excluding Claims of governmental entities), and such Claims Bar Date shall have passed.

        C. There shall be no Claims for cure of executory contracts or unexpired leases.

        D.      All Claims of HWCC shall be allowed under the Confirmation
                Order.

        E. The Confirmation Order (and related findings of fact and conclusions of law) shall be in form and substance reasonably satisfactory to the Debtors, Hollywood Casino Corporation, and HWCC.

        F. The documentation in the Plan Supplement shall be in form and substance reasonably satisfactory to the Debtors, Hollywood Casino Corporation, and HWCC.


9.2 Waiver of Conditions. The Debtors, Hollywood Casino Corporation, and HWCC may waive any condition set forth in this Article 9 at any time,
                                                       ---------
        without notice, without leave of or order of the Court, and without any formal action other than proceeding to confirm the Plan.


                                   ARTICLE 10

                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

10.1 Conditions to Effectiveness. Except as expressly waived by the Debtors, Hollywood Casino Corporation, and HWCC, the following conditions must occur and be satisfied on or before the Effective Date:

        A. The Confirmation Order (and related findings of fact and conclusions of law) shall have been signed by the Court and duly entered on the docket for the Bankruptcy Case by the clerk of the Court, in form and substance reasonably acceptable to the Debtors, Hollywood Casino Corporation, and the HWCC and, unless otherwise agreed to in writing by the Debtors, Hollywood Casino Corporation, and HWCC, shall include, among other things, findings of fact and conclusions of law that:

        1. release the Debtors, Hollywood Casino Corporation, HWCC and their post-closing affiliates, representatives, employees and agents from any claims related to or arising in the Case through the Effective Date other than claims arising under the Plan and the Stock Purchase Agreement;

        2. provide, pursuant to Section 1125(e) of the Bankruptcy Code, that Persons who have solicited acceptances or rejections of the Plan have acted in good faith and in compliance with the provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan; and

        3. provide the injunction necessary to effectuate the releases set out in the Plan.

        B.      The Confirmation Order shall have become a Final Order.

        C. The Sale shall have been consummated and the Stock Purchase Agreement shall not have been terminated and there shall be no fact, event, condition or circumstance that will impede or prevent the distribution of the Sale Proceeds as contemplated by the Plan on the Effective Date.

    10.2 Waiver of Conditions. The Debtors, Hollywood Casino Corporation, and HWCC may waive any condition set forth in this Article 10
                                                                   ----------
                (except for Section 10.(B) and (C)) at any time, without notice,
                            ----------------------
                without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.


                                   ARTICLE 11

                          EFFECTS OF PLAN CONFIRMATION

    11.1 Discharge of Debtors and Injunction. The rights afforded in the Plan and the treatment of all Claims and Interests herein, shall be in exchange for and in reliance on the complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors-In-Possession, the Liquidating Trustee
                or any of their assets or properties. Except as otherwise provided in the Plan or the Confirmation Order: (A) on the Effective Date, the Debtors and these Estates shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (1) a proof of claim or proof of interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (2) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code, or (3) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (B) all Persons shall be precluded from asserting against the Debtors, the Liquidating Trustee, the Estates, any Creditors or other parties-in-interest, and their successors, or any of their assets or properties, any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against any of the Debtors at any time obtained to the extent that it relates to a Claim discharged. The discharge of the Debtors provided in the Plan shall not affect the obligations of the Debtors under any executory contract assumed under Section
                                                                       -------
                8.1 hereinabove, nor under any agreement pursuant to or in
                ---
                connection with this Plan intended to be in force on or after the Effective Date.

                Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Liquidating Trustee, any of their successors or their respective property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Liquidating Trustee, any of their successors or their respective property; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Liquidating Trustee, any of their successors or their respective property; (4) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Liquidating Trustee, any of their successors or their respective property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

11.2 Revesting. On the Effective Date, the Liquidating Trustee, on behalf of the Debtors' Estates, will be vested with all the property of the respective Estates of the Debtors that is not otherwise transferred under the Plan free and clear of all Claims and other interests of Creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Liquidating Trustee may wind up the business free of any restrictions imposed by the Bankruptcy Code or the Court (except for any restrictions set forth in the Confirmation Order).

11.3 No Liability for Solicitation or Participation. As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

11.4 Other Documents and Actions. The Debtors, the Debtors-In-Possession, and the Liquidating Trustee may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

11.5 Post-Consummation Effect of Evidences of Claims or Interests. Evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the Distributions contemplated by the Plan.

11.6 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Case pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.


                                   ARTICLE 12

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

The Debtors may request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE 13

                            RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Bankruptcy Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

        1. Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

        2. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

        3. Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

        4. Ensure that Distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

        5. Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors or Liquidating Trustee that may be pending on the Effective Date;

        6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

        7. Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations incurred in connection with the Plan;

        8.      Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

        9. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

        10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

        11. Determine any other matters that may arise in connection with or related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; and

        12.     Enter a final decree closing the Bankruptcy Case.

If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Bankruptcy Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

14.1 Fractional Dollars. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).


14.2 Modification of Plan. The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation

        Order. After the entry of the Confirmation Order, the Debtors and/or Liquidating Trustee may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

14.3 Governing Law. Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

14.4 Payment Dates. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

14.5 Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

14.6 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

14.7 Severability of Plan Provisions. If prior to Confirmation any term or provision of the Plan, which does not govern the treatment of Claims or Interests or the conditions of the Effective Date or which is not governed by the terms of the Stock Purchase Agreement or documents related thereto, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.8 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

Dated as of December 28, 2001

                                 GREATE BAY CASINO CORPORATION
                                 Debtor and Debtor-In-Possession


                                 /s/  John C. Hull
                                 -----------------------------------------------
                                 By:    John C. Hull
                                 Its:   Chief Executive Officer


                                 PPI CORPORATION
                                 Debtor and Debtor-In-Possession


                                 /s/  John C. Hull
                                 -----------------------------------------------
                                 By:    John C. Hull
                                 Its:   Vice President


                                 PCPI FUNDING CORP.
                                 Debtor and Debtor-In-Possession


                                 /s/  John C. Hull
                                 -----------------------------------------------
                                 By:    John C. Hull
                                 Its:   Vice President


                                 PPI FUNDING CORP.
                                 Debtor and Debtor-In-Possession


                                 /s/  John C. Hull
                                 -----------------------------------------------
                                 By:    John C. Hull
                                 Its:   Vice President

Proposed Counsel to the Debtors:
--------------------------------

Robert D. Albergotti, Esquire
Stacey Jernigan, Esquire
HAYNES AND BOONE, L.L.P.
901 Main Street, Suite 3100
Dallas, Texas 75201-3714
Telephone:  (214) 651-5000


Steven K. Kortanek, Esquire
KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189

                                                                  EXECUTION COPY




                            STOCK PURCHASE AGREEMENT

                                      among

                          GREATE BAY CASINO CORPORATION

                                 PPI CORPORATION

                       ADVANCED CASINO SYSTEMS CORPORATION

                                       and

                             ACSC ACQUISITIONS, INC.


                                December 19, 2001

                                TABLE OF CONTENTS

                                                                            Page
 ARTICLE I   Purchase and Sale of the Shares ..............................   2
        1.1     Agreement .................................................   2
        1.2     Closing ...................................................   2
        1.3     Delivery and Payment ......................................   2
        1.4     Post Closing Purchase Price Adjustment ....................   3

 ARTICLE II  Representations and Warranties of Seller .....................   4
        2.1     Due Organization ..........................................   4
        2.2     Authorization .............................................   4
        2.3     No Breach or Conflict .....................................   4
        2.4     Third-Party Consents ......................................   5
        2.5     Enforceability ............................................   5
        2.6     Ownership of Shares; No Liens on Shares ...................   5
        2.7     Brokerage Fees ............................................   5
        2.8     Litigation ................................................   5
        2.9     Indebtedness ..............................................   6
        2.10    Auction and Sale Efforts ..................................   6

 ARTICLE III Representations and Warranties of the Company ................   6
        3.1     Due Organization ..........................................   6
        3.2     Authorization .............................................   6
        3.3     No Breach or Conflict .....................................   6
        3.4     Third-Party Consents ......................................   7
        3.5     Enforceability ............................................   7
        3.6     Capitalization ............................................   7
        3.7     Other Rights to Acquire Capital Stock .....................   7
        3.8     Subsidiaries ..............................................   8
        3.9     Indebtedness ..............................................   8
        3.10    Contracts and Agreements ..................................   8
        3.11    Compliance With Laws ......................................   8
        3.12    Taxes .....................................................   8
        3.13    Licenses and Permits ......................................  10
        3.14    Financial Statements ......................................  10
        3.15    Conduct of the Business ...................................  11
        3.16    Brokerage Fees ............................................  11
        3.17    Litigation ................................................  12
        3.18    Employees; Compensation; Unions ...........................  12
        3.19    Insurance .................................................  14
        3.20    Environmental Matters .....................................  14
        3.21    Patents, Trademarks and Similar Rights ....................  14
        3.22    Equipment, Property and Assets ............................  15
        3.23    Real Property .............................................  16

                               Table of Contents
                                  (Continued)

                                                                                      Page
                                                                                      ----
         3.24     Bank Accounts ....................................................    16

ARTICLE IV Representations and Warranties of Greate Bay ............................    16
         4.1      Due Organization .................................................    16
         4.2      Authorization ....................................................    16
         4.3      No Breach or Conflict ............................................    16
         4.4      Third-Party Consents .............................................    16
         4.5      Enforceability ...................................................    17
         4.6      Brokerage Fees ...................................................    17
         4.7      Litigation .......................................................    17
         4.8      Indebtedness .....................................................    17
         4.9      Auction and Sale Efforts .........................................    17

ARTICLE V Representations and Warranties of Buyer ..................................    17
         5.1      Due Organization .................................................    17
         5.2      Authorization ....................................................    18
         5.3      No Breach or Conflict ............................................    18
         5.4      Third-Party Consents .............................................    18
         5.5      Enforceability ...................................................    18
         5.6      Brokerage Fees ...................................................    18
         5.7      Litigation .......................................................    18
         5.8      Cash Consideration ...............................................    19
         5.9      Securities Act Representations ...................................    19

ARTICLE VI Covenants of the Company, Seller and Greate Bay .........................    19
         6.1      Inspection .......................................................    19
         6.2      Conduct of Business Pending Closing ..............................    19
         6.3      Tax Sharing Agreement ............................................    21
         6.4      Acquisition Proposals ............................................    21
         6.5      Cooperation; Closing .............................................    22
         6.6      Noncompetition ...................................................    22

ARTICLE VII Covenants of Buyer .....................................................    23
         7.1      License and Maintenance Agreements ...............................    23
         7.2      Cooperation; Closing .............................................    23

ARTICLE VIII Conditions to the Company's, Seller's and Greate Bay's Obligations ....    23
         8.1      Buyer's Representations and Warranties ...........................    24
         8.2      Buyer's Covenants ................................................    24
         8.3      Buyer's Deliveries ...............................................    24
         8.4      Bankruptcy Court .................................................    24
         8.5      Consents .........................................................    24
         8.6      Adverse Actions or Proceedings ...................................    24

                               Table of Contents
                                  (Continued)

                                                                                                Page
                                                                                                ----
ARTICLE IX Conditions to Buyer's Obligations .................................................   25
         9.1      Consents ...................................................................   25
         9.2      The Company's, Seller's and Greate Bay's Representations and Warranties ....   25
         9.3      The Company's, Seller's and Greate Bay's Covenants .........................   25
         9.4      The Company's, Seller's and Greate Bay's Deliveries ........................   25
         9.5      Bankruptcy Court ...........................................................   26
         9.6      Regulatory Approvals .......................................................   26
         9.7      No Material Adverse Effect .................................................   26
         9.8      Adverse Actions or Proceedings .............................................   26

ARTICLE X Bankruptcy Matters .................................................................   26
         10.1     Bankruptcy Procedures ......................................................   26
         10.2     The Sale Hearing ...........................................................   27
         10.3     The Sale Procedures ........................................................   27
         10.4     Bankruptcy Court Approval ..................................................   28
         10.5     Bankruptcy Court Filings and Administrative Expenses .......................   29
         10.6     Creditors' Claims ..........................................................   29
         10.7     Good Faith .................................................................   29

ARTICLE XI The Company's, Seller's and Greate Bay's Deliveries at Closing ....................   29
         11.1     Shares .....................................................................   29
         11.2     Bring-Down Certificate .....................................................   29
         11.3     Secretary's Certificate ....................................................   30
         11.4     Escrow Agreements ..........................................................   30
         11.5     Sale Approval Order ........................................................   30
         11.6     Releases ...................................................................   30
         11.7     Legal Opinion ..............................................................   30
         11.8     Cole Employment Agreement ..................................................   30

ARTICLE XII Buyer's Deliveries at Closing ....................................................   30
         12.1     Purchase Price .............................................................   30
         12.2     Bring-Down Certificate .....................................................   31
         12.3     Secretary's Certificate ....................................................   31
         12.4     Escrow Agreements ..........................................................   31

ARTICLE XIII Termination .....................................................................   31
         13.1     Termination ................................................................   31
         13.2     Effect of Termination ......................................................   32

ARTICLE XIV Indemnification ..................................................................   32
         14.1     Survival of Representations and Warranties .................................   32
         14.2     Indemnification of Buyer ...................................................   32
         14.3     Indemnification of Seller ..................................................   35
         14.4     Exclusive Remedy ...........................................................   36

                               Table of Contents
                                  (Continued)

                                                                           Page
                                                                           ----

         14.5     Defense of Third-Party Claims ..........................  37
         14.6     Direct Claims ..........................................  38

   ARTICLE XV   Miscellaneous ............................................  38
         15.1     Further Assurances .....................................  38
         15.2     Publicity ..............................................  38
         15.3     Expenses ...............................................  39
         15.4     Transfer Taxes .........................................  39
         15.5     Governing Law; Dispute Resolution ......................  39
         15.6     Confidentiality ........................................  41
         15.7     Notices ................................................  41
         15.8     Headings; Gender; Interpretation .......................  42
         15.9     Counterparts ...........................................  43
         15.10    Entire Agreement .......................................  43
         15.11    Modifications ..........................................  43
         15.12    Assignment and Binding Effect ..........................  43
         15.13    No Third Party Beneficiaries ...........................  43
         15.14    Access to Records ......................................  43
         15.15    Guarantee ..............................................  44

   ARTICLE XVI  Definitions ..............................................  44

                 EXHIBITS TO THE AGREEMENT (not included herein)

EXHIBIT A               September 30, 2001 Working Capital

EXHIBIT B               Primary Escrow Agreement

EXHIBIT C               Secondary Escrow Agreement

EXHIBIT D               Opinion of Counsel to Seller

EXHIBIT E               Sale Approval Order

EXHIBIT F               Sale Procedures Order

EXHIBIT G               Third Amendment to Cole Employment Agreement

               SCHEDULES TO THE AGREEMENT (not included herein)

SCHEDULE 2.4             Required Seller Consents

SCHEDULE 2.6             Liens

SCHEDULE 2.7             Brokerage Fees

SCHEDULE 2.8             Litigation

SCHEDULE 2.9             Intercompany Indebtedness

SCHEDULE 3.4             Required Company Consents

SCHEDULE 3.9(a)          Intercompany Indebtedness

SCHEDULE 3.10            Contracts and Agreements

SCHEDULE 3.11            Compliance With Laws

SCHEDULE 3.12(b)         Taxes

SCHEDULE 3.12(e)         Taxes

SCHEDULE 3.12(f)         Taxes

SCHEDULE 3.12(g)         Taxes

SCHEDULE 3.13(a)         Licenses and Permits

SCHEDULE 3.13(b)         Licenses and Permits

SCHEDULE 3.15            Conduct of the Business

SCHEDULE 3.17            Litigation

SCHEDULE 3.18(a)         Employees; Compensation; Unions

SCHEDULE 3.18(b)         Employees; Compensation; Unions

SCHEDULE 3.18(d)         Employees; Compensation; Unions

SCHEDULE 3.18(i)         Employees; Compensation; Unions

SCHEDULE 3.18(j)         Employees; Compensation; Unions

SCHEDULE 3.18(k)         Employees; Compensation; Unions

SCHEDULE 3.19            Insurance

                           Schedules to the Agreement
                                  (Continued)

SCHEDULE 3.21            Patents, Trademarks and Similar Rights

SCHEDULE 3.23            Real Property

SCHEDULE 3.24            Bank Accounts

SCHEDULE 4.4             Required Greate Bay Consents

SCHEDULE 4.7             Litigation

SCHEDULE 4.8             Intercompany Indebtedness

SCHEDULE 5.7             Litigation

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made and entered into this 19th day of December, 2001, by and among ACSC Acquisitions, Inc., a Nevada corporation and wholly owned subsidiary of Bally Gaming, Inc. ("Buyer"), Advanced Casino Systems Corporation, a Delaware corporation and wholly owned subsidiary of Seller (the "Company"), PPI Corporation, a New Jersey corporation and direct parent of the Company ("Seller"), and Greate Bay Casino Corporation, a Delaware corporation and direct parent of Seller ("Greate Bay"). HWCC-Holdings, Inc., a Texas corporation and the principal creditor of the Debtors ("HWCC"), agrees to complete and perform its obligations hereunder and acknowledges and consents to the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby by its signature on the signature page hereof. Capitalized terms shall have the meanings set forth in
Article XVI.
-----------

                               W I T N E S S E T H

     WHEREAS, Greate Bay, Seller and certain other affiliated entities of Greate Bay other than the Company (collectively, the "Debtors") intend to file petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

     WHEREAS, Seller owns all of the issued and outstanding shares (the "Shares") of common stock, par value $1.00 per share, of the Company ("Common Stock"), which constitute all of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the Company is engaged in the business of providing computer services and information technology to companies in the gaming industry (collectively, the "Business");

     WHEREAS, Seller has conducted an auction for the sale of the Shares (the "Auction"), and believes that Buyer has the highest and best bid, and has entered into this Agreement to set forth the terms and conditions for a sale of the Shares to Buyer pursuant to Section 363(f) of the Bankruptcy Code;

     WHEREAS, Buyer desires to purchase and Seller desires to sell the Shares on the terms and subject to the conditions set forth herein;

     WHEREAS, HWCC is the principal creditor of the Debtors and has been fully informed of the terms and conditions of this Agreement as set forth herein and HWCC acknowledges and consents to the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby; and

     WHEREAS, on the date hereof, the Company is entering into those certain License Agreements and Maintenance Agreements between the Company, on the one hand, and each of HWCC-Tunica, Inc., Hollywood Casino-Aurora, Inc., and Hollywood Casino Shreveport, on the other hand (collectively, the "License and Maintenance Agreements").

                           Schedules to the Agreement
                                  (Continued)

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual representations, warranties, promises and covenants herein contained, and intending to be legally bound hereby, it is hereby agreed by Greate Bay, Seller, the Company, HWCC and Buyer as follows:

                                    ARTICLE I

                         Purchase and Sale of the Shares

     1.1 Agreement. On the terms and subject to the conditions set forth in this
         ---------
Agreement, Seller hereby agrees to sell all of the Shares to Buyer, and Buyer agrees to purchase all of the Shares from Seller, for an aggregate purchase price of FOURTEEN MILLION, SIX HUNDRED THOUSAND DOLLARS ($14,600,000) (the "Purchase Price"), subject to adjustment based on the Actual Working Capital of the Seller as of the Closing. If, as of the Closing Date, the Company's working capital (as defined under United States generally accepted accounting principles ("GAAP")), calculated from the closing balance sheet to be delivered by the Company pursuant to Section 1.4(a) (the "Closing Balance Sheet") and calculated in the same manner as the balance sheet as of September 30, 2001 set forth on Exhibit A (the "Actual Working Capital"), is less than $5,100,000 or more than
---------
$6,100,000, then the Purchase Price shall be adjusted pursuant to Section 1.4.
                                                                  -----------

     1.2 Closing. The closing of the transactions contemplated hereby (the
         -------
"Closing") shall take place at (a) the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, 47th Floor, at 9:00 a.m., local time, on the later of (i) the first business day which is more than 10 days after the Sale Approval Order has been entered by the Bankruptcy Court, provided that the Sale Approval Order is not subject to stay by statute, rule, judicial order or otherwise, and (ii) three business days following the date on which all conditions to the obligations of both parties set forth in Articles VIII and IX
                                                           -------------     --
hereof shall have been satisfied or validly waived, or (b) or at such other time and place or on such other date as Buyer and Seller may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

     1.3 Delivery and Payment. At the Closing, (a) Seller shall deliver or cause
         --------------------
to be delivered to Buyer the stock certificate or certificates evidencing the Shares duly endorsed or accompanied by a duly executed stock power assigning all of the Shares to Buyer and otherwise in good form for transfer, free and clear of all liens, claims, charges, restrictions, security interests, rights of others or other encumbrances (collectively, "Liens") and (b) Buyer shall deliver: (i) $11,000,000 (the "Closing Payment") by wire transfer of immediately available funds to a bank account designated in writing by Seller at Closing;
(ii) $1,000,000 (the "Primary Escrow Funds") by wire transfer of immediately available funds to a bank account designated in writing by the escrow agent jointly selected by Seller and Buyer (the "Escrow Agent"), to be held in accordance with the terms of the Primary Escrow Agreement dated the date hereof and entered into among Seller, Buyer, HWCC and the Escrow Agent and attached hereto as Exhibit B (the "Primary Escrow Agreement"); and (iii) $2,600,000 (the
          ---------
"Secondary Escrow Funds" and together with the Primary Escrow Funds, the "Escrow Funds") by wire transfer of immediately available funds to a bank account designated in writing by the Escrow Agent, to be

                           Schedules to the Agreement
                                   (Continued)

held in accordance with the terms of the Secondary Escrow Agreement dated the date hereof and entered into among Seller, Buyer, HWCC and the Escrow Agent and attached hereto as Exhibit C (the "Secondary Escrow Agreement").
                   ---------

     1.4  Post Closing Purchase Price Adjustment.
          --------------------------------------

          (a) On or before the later of (i) ten business days after the Closing Date or (ii) three business days after the Company delivers to Buyer the Closing Balance Sheet, a representative of Buyer and a representative of Greate Bay and HWCC shall jointly prepare and deliver to the Escrow Agent a mutually agreed upon schedule that sets forth (i) the Company's Actual Working Capital as of the Closing Date and (ii) the Post Closing Adjustment, if any, to the Purchase Price. If the Company's Actual Working Capital as of the Closing Date is less than $5,100,000, then the Purchase Price shall be reduced by the difference between $5,100,000 and the Actual Working Capital. If the Company's Actual Working Capital as of the Closing Date is more than $6,100,000, then the Purchase Price shall be increased by the difference between the Actual Working Capital and $6,100,000. Any such adjustment to the Purchase Price pursuant to this Section 1.4(a) shall be referred to herein as the "Post Closing
     --------------
Adjustment." A Post Closing Adjustment that results in a reduction of the Purchase Price shall correspondingly reduce the Secondary Escrow Funds to be distributed to Seller, or HWCC as Seller's designee, under the Secondary Escrow Agreement. If a Post Closing Adjustment results in an increase of the Purchase Price, all the Secondary Escrow Funds held under the Secondary Escrow Agreement shall be distributed to Seller, or HWCC as Seller's designee, and the Buyer shall pay the amount of such Post Closing Adjustment to Seller or its designee, or HWCC as Seller's designee, pursuant to Section 1.4(e).
                                          --------------

          (b) If the parties are unable to agree upon a Post Closing Adjustment within the period provided in clause (a) above, and the amount of the disputed
                              ----------
difference in the Post Closing Adjustment is less than or equal to $75,000, then the Post Closing Adjustment shall be deemed to be the average of the parties' respective Post Closing Adjustments. Any agreement among Buyer, Seller and HWCC relating to the Post Closing Adjustment shall be final and binding upon all of the parties hereto and any parties in interest in the Debtor's bankruptcy cases.

          (c) If the parties are unable to agree on a Post Closing Adjustment within the period provided in clause (a) above, and the amount of the disputed
                              ----------
difference in the Post Closing Adjustment is greater than $75,000, then the disputed matters shall be referred for final determination to a nationally recognized accounting firm that is not the auditor for any of Alliance Gaming Corporation, Buyer, Seller, the Company, Greate Bay or HWCC; provided, however,
                                                             --------  -------
that if the parties are unable to select such a firm within five business days after the end of such period, the American Arbitration Association (the "AAA") shall make such selection (any person so selected shall be referred to herein as the "Independent Accountant").

          (d) The Independent Accountant shall deliver to the Buyer, HWCC and Greate Bay, as promptly as practicable and in any event within ten days after its appointment, a written report setting forth its determination of the Actual Working Capital and any Post Closing Adjustment. Such report shall be final and binding upon all of the parties hereto and all parties in interest in the Debtors' bankruptcy cases for purposes of the Post Closing Adjustment. The

                           Schedules to the Agreement
                                   (Continued)

fees, expenses and costs of the Independent Accountant shall be borne one half by Buyer and one half by HWCC.

          (e) The Seller, Buyer, Company, Greate Bay and HWCC shall use their reasonable best efforts to cause the Escrow Agent to distribute the Secondary Escrow Funds held under the Secondary Escrow Agreement to the parties in accordance with the final Post Closing Adjustment as determined pursuant to this
Section 1.4 as soon as practicable after its final determination. If the Post
-----------
Closing Adjustment results in an increase of the Purchase Price, Buyer agrees to pay Seller, or HWCC as Seller's designee, the amount of such increase within three business days after delivery of such final determination.

                                   ARTICLE II

                    Representations and Warranties of Seller
                    ----------------------------------------

     Subject to the further representations and warranties set forth in
Article X, Seller hereby represents and warrants to Buyer as follows (with the
---------
understanding that Buyer is relying materially on each such representation and warranty in entering into and performing its obligations under this Agreement).

     2.1  Due Organization. Seller is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the State of New Jersey.

     2.2  Authorization. Seller has the requisite corporate power and authority
          -------------
to execute this Agreement and, subject to the approval of this Agreement by the Bankruptcy Court, to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller and, to the extent required, its stockholders.

     2.3  No Breach or Conflict. Subject to the receipt of the approvals
          ---------------------
described on Schedule 2.4 hereto and the approval of this Agreement by the
             ------------
Bankruptcy Court, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof or the consummation of the transactions contemplated hereby, by Seller, will (a) conflict with or result in a violation of any law, statute, ordinance, code, rule, regulation, restriction, judgment, order, writ, injunction, decree, determination or award (collectively, "Legal Requirements") of any administrative, regulatory, judicial or governmental authority (each, a "Governmental Authority") that is applicable to Seller or any of its assets or property, (b) conflict with or result in a violation of the Certificate of Incorporation or Bylaws of Seller, each as amended to date, or (c) conflict with or result in a material breach of any of the terms, conditions or provisions of any material agreement, instrument or understanding to which Seller is a party or by which Seller or its assets or property are bound, or constitute a default or cancel or accelerate any obligations thereunder, except in the case of clauses (a) and (c), for any such
                                              -----------     ---
conflict or breach which would not limit or delay Seller's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, including, without limitation, transferring valid and enforceable title to all of the Shares to Buyer at the Closing free and clear of any and all Liens.

                           Schedules to the Agreement
                                   (Continued)

     2.4  Third-Party Consents. Each consent, approval and authorization of any
          --------------------
person or Governmental Authority required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller is identified on Schedule 2.4 hereto (collectively, the "Required Seller
                 ------------
Consents"). All Required Seller Consents of any person or Governmental Authority shall be obtained by Seller prior to the Closing.

     2.5  Enforceability. This Agreement has been duly executed and delivered by
          --------------
Seller, and, subject to the approval of the Bankruptcy Court, constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     2.6  Ownership of Shares; No Liens on Shares. The authorized capital stock
          ---------------------------------------
of the Company consists of 1,000 shares of Common Stock. Of such shares, 1,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, and nonassessable. Except for the Shares, all of which are owned by Seller, there are, and, as of the Closing there will be, no other equity securities of the Company outstanding. None of the Shares were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person. Seller is the true and lawful owner, of record and beneficially, of the Shares, free and clear of any Liens, other than Liens described on Schedule 2.6 hereto, all of which Liens and any other
                   ------------
restrictions on transfer will be indefeasibly released or extinguished at or prior to the Closing. None of the Shares are or will be at the Closing subject to any outstanding agreements, commitments, options, warrants, calls, or similar rights of any other person to acquire the same, nor will there be outstanding as of the Closing any agreements, commitments, options, warrants, calls, or similar rights of any other person to acquire securities exercisable or exchangeable for or convertible into capital stock or other securities of the Company; and Seller has, and as of the Closing Date will have, the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to the Shares, free and clear of any and all Liens.

     2.7  Brokerage Fees. Except as set forth on Schedule 2.7, no broker,
          --------------                         ------------
finder, agent, representative or similar intermediary has acted for or on behalf of Seller or Greate Bay in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith, or the consummation of the transactions contemplated hereby, based on any agreement or understanding with Seller or any action taken by Seller.

     2.8  Litigation. Except as set forth on Schedule 2.8 or Schedule 3.17,
          ----------                         ------------    -------------
there are no claims, causes of action, litigation, proceedings or investigations (collectively "Claims") pending or, to the knowledge of Seller, threatened (a) by or against the Company or the Seller, or (b) that question the validity of this Agreement, Seller's right to enter into and perform this Agreement and consummate the transactions contemplated hereby or any action taken or to be taken by any party in connection with this Agreement. Except as set forth on
Schedule 3.21, there are no Claims pending or, to the best knowledge of Seller
-------------
after due inquiry, are any such Claims threatened which (i) allege that the Company is infringing or has infringed upon or otherwise is violating or has violated the intellectual property or other rights of any third party or (ii) could materially and adversely affect (a) the Company's ability to consummate the transactions contemplated hereby and otherwise perform its obligations hereunder, (b) the Business or (c) the rights, assets or properties of the Company.

                           Schedules to the Agreement
                                   (Continued)

     2.9  Indebtedness. Except as set forth on Schedule 2.9, neither Seller nor
          ------------                         ------------
any other Debtor (including their respective direct and indirect subsidiaries and Affiliates) has any claim, as defined in Section 101(5) of the Bankruptcy Code, on account of intercompany debt or otherwise, against the Company.

     2.10 Auction and Sale Efforts. CIBC World Markets, an internationally known
          ------------------------
investment banking firm, was engaged by Hollywood Casino Corporation, a Delaware corporation ("HCC"), and together with Seller, conducted the Auction prior to entering into this Agreement. As part of the Auction, Seller and CIBC World Markets marketed the sale of the Shares to seven potential purchasers, including Buyer, for more than four months. As a result of the Auction, Seller believes
(i) that Buyer has submitted the highest and best bid for the purchase of the Shares, (ii) that the Purchase Price for the Shares is fair and (iii) that a higher and better price is not likely to be obtained by further sale efforts and/or longer market exposure. Seller, in consultation with HWCC, believes that the sale of the Shares to Buyer under this Agreement represents a sale for the full and fair market value of the Shares, and is in the best interests of Seller, the other Debtors and the Company.

                                   ARTICLE III

                  Representations and Warranties of the Company
                  ---------------------------------------------

     Subject to the further representations and warranties under Article X, the
                                                                 ---------
Company represents and warrants to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing its obligations under this Agreement).

     3.1  Due Organization. The Company is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct the Business as heretofore and currently conducted. The Company is duly registered or qualified and in good standing in every jurisdiction where the character of the properties owned or leased by it, or the nature of the business conducted by it, makes qualification to do business as a foreign entity necessary, except such jurisdictions where a failure to so register or qualify could not reasonably be expected to cause any material adverse change in or have any material adverse effect on the Business, the Company, the prospects, financial condition or results of operation of the Company, the operation of the Business or the ability of the Company to consummate the transactions contemplated hereby (a "Material Adverse Effect").

     3.2  Authorization. The Company has the requisite corporate power and
          -------------
authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the Bankruptcy Court, to perform its obligations hereunder. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby have been duly authorized by all requisite Company corporate and stockholder action.

     3.3  No Breach or Conflict. Subject to the receipt of the approvals
          ---------------------
described on Schedule 3.4 and the approval of this Agreement by the Bankruptcy
             ------------
Court, neither the execution

                           Schedules to the Agreement
                                   (Continued)

and delivery of this Agreement, nor compliance with the terms and provisions hereof nor the consummation of the transactions contemplated hereby, by the Company, will (a) conflict with or result in a violation of any material Legal Requirement of any Governmental Authority that is applicable to the Company or any of its assets or property, (b) conflict with or result in a violation of the Certificate of Incorporation or bylaws of the Company, each as amended to date,
(c) conflict with or result in a material breach of any of the terms, conditions or provisions of any agreement, instrument or understanding to which the Company is a party or by which the Company or its assets or properties are bound, or constitute a default or cancel or accelerate any obligations thereunder or (d) result in the creation of any material Lien.

     3.4  Third-Party Consents. Each consent, approval and authorization of any
          --------------------
person or Governmental Authority which is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company (collectively, the "Required Company Consents") is set forth on Schedule 3.4 hereto. All Required Company Consents from any person or
         ------------
Governmental Authority shall be obtained by Seller prior to the Closing.

     3.5  Enforceability. This Agreement has been duly executed and delivered by
          --------------
the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3.6  Capitalization. The authorized capital stock of the Company consists
          --------------
of 1,000 shares of Common Stock. Of such shares, 1,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, and nonassessable. Except for the Shares, all of which are owned by Seller, there are, and, as of the Closing there will be, no other equity securities of the Company outstanding. None of the Shares were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person. Seller is the true and lawful owner, of record and beneficially, of the Shares, free and clear of any Liens, other than Liens described on Schedule 2.6
                                                                   ------------
hereto, all of which Liens and other restrictions on transfer will be indefeasibly released or extinguished at or prior to the Closing. None of the Shares are, or will be at the Closing, subject to any outstanding agreements, commitments, options, warrants, calls, or similar rights of any other person to acquire the same. None of the Shares are, and as of the Closing, none of the Shares will be, subject to any Liens or other restrictions on transfer thereof; and, subject to the approval of the Bankruptcy Court, Seller has, and as of the Closing Date will have, the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to the Shares, free and clear of any and all Liens.

     3.7  Other Rights to Acquire Capital Stock. There are, and there will be as
          -------------------------------------
of the Closing, no authorized or outstanding agreements, commitments, warrants, options, or rights of any kind to acquire any capital stock or other securities of the Company or any rights or securities exercisable or exchangeable for or convertible into capital stock or other securities of the Company.

                           Schedules to the Agreement
                                  (Continued)

     3.8  Subsidiaries. The Company does not directly or indirectly have (or
          ------------
possess any options or other rights to acquire) any subsidiaries or any direct or indirect equity ownership interests in any other person.

     3.9  Indebtedness.
          ------------

          (a) Except as set forth on Schedule 3.9(a), the Company has no
                                     ---------------
outstanding intercompany debt or other intercompany obligations to any of the Debtors (including their respective direct and indirect subsidiaries and Affiliates) or any obligation to incur the same, and none of Seller, Greate Bay or any other Debtors (including their respective direct and indirect subsidiaries and Affiliates) has any claim, as defined in Section 101(5) of the Bankruptcy Code, on account of intercompany debt or otherwise, against the Company.

          (b) Other than trade debt incurred in the ordinary course of business since September 30, 2001, any items set forth on the disclosure schedules, or as otherwise reflected in the Financial Statements, the Company has no other creditors.

     3.10 Contracts and Agreements. Attached as Schedule 3.10 hereto is a list
          ------------------------              -------------
of all written or oral contracts, commitments, leases, and other agreements and instruments (including, without limitation, all mortgages, deeds of trust, promissory notes, loan agreements, security agreements, pledge agreements and other evidences of indebtedness, any confidentiality or non-disclosure agreements, any collective bargaining or other labor or employment related contracts, agreements or undertakings, or any other contracts, documents or instruments of any kind) to which the Company is a party or by which the Company or its assets or properties are bound, pursuant to which the Company or any other party thereto is required to make payments or perform other obligations with a value of $62,500 or greater per annum, or which are otherwise material to the Business (collectively, the "Company Contracts"). Each Company Contract is a lawful, valid and legally binding obligation of the Company and is in full force and effect and enforceable against the Company in accordance with its terms. Except as set forth on Schedule 3.10, the Company is not and, to the knowledge
                       -------------
of the Company, no other party to any Company Contract is, in material default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default) under any such Company Contracts.

     3.11 Compliance With Laws. Except as disclosed on Schedule 3.11, the
          --------------------                         -------------
Company is in material compliance with all Legal Requirements applicable to the Company. No claims or investigations alleging any violation by the Company of any such Legal Requirements are pending or, to the best knowledge of the Company, threatened.

     3.12 Taxes.
          -----

          (a) The Company, or Greate Bay on behalf of the Company, has filed with appropriate agencies all tax returns required by law to be filed by the Company. Such tax returns were properly prepared and reflect in all material respects the full amount due thereunder.

                           Schedules to the Agreement
                                   (Continued)

          (b)  Except as disclosed on Schedule 3.12(b):
                                      ----------------

               (i) no audit of any federal, state or municipal returns or other tax returns filed by or on behalf of the Company is in progress or, to the knowledge of the Company, threatened;

               (ii) no extensions or waivers of statutes of limitations with respect to any tax returns have been given by or, to the knowledge of the Company, requested from the Company; and

               (iii) to the knowledge of the Company, no claim has been made by any taxing authority in any jurisdiction where the Company does not file tax returns that it is or may be subject to tax in that jurisdiction.

          (c) There exist no unpaid federal, state or local income or other taxes with respect to the Company or the operation of the Business, except for accrued taxes not yet due and payable or taxes subject to a bona fide dispute.
                                                            ---- ----
The taxes payable reported by the Company in the Interim Financial Statements are adequate to cover the tax liabilities of the Company as of the date thereof and nothing has occurred subsequently to make any such taxes payable inadequate or inaccurate.

          (d) There are no Liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company.

          (e)  Except as set forth on Schedule 3.12(e), the Company is not a
                                      ----------------
party to or bound by any tax indemnity, tax sharing or tax allocation agreement, nor any closing agreement or offer in compromise with any taxing authority.

          (f)  (i)  Except as set forth on Schedule 3.12(f) and other than the
                                           ----------------
affiliated group of corporations of which Greate Bay is the common parent, the Company has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code") or a member of a combined, consolidated or unitary group for state, local or foreign tax purposes.

               (ii) The Company has no liability for taxes of any person (other than the Company) under Treasury Regulations S ection 1.1502-6 (or any corresponding provision of state, local or foreign income tax law), as transferee or successor, by contract or otherwise.

          (g)  Except as set forth on Schedule 3.12(g), the Company is not a
                                      ----------------
party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (h) Seller is not a "foreign person" as that term is used in Treas. Reg. (S) 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a).

                           Schedules to the Agreement
                                   (Continued)

          (i) There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury regulations promulgated thereunder.

          (j) Neither Greate Bay nor any member of the consolidated group of corporations of which it is the common parent has made an election (as permitted under Treasury Regulation Section 1.1502-20(g)) to reattribute the Company's net operating losses to the consolidated group, and Greate Bay will not, and will not cause any other member of the consolidated group, to make such election with respect to net operating losses of the Company.

     3.13 Licenses and Permits. Schedule 3.13(a) contains a list of all federal,
          --------------------  ----------------
state, county, and local governmental licenses, certificates, permits and orders (collectively, the "Permits") held or applied for by the Company. The Company has complied in all material respects, and is in compliance in all material respects, with the terms and conditions of all such Permits, and no material violation of any such Permit has occurred. Except as disclosed on Schedule
                                                                  --------
3.13(b) hereto, no additional Permit is required from any Governmental Authority
------
in connection with the conduct of the Business which, if not obtained, would have a Material Adverse Effect. No claim has been made by any Governmental Authority (and, to the best knowledge of the Company, no such claim is anticipated) to the effect that any Permit is necessary in respect of the Business that has not been obtained.

     3.14 Financial Statements. The following financial statements (the
          --------------------
"Financial Statements") of the Company have been delivered to Buyer by the
Company:

          (a) audited consolidated balance sheets, statements of income and cash flow, and statements of changes in financial position of the Company as of and for each of the years ended December 31, 2000 and 1999, together with, in each case, the notes thereto and the report of Deloitte & Touche LLP certified public accountants with respect thereto (collectively, the "Audited Financial Statements"); and

          (b) unaudited consolidated balance sheet, statements of income and cash flow, and statement of changes in financial position of the Company as of and for each of the nine months ended September 30, 2001 and 2000 (collectively, the "Interim Financial Statements").

     The Financial Statements have been prepared in accordance with GAAP and fairly and accurately present the financial position, results of operations, and changes in financial position of the Company as of the indicated dates and for the indicated periods (except, in the case of the Interim Financial Statements, for the absence of notes thereto and subject to normal year-end audit adjustments and accruals required to be made in the ordinary course of business which are not materially adverse to and are consistent with past practices of the Company). Except to the extent reflected or provided for in the balance sheet included in the Interim Financial Statements, the Company has no liabilities or obligations (whether absolute, contingent, or otherwise), other than current liabilities incurred in the ordinary course of business subsequent to September 30, 2001 and liabilities that are not material to the Business taken as a whole; and the Company has no knowledge of any basis for the assertion of any such liability or obligation. Since December 31, 2000, there has been no material adverse change in the financial position, assets,

                           Schedules to the Agreement
                                  (Continued)

results of operations, or business of the Company, excluding any change resulting from general economic conditions or relating to the industry of the Business generally or arising from actions contemplated by the parties under this Agreement or from the announcement of the transactions contemplated hereby.

     3.15 Conduct of the Business. Except as disclosed in Schedule 3.15, since
          -----------------------                         -------------
September 30, 2001, the Company has conducted the Business only in the ordinary course and there has not been any:

          (a) change in any authorized or issued capital stock of the Company; grant of any warrants, stock options or other rights to purchase shares of capital stock of the Company; issuance of any options, warrants, rights or securities or securities of any kind, including those exercisable or exchangeable for or convertible into capital stock; grant of any registration rights by the Company; purchase, redemption, retirement, or other acquisition by the Company or any affiliate thereof of any shares of any such capital stock or other securities of the Company; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or other securities of the Company;

          (b) amendment to the Certificate of Incorporation or Bylaws of the Company;

          (c) except in the ordinary course of business, increase by the Company of any bonuses, salaries, or other compensation to any employee, stockholder, director or officer or entry into any employment, severance, change of control or similar contract or arrangement with any director, officer, or employee of any such entity;

          (d) adoption or amendment of any Employee Benefit Plan or Other Plan covering any employees of the Company which results in an increase in the liability of the Company under any such plan, agreement or arrangement;

          (e) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any material assets of the Company;

          (f) material change in the accounting methods used by the Company;

          (g) except for those liabilities or obligations incurred in the ordinary course of business or disclosed in the Financial Statements, incurrence of any material amount of indebtedness or other liability or obligation not reflected on the Financial Statements; or

          (h) agreement, whether oral or written, by the Company to do any of the foregoing.

     3.16 Brokerage Fees. Except as set forth on Schedule 2.7, no broker,
          --------------                         ------------
finder, agent, representative or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith or in connection with the transactions contemplated hereby based on any agreement or understanding with the Company or any action taken by the Company.

                           Schedules to the Agreement
                                  (Continued)

     3.17 Litigation. Except as set forth on Schedule 3.17, there are no Claims
          ----------                         -------------
pending or, to the knowledge of the Company, threatened (a) by or against the Company, Seller or Greate Bay, or (b) that question the validity of this Agreement, the Company's right to enter into and perform this Agreement and consummate the transactions contemplated hereby or any action taken or to be taken by any party in connection with this Agreement. Except as set forth on
Schedule 3.17 or Schedule 3.21, there are no Claims pending or, to the best
-------------    -------------
knowledge of the Company after due inquiry, are any such Claims threatened, which (a) allege that the Company is infringing or has infringed upon or otherwise is violating or has violated the intellectual property or other rights of any third party, or (b) could affect (i) the Company's ability to consummate the transactions contemplated hereby and to otherwise perform its obligations hereunder, (ii) the Business, or (iii) the rights or assets or properties of the Company.

     3.18 Employees; Compensation; Unions.

          (a) Schedule 3.18(a) lists the name of each present employee
              ----------------
of the Company and the current salary level and title of each such present employee, and for each present employee of the Company whose annual rate of compensation exceeds $50,000, the date of employment, position and the current annual salary and any bonus or incentive compensation paid during 2001 for such duties as to each such employee.

          (b) Except as set forth on Schedule 3.18(b), the Company has no
                                     ----------------
Employee Benefit Plans or Other Plans covering its employees, nor does the Company have any obligations (including but not limited to obligations to make contributions) with respect to any of the foregoing.

          (c) None of the employees of the Company or any member of the Company's Controlled Group are unionized nor, to the knowledge of the Company, has any effort been made to organize any such employees. There is no Claim or grievance pending before any local, state or federal agencies or any court or other Governmental Authority with respect to any labor stoppage, strike or unresolved labor dispute, the outcome of which could materially and adversely affect the operation of the Company, nor to the Company's knowledge, is any such event threatened.

          (d) Each Employee Benefit Plan (and related trust, insurance contract or fund if the Employee Benefit Plan is funded through a trust or third party funding vehicle) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code, and has been administered and operated in all material respects in accordance with all such requirements. All required reports and descriptions required to be filed with any Governmental Authority (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. Seller has delivered or made available to Buyer correct and complete copies of the plan documents and summary plan descriptions, most recent determination letters received from the Internal Revenue Service, the two most recent Form 5500 Annual Reports, and all related trust agreements, insurance contracts and other funding agreements which relate to each Employee Benefit Plan. Except as set forth on Schedule 3.18(d), since
                                                      ----------------
January 1, 1996, no Employee Benefit Plan of the Company has been audited by any Governmental Authority, and

                           Schedules to the Agreement
                                  (Continued)

none of Seller, Greate Bay or the Company has received any written notice that such an audit will or may be conducted.

               (e) Each Employee Pension Benefit Plan that is intended to meet the requirements of a qualified plan under Code Section 401(a), has received a favorable determination letter from the Internal Revenue Service that is current and valid and to the Company's knowledge no event has occurred since the date of such determination letter that would operate to jeopardize such Employee Pension Benefit Plan's qualification. All contributions (including employer contributions and employee salary reduction contributions) to each Employee Pension Benefit Plan that are required to be paid have been timely paid.

               (f) All required premiums or other payments accruing for all periods on or before the Closing Date have been or will have been paid with respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan or adequate reserves for such premiums or payments have been or will be set aside therefor and have been or will be reflected in the Financial Statements.

               (g) The Company has not engaged in or knowingly permitted to occur and, to the knowledge of the Company, no other party has engaged in or permitted to occur any transaction prohibited by Section 406 of ERISA or any "prohibited transaction" under Section 4975(c) of the Code with respect to any Employee Benefit Plan that is not exempt under Section 408 of ERISA or Section 4975 of the Code, that would subject the Company to any material liability. None of Seller, Greate Bay or the Company has incurred or reasonably expects to incur material excise tax liability under Chapter 43 and Chapter 47 under Subtitle D of the Code. No ERISA Fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan and for which the Company has any material liability. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of Seller, Greate Bay or the Company threatened.

               (h) No Employee Benefit Plan which is an Employee Pension Benefit Plan and no Employee Benefit Plan which is an Employee Pension Benefit Plan that the Company, or any member of the Controlled Group that includes the Company, sponsors or maintains, or has within the last five years sponsored or maintained, or to which it contributes, or has within the last five years contributed or been required to contribute, is subject to Title IV of ERISA or
Section 412 of the Code.

               (i) Neither the Company nor any member of the Controlled Group that includes the Company, contributes to, ever has contributed to, or ever has been required to contribute to any Multiple Employer Plan or any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiple Employer Plan or any Multiemployer Plan. Except as set forth on Schedule
                                                                --------
3.18(i), neither the Company nor any member of the Controlled Group that
-------
includes the Company, maintains or contributes, ever has maintained or contributed, or ever has been required to maintain or contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future

                           Schedules to the Agreement
                                   (Continued)

retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

           (j) Except as described in Schedule 3.18(j), each Employee Benefit Plan or Other Plan can be amended or terminated at any time without approval from any person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination.

           (k) Except as described in Schedule 3.18(k), no Employee Benefit Plan or Other Plan provides for any severance pay, accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, forgiveness or modification of loans, or vesting conditioned in whole or in part upon a change in control of the Company or any plant closing.

      3.19 Insurance. All insurance policies pertaining to the Company are
           ---------
listed on Schedule 3.19 and are in full force and effect on the date hereof.
          -------------
There are no material pending insurance claims or any factual basis therefor other than as described on Schedule 3.19, and the Company has not received any
                           -------------
oral or written notice from any insurance carrier or provider (a) indicating that there will be a material increase in the premiums charged for any such policies, (b) disputing any obligation to pay any insurance claim presented to any such insurance carrier or provider, or (c) indicating that any such insurance carrier or provider intends to terminate, or refuse to renew, any such insurance policy.

      3.20 Environmental Matters.

           (a) The Company has at all times possessed all permits, authorizations, and approvals required by Environmental Laws for the conduct of the Business and its operations (collectively, "Environmental Permits"). The Company is in material compliance with all Environmental Laws and Environmental Permits. There are no claims or proceedings pending or threatened against the Company alleging the violation of or non-compliance with Environmental Laws. The Company is not aware of any facts, circumstances or conditions that could reasonably be expected to result in the Company incurring material liabilities under Environmental Laws. For purposes of this Section 3.20, (i) "Environmental
                                               ------------
Laws" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, or treaty; all judicial, administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (A) the protection, investigation, remediation, or restoration of the environment or natural resources; or (B) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance, or the protection of the health and safety of employees or the public and (ii) "Hazardous Substance" means any substance, material, or waste that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law; (B) any petroleum hydrocarbon, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive materials or radon; or
(C) any other substance, material, or waste which may be the subject of regulatory action by any governmental authority pursuant to any Environmental Law.

      3.21 Patents, Trademarks and Similar Rights.

                           Schedules to the Agreement
                                   (Continued)

          (a) Set forth on Schedule 3.21 is a list of all patents, patent
                           --------------
applications, customized software, trade names, registered trademarks, registered copyrights, registered service marks and applications for and extensions and renewals of any of the foregoing (collectively, "Intellectual Property") that are owned by the Company. Except as set forth in Schedule 3.21,
                                                                 -------------
(i) all the Intellectual Property has been duly registered in, filed in or issued by the appropriate governmental entity where such registration, filing or issuance is necessary or appropriate, (ii) Company is the sole and exclusive owner of, and the Company has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, the customized software included in the Intellectual Property and the consummation of the transactions contemplated hereby does not and will not conflict with, alter or impair any such rights, (iii) during the past 18 months neither Seller nor any of its affiliates has received any written or oral communication from any person asserting any ownership interest in any Intellectual Property; and (iv) no Claim is pending or, to the knowledge of the Company, threatened, asserting any infringement or misappropriation by any third party of such Intellectual Property or the violation or misappropriation of or the infringement by the Company of any intellectual property rights of any person.

          (b) Set forth on Schedule 3.21 is a list of all licenses for
                           -------------
intellectual property between the Company and any other person in respect of intellectual property used by the Company in the Business or otherwise (including the Intellectual Property), other than standard "shrink wrap" licenses with respect to off the shelf computer software. No Claim is pending or, to the best knowledge of the Company after due inquiry, threatened which contests the Company's rights to use or license such licensed intellectual property or the validity and enforceability of such licenses to use and exploit the intellectual property subject thereto.

          (c) All trade secrets have been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. All former and current members of management and key personnel of Company or any of its affiliates, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property (collectively, "Personnel"), have executed and delivered to Company or one of its predecessors a proprietary information agreement restricting, or are otherwise bound by a legal obligation that restricts, such person's right to disclose proprietary information of Company or one of its predecessors. No Personnel have any Claim against Company in connection with such person's involvement in the conception and development of any Intellectual Property and no such Claim has been asserted or is threatened. None of the current officers and employees of Company is a named inventor with respect to any United States patents issued or applications pending for any device, process, design or invention of any kind now used by Company in the conduct of the Business, which patents or applications have not been assigned to Company pursuant to assignments duly recorded in the United States Patent and Trademark Office.

          3.22 Equipment, Property and Assets. Each item of tangible equipment
               ------------------------------
or property that is owned by the Company and material to the conduct of the Business, whether reflected in the Financial Statements or otherwise, is in satisfactory operating condition, except for

                           Schedules to the Agreement
                                  (Continued)

reasonable wear and tear. All such items which are leased by the Company are maintained in all material respects in accordance with applicable manufacturer and lessor requirements.

     3.23 Real Property. The Company owns no real property. Schedule 3.23 sets
          -------------                                     -------------
forth all real property leased by the Company, and , with respect to leased real property, sets forth the commencement date, term, termination rights, renewal rights and monthly rent of each such lease. Each lease of real property is in full force and effect, and the Company is not, nor to the best knowledge of the Company is any other party, in material breach or violation of any such real property lease. Each such parcel of leased real property has been used or occupied by the Company, at all times been used and occupied in compliance with all applicable Environmental Laws.

     3.24 Bank Accounts. Schedule 3.24 sets forth the name and location of each
          -------------  -------------
bank, trust company, savings and loan association or other person at which the Company maintains safe deposit boxes, checking, savings or operating accounts or other accounts of any nature, along with account numbers, the balance as of the date set forth on Schedule 3.24 and the names of persons entitled to draw
                  -------------
thereon, make withdrawals therefrom or otherwise have access thereto.

                                   ARTICLE IV

                  Representations and Warranties of Greate Bay
                  --------------------------------------------

         Subject to the further representations and warranties under Article X,
                                                                     ---------
Greate Bay hereby represents and warrants to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing this Agreement).

     4.1 Due Organization. Greate Bay is a corporation duly organized, validly
         ----------------
existing and in good standing under the laws of the State of Delaware.

     4.2 Authorization. Greate Bay has the requisite corporate power and
         -------------
authority to execute this Agreement and, subject to the approval of this Agreement by the Bankruptcy Court, to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Greate Bay and, to the extent required, its stockholders.

     4.3 No Breach or Conflict. Subject to the receipt of the approvals
         ---------------------
described on Schedule 4.4 hereto and the approval of this Agreement by the
             ------------
Bankruptcy Court, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof or the consummation of the transactions contemplated hereby, by Greate Bay, will (a) conflict with or result in a violation of any Legal Requirements of any Governmental Authority that are applicable to Greate Bay or any of its assets or property, (b) conflict with or result in a violation of the Certificate of Incorporation or Bylaws of Greate Bay as amended to date, or (c) conflict with or result in a material breach of any of the terms, conditions or provisions of any material

                           Schedules to the Agreement
                                   (Continued)

agreement, instrument or understanding to which Greate Bay is a party or by which Greate Bay or its assets or property are bound, or constitute a default or cancel or accelerate any obligations thereunder, except in the case of clauses
                                                                       -------
(a) and (c), for any such conflict or breach which would not limit or delay
---     ---
Greate Bay's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, including, without limitation, Seller transferring valid and enforceable title to all of the Shares to Buyer at the Closing free and clear of any and all Liens.

     4.4 Third-Party Consents. Each consent, approval and authorization of any
         --------------------
person or Governmental Authority required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Greate Bay is identified on Schedule 4.4 hereto (collectively, the "Required Greate Bay
                     ------------
Consents"). All Required Greate Bay Consents of any person or Governmental Authority shall be obtained by Greate Bay prior to the closing.

     4.5 Enforceability. This Agreement has been duly executed and delivered by
         --------------
Greate Bay, and, subject to the approval of the Bankruptcy Court, constitutes a valid and binding obligation of Greate Bay enforceable against Greate Bay in accordance with its terms.

     4.6 Brokerage Fees. Except as set forth on Schedule 2.7, no broker, finder,
         --------------                         ------------
agent, representative or similar intermediary has acted for or on behalf of Greate Bay in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith, or the consummation of the transactions contemplated hereby, based on any agreement or understanding with Greate Bay or any action taken by Greate Bay.

     4.7 Litigation. Except as set forth on Schedule 4.7 or Schedule 3.17, there
         ----------                         ------------    -------------
are no Claims pending or, to the best knowledge of Greate Bay after due inquiry, threatened (a) by or against the Company or Greate Bay, or (b) that question the validity of this Agreement, Greate Bay's right to enter into and perform this Agreement and consummate the transactions contemplated hereby or any action taken or to be taken by any party in connection with this Agreement. Except as set forth on Schedule 3.21, there are no Claims pending or, to the best
             -------------
knowledge of Seller after due inquiry, are any such Claims threatened which (i) allege that the Company is infringing or has infringed upon or otherwise is violating or has violated the intellectual property or other rights of any third party, or (ii) could materially and adversely affect (a) the Company's ability to consummate the transactions contemplated hereby and otherwise perform its obligations hereunder, (b) the Business, or (c) the rights or assets or properties of the Company.

     4.8 Indebtedness. Except as set forth on Schedule 4.8, neither Greate Bay
         ------------                         ------------
nor any other Debtor (including their respective direct and indirect subsidiaries and affiliates) has any claim, as defined in Section 101(5) of the Bankruptcy Code, on account of intercompany debt or otherwise, against the Company.

     4.9 Auction and Sale Efforts. Greate Bay is aware of and has been actively
         ------------------------
involved in the Auction prior to entering into this Agreement. Greate Bay, in consultation with HWCC

                           Schedules to the Agreement
                                  (Continued)

and Seller, believes that the sale of the Shares to Buyer under this Agreement represents a sale for the full and fair market value of the Shares.

                                    ARTICLE V

                     Representations and Warranties of Buyer
                     ---------------------------------------

     Buyer hereby represents and warrants to the Company, Seller and Greate Bay as follows (with the understanding that the Company, Seller and Greate Bay are relying materially on each such representation and warranty in entering into and performing their respective obligations under this Agreement):

     5.1 Due Organization. Buyer is a corporation duly organized, validly
         ----------------
existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to conduct its business as heretofore conducted. Buyer is duly qualified or registered and in good standing in every jurisdiction where the character of the properties owned or leased by it, or the nature of the business conducted by it, makes qualification to do business as a foreign entity necessary, except such jurisdictions where a failure to so qualify or register could not reasonably be expected to have a material adverse effect on Buyer, its financial condition or operation of its business or the ability of Buyer to consummate the transactions contemplated hereby.

     5.2 Authorization. Buyer has the requisite corporate power and authority to
         -------------
execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby have been duly authorized by all requisite Buyer corporate action.

     5.3 No Breach or Conflict. Subject to receipt of the Required Buyer
         ---------------------
Consents, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, or the consummation of the transactions contemplated hereby, by Buyer, will (a) conflict with or result in a violation of any Legal Requirement of any Governmental Authority that is applicable to Buyer or any of its assets or properties, (b) conflict with or result in a violation of the Certificate of Incorporation or Bylaws of Buyer, each as amended to date, or (c) conflict with or result in a material breach of any of the terms, conditions or provisions of any material agreement, instrument or understanding to which Buyer is a party or by which Buyer or its assets or property are bound, or constitute a default or cancel or accelerate any obligations thereunder, except in the case of clauses (a) and (c), for any such
                                              -----------     ---
conflict, violation or breach which would not materially or adversely limit or delay Buyer's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     5.4 Third-Party Consents. Each consent, approval and authorization of any
         --------------------
person or Governmental Authority required for the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer (collectively, the "Required Buyer Consents"), has been, or will be prior to the Closing, obtained.

                           Schedules to the Agreement
                                  (Continued)

     5.5 Enforceability. This Agreement has been duly executed and delivered by
         --------------
Buyer, and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.6 Brokerage Fees. No broker, finder, agent, representative or similar
         --------------
intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith based on any agreement or understanding with Buyer or any action taken by Buyer.

     5.7 Litigation. Except as set forth on Schedule 5.7, there are no material
         ----------                         ------------
Claims pending or, to the knowledge of Buyer, threatened that question the validity of this Agreement, Buyer's right to enter into and perform this Agreement and consummate the transactions contemplated hereby or any action taken or to be taken by Buyer in connection with this Agreement or which would reasonably be expected to have a material adverse effect on Buyer, its financial condition or operation of its business or the ability of Buyer to consummate the transactions contemplated hereby.

     5.8 Cash Consideration. Buyer has available to it, and at the Closing shall
         ------------------
have available to it, all funds necessary to pay the Purchase Price for the Shares and to satisfy its payment obligations hereunder.

     5.9 Securities Act Representations. Buyer is acquiring the Shares for
         ------------------------------
investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Buyer does not have any present intention of selling, granting any participation in, or otherwise distributing any of the Shares otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

                                   ARTICLE VI

                 Covenants of the Company, Seller and Greate Bay
                 -----------------------------------------------

     6.1 Inspection. From the date of this Agreement to the Closing, the Company
         ----------
shall, and Greate Bay and Seller shall cause the Company to, give to Buyer, its officers, agents, employees, counsel, accountants, engineers and other representatives, reasonable access to the premises and books and records relating to the Company and, to the extent permitted by law, cause the Company's employees to furnish to Buyer such information related to the Company as Buyer shall from time to time reasonably request; provided, however, that any such
                                            --------  -------
investigation shall be conducted (a) through the Chairman of the Board of Greate Bay or his designee,

                           Schedules to the Agreement
                                  (Continued)

(b) during normal business hours and (c) in such a manner as to not unreasonably to interfere with the operation of the Business by the Company. From the date of this Agreement to the Closing, the Company shall also provide Buyer with its monthly closing balance sheets as soon as practicable, but at least within ten business days after the end of each applicable month.

     6.2  Conduct of Business Pending Closing. Until the Closing the Company
          -----------------------------------
shall, and Greate Bay and Seller shall cause the Company to, use commercially reasonable best efforts to operate the Business in the ordinary course and substantially in the manner as heretofore conducted, and use commercially reasonable efforts not to take any action inconsistent with this Agreement. Without limiting the scope of the foregoing, Greate Bay and Seller shall use commercially reasonable best efforts to cause the Company:

          (a) to use, preserve and maintain the assets (including, but not limited, to the equipment and property) of the Company on a basis consistent with past practice and keep such assets, taken as a whole, in satisfactory working condition;

          (b) to maintain adequate insurance covering the Company in effect as of the date of this Agreement;

          (c) to pay all debts and obligations incurred by it in the operation of the Business in the ordinary course of business consistent with past practice;

          (d) not to commit any act or omit to do any act, nor permit any act or omission to act, which may cause a material breach of any Company Contract;

          (e) to maintain its books, accounts and records in accordance with GAAP and on a basis consistent with past practice;

          (f) not to enter into any agreement or arrangement for the sale of a material amount of any of the assets of the Company (whether in one or more transactions);

          (g) except in the ordinary course of business, not to, without the prior consent of Buyer, (i) offer employment to any person except in accordance with past practices or (ii) grant any raises to employees of the Company;

          (h) to operate the Business in material compliance with all applicable Legal Requirements;

          (i) not to issue any capital stock or other securities of the Company, or grant any warrants, options or other rights to acquire any capital stock or other securities of the Company or any securities exercisable or exchangeable for or convertible into capital stock or other securities of the Company;

          (j) not to, without the prior written consent of Buyer, create, incur, assume, guarantee or otherwise become liable for any material amount of indebtedness or any other material liability or obligation to any person (other than deposit liabilities classified as unearned

                           Schedules to the Agreement
                                   (Continued)

revenues incurred in the ordinary course of business) or undertake or agree to do any of the foregoing;

          (k) not to cancel, forgive, release, discharge, or waive any material receivable, debt or obligation owed to the Company by or from any person, or undertake or agree to do any of the foregoing;

          (l) to promptly inform Buyer in writing of any material adverse change in the financial condition, operations, assets or liabilities of the Business, other than those affecting the Company's industry generally; or

          (m) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries.

Notwithstanding the foregoing, this Section 6.2 shall not prohibit the Company
                                    -----------
from complying with existing contractual obligations, including, without limitation, any payments made by the Company as a result of any tax sharing payment obligations under Section 6.3, as well as any regular quarterly tax
                          ------------
sharing payments to Seller pursuant to the tax sharing agreement.

     6.3  Tax Sharing Agreement.
          ---------------------

          (a) Within ten business days after the Closing Date, a representative of Buyer and a representative of Greate Bay and HWCC shall jointly prepare a schedule that sets forth the Company's obligations for taxes attributable to the Company and its Business through the Closing Date under the tax sharing agreement set forth on Schedule 3.12(e) (the "Tax Sharing Payment").
                       ----------------

          (b) If the parties are unable to agree upon the amount of Tax Sharing Payment within such ten business day period, and the amount of the disputed difference in the Tax Sharing Payment is less than or equal to $25,000, then the Tax Sharing Payment shall be deemed to be the average of the parties' respective independent determinations of the Tax Sharing Payment. Any agreement among Buyer, Greate Bay and HWCC relating to the Tax Sharing Payment shall be final and binding upon all of the parties hereto and any parties in interest in the Debtor's bankruptcy cases.

          (c) If the parties are unable to agree on the Tax Sharing Payment within such ten business day period, and the amount of the disputed difference of the Tax Sharing Payment is greater than $25,000, then the disputed matters shall be referred for final determination to a tax professional of a nationally recognized accounting firm that is not the auditor for any of Alliance Gaming Corporation, Buyer, Seller, the Company, Greate Bay or HWCC; provided, however,
                                                             --------  -------
that if the parties are unable to select such an individual within five business days after the end of the ten business day period, the AAA shall make such selection (any person so selected shall be referred to herein as the "Independent Tax Professional").

                           Schedules to the Agreement
                                   (Continued)

          (d) The Independent Tax Professional shall deliver to the Buyer, HWCC and Greate Bay, as promptly as practicable and in any event within 10 days after its appointment, a written report setting forth its determination of the Tax Sharing Payment. Such report shall be final and binding upon all of the parties hereto for purposes of the Tax Sharing Payment. The fees, expenses and costs of the Independent Tax Professional shall be borne one half by Buyer and one half by HWCC.

          (e) Buyer shall cause the Company to pay HWCC, by delivery of immediately available funds, the Tax Sharing Payment within three business days after any final determination.

     6.4  Acquisition Proposals. None of Greate Bay, Seller or the Company
          ---------------------
shall, nor shall they authorize or permit any of their respective Affiliates or direct or indirect subsidiaries to, nor shall any such Affiliate or subsidiary authorize or permit any officer, director, stockholder, agent or representative of thereof to directly or indirectly solicit, initiate or seek from any third person (a "Third Person") the submission of any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company, or any purchase of all or any significant portion of the assets of the Company, or any equity or other ownership interest in or control of the Company, other than the transactions contemplated hereby with Buyer. Notwithstanding the foregoing, nothing contained in this Agreement or elsewhere shall prevent Greate Bay or Seller, or any of their respective direct or indirect subsidiaries, (consistent with the fiduciary duties of the Debtors to obtain the highest and best offer for the Shares), from (a) cooperating with or responding to unsolicited inquiries from, or negotiating with, any Third Person who expresses, or has expressed, prior to the date hereof, interest in an Acquisition Proposal, including granting to such Third Person access to the books, records and documents pertaining to the Debtors and the assets which are the subject of this Agreement; (b) responding to unsolicited inquiries submitted by Third Persons, subject, however, to the provisions of this Section 6.4; (c)
                                                              -----------
providing notice of the transactions contemplated hereby to all creditors and parties in interest and any and all Third Persons who have heretofore expressed an interest in an Acquisition Proposal; (d) cooperating, negotiating or entering into an agreement with any Third Person that expresses or has expressed an interest in an Acquisition Proposal on terms more favorable to the Debtors, as determined by the boards of directors of the Debtors, than those contained in this Agreement or (e) complying in all respects with an order of the Bankruptcy Court.

     6.5  Cooperation; Closing. Seller, Greate Bay and the Company shall
          --------------------
cooperate fully with Buyer and use all commercially reasonable efforts to satisfy promptly all conditions required hereby to be satisfied by the Company, Seller and Greate Bay in order to expedite and consummate the transactions contemplated hereby. Buyer, Seller, Greate Bay and the Company shall cooperate fully with one another in executing such documents and instruments, and taking such further actions, including, without limitation actions to obtain the required consent of any Governmental Authority or any other person necessary or helpful to expedite or consummate the transactions contemplated hereby.

                           Schedules to the Agreement
                                   (Continued)

     6.6  Noncompetition.
          --------------

          (a) Seller and Greate Bay, for a period of five years from and after the Closing and HWCC, for a period of three years from and after the Closing, will not, and will not permit any of their respective direct or indirect subsidiaries or Affiliates to:

               (i) own, lease, manage, operate, control, participate in the management or control of, be employed by, or maintain or continue any interest whatsoever in any enterprise engaged in any business competitive with the Business; provided, however, that each of Seller, Greate Bay, HWCC and their
          --------  -------
respective direct or indirect subsidiaries or Affiliates may purchase or otherwise acquire for investment purposes only up to 5% of the securities of any publicly held company; or

               (ii) employ or solicit the employment of any employee of the Company, Buyer, Bally Gaming, Inc. and/or Alliance Gaming Corporation unless (A) such employee resigns voluntarily (without any solicitation from Seller, Greate Bay or any direct or indirect subsidiary or affiliate thereof,), (B) Buyer
                                            ---------
consents in writing to such employment or solicitation, or (C) such employee is terminated by his or her employer or the Company after the Closing Date; or

               (iii) induce, cause or attempt to induce or cause any person to replace or terminate any Company Contract or other agreement or arrangement relating to the Business with products or services of any other person at any time after the Closing Date, except that any actions taken pursuant to the License and Maintenance Agreements shall not be deemed a breach of this clause
                                                                        ------
(iii).
-----

          (b) For a period of two years from and after the Closing, HWCC shall also be restricted from selling, transferring, licensing or otherwise granting rights to any intellectual property (whether in tangible or intangible form) to unrelated third parties that is derived from to or competes with the Intellectual Property, including, but not limited to, improvements, enhancements, or derivatives of such Intellectual Property. Notwithstanding the foregoing, and subject to the conditions, restrictions and limitations set forth in the License and Maintenance Agreements, nothing in this Section 6.6 shall
                                                           -----------
limit HWCC from selling, transferring, licensing or otherwise granting rights to any intellectual property (whether in tangible or intangible form) after this two year period, so long as such action doesn't otherwise violate the License and Maintenance Agreements or this Section 6.6.
                                   -----------

          (c) Seller, Greate Bay and HWCC acknowledge and agree that any remedy at law for any breach of this Section 6.6 would be inadequate and consents to
                              -----------
the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of this Section 6.6 may be effectively enjoined.
                          -----------

                           Schedules to the Agreement
                                   (Continued)

                                   ARTICLE VII

                               Covenants of Buyer
                               ------------------

     7.1  License and Maintenance Agreements. From and after the Closing Date,
          ----------------------------------
the Company shall, and Buyer shall cause the Company, (a) to comply in all material respects with the terms and conditions of the License and Maintenance Agreements and (b) not to omit to take any action or permit any act or omission to occur which would cause a material breach of the License and Maintenance Agreements.

     7.2  Cooperation; Closing. Buyer shall cooperate fully with Seller, Greate
          --------------------
Bay and the Company and use all commercially reasonable efforts to satisfy promptly all conditions required hereby to be satisfied by Seller, Greate Bay and the Company in order to expedite and consummate the transactions contemplated hereby. Buyer, Seller, Greate Bay and the Company shall cooperate fully with one another in executing such documents and instruments, and taking such further actions, including, without limitation actions to obtain the required consent of any Governmental Authority and any third party necessary or helpful to expedite or consummate the transactions contemplated hereby.

                                  ARTICLE VIII

       Conditions to the Company's, Seller's and Greate Bay's Obligations
       ------------------------------------------------------------------

     Each and every obligation of the Company, Seller and Greate Bay under this Agreement shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived by Greate Bay in writing:

     8.1  Buyer's Representations and Warranties. The material representations
          --------------------------------------
and warranties made by Buyer in Article V hereof shall be true, complete and
                                ---------
correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent any representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct in all material respects, on and as of such earlier date).

     8.2  Buyer's Covenants. Buyer shall have performed and complied with all of
          -----------------
the material terms, covenants and agreements set forth in this Agreement which are required to be performed by Buyer on or before the Closing Date.

     8.3  Buyer's Deliveries. Buyer shall have delivered the documents and other
          ------------------
items to be delivered by Buyer pursuant to Article XII hereof.
                                           -----------

     8.4  Bankruptcy Court. The Bankruptcy Court shall have entered the Sale
          ----------------
Approval Order substantially in the form of Exhibit E, and the implementation,
                                            ---------
operation or effect of such order shall not be stayed or, if stayed, such stay shall have been dissolved.

     8.5  Consents. Buyer shall have obtained, with the reasonable cooperation
          --------
of the Company, Seller and Greate Bay, all material Required Buyer Consents.

                           Schedules to the Agreement
                                   (Continued)

     8.6  Adverse Actions or Proceedings. There shall not be in effect any
          ------------------------------
order, judgment or decree restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby.

                                   ARTICLE IX

                        Conditions to Buyer's Obligations
                        ---------------------------------

     Each and every obligation of Buyer under this Agreement shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions, unless waived by Buyer in writing:

     9.1  Consents.
          --------

          (a) The Company, Seller and Greate Bay shall have obtained, with the reasonable cooperation of Buyer, all Required Company Consents, Required Seller Consents and Required Greate Bay Consents from gaming or gaming-related Governmental Authorities.

          (b) The Company, Seller and Greate Bay shall have obtained, with the reasonable cooperation of Buyer, all Required Company Consents, Required Seller Consents and Required Greate Bay Consents from any persons and Governmental Authorities other than gaming or gaming related Governmental Authorities, except where the failure to obtain such consents from non-Governmental Authorities would not have a Material Adverse Effect.

     9.2  The Company's, Seller's and Greate Bay's Representations and
          ------------------------------------------------------------
Warranties. The representations and warranties made by the Company, Seller and
----------
Greate Bay in Articles II, III, IV and X hereof shall be true, complete and
              -----------  ---  --     -
correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent any representation and warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct in all material respects, on and as of such earlier date), and except where the failure of any representation or warranty to be true, complete and correct shall not have a Material Adverse Effect; provided however, that
                                                      ----------------
this Material Adverse Effect qualifier shall apply only to this Section 9.2, and shall not in any way affect or amend the scope or substance of the representations and warranties made by the parties to this Agreement.

     9.3  The Company's, Seller's and Greate Bay's Covenants. The Company,
          --------------------------------------------------
Seller and Greate Bay shall have performed and complied with all of the terms, covenants and agreements set forth in this Agreement which are required to be performed by each of them respectively on or before the Closing Date except where the failure to perform or comply would not have a Material Adverse Effect.

     9.4  The Company's, Seller's and Greate Bay's Deliveries. The Company,
          ---------------------------------------------------
Seller, HWCC, HCC and Greate Bay shall have delivered the documents and other items to be delivered by each of them pursuant to Article XI hereof.
                                                  ----------

                           Schedules to the Agreement
                                   (Continued)

     9.5  Bankruptcy Court. The Bankruptcy Court shall have entered the Sale
          ----------------
Approval Order substantially in the form of Exhibit E, and the implementation,
                                            ---------
operation or effect of such order shall not be stayed or, if stayed, such stay shall have been dissolved.

     9.6  Regulatory Approvals. In addition to the consents required pursuant to
          --------------------
Section 9.1 above, all Legal Requirements of any Governmental Authority
-----------
necessary for the consummation of the transactions contemplated by this Agreement shall have been satisfied or validly waived, except where the failure to satisfy such Legal Requirements would not have a Material Adverse Effect. Immediately prior to the Closing, the Company shall have surrendered any gaming licenses in any jurisdiction that Buyer requests.

     9.7  No Material Adverse Effect. There shall not have occurred any Material
          --------------------------
Adverse Effect from the date hereof through the Closing, provided, however, that neither the sale of assets under Section 363(f) of the Bankruptcy Code as contemplated pursuant to Article X nor the transactions contemplated hereby
                         ---------
shall be considered a Material Adverse Effect.

     9.8  Adverse Actions or Proceedings. There shall not be in effect any
          ------------------------------
order, judgment or decree restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby.

                                    ARTICLE X

                               Bankruptcy Matters
                               ------------------

     10.1 Bankruptcy Procedures. The provisions of this Agreement shall be
          ---------------------
implemented through a sale of the Shares pursuant to a sale of assets under
Section 363(f) of the Bankruptcy Code, which sale shall be free and clear of all Liens, interests or rights of any type or nature. This sale shall be implemented as follows: upon commencement of the Debtors' Chapter 11 cases, Seller and Greate Bay shall (i) file, and serve on all appropriate parties, a motion seeking an order substantially in the form of Exhibit E (the "Sale Approval
                                              ---------
Order") authorizing the assumption of this Agreement under Section 365 of the Bankruptcy Code and approving the private sale of the Shares to Buyer under the terms of this Agreement under Section 363 of the Bankruptcy Code, and (ii) file, and serve on all appropriate parties, a motion seeking an order substantially in the form of Exhibit F (the "Sale Procedures Order") approving certain
            ---------
protections for Buyer and the sale procedures set forth in Section 10.3 only in
                                                           ------------
the event the Bankruptcy Court does not enter the Sale Approval Order and requires Seller to entertain competing bids for the Shares pursuant to an auction or otherwise. Seller and Greate Bay hereby agree to use their best efforts to file petitions for relief under Chapter 11 of Title 11 of the United States Code, together with motions to obtain the Sale Approval Order and the Sale Procedures Order (in the event the Court does not enter the Sale Approval Order), with the Bankruptcy Court, no later than ten days after the date hereof. Seller and Greate Bay further agree that the motion seeking the Sale Procedures Order shall be scheduled to be heard at same hearing as the motion seeking the Sale Approval Order and shall be withdrawn if the Bankruptcy Court enters the Sale Approval Order.

                           Schedules to the Agreement
                                   (Continued)

     10.2 The Sale Hearing. Seller and Greate Bay shall seek to conduct the sale
          ----------------
of the Shares pursuant to this Agreement and without further sales efforts or competitive bidding for the reasons, among others, set forth in Section 2.10,
                                                                ------------
and shall request the Bankruptcy Court to enter the Sale Approval Order at the first hearing before the Bankruptcy Court that is at least 20 days after the filing and service of the motion to obtain the Sale Approval Order (23 days, if notice is provided by regular mail). As more specifically set forth in Exhibit
                                                                       -------
E, the Sale Approval Order shall include: (a) provisions which authorize the
-
transactions contemplated hereby; (b) a finding that adequate notice of all matters relating to the sale of the Shares to Buyer and the transactions described in this Agreement has been given to all creditors and parties in interest in the Debtors' bankruptcy cases; (c) an order that the sale of the Shares is free and clear of all Liens, interests and any rights of other parties, whether they are parties to pending litigation relating to or arising in connection with the Shares or otherwise; (d) a finding that Buyer has acted in good faith within the meaning of Section 363(m) of the Bankruptcy Code and
(e) provisions for the retention of jurisdiction in the Bankruptcy Court over matters relating to the transactions contemplated hereby.

     10.3 The Sale Procedures. If, and only if, the Bankruptcy Court requires
          -------------------
Seller to entertain competing bids for the Shares pursuant to an auction in the Bankruptcy Court or otherwise, then the parties hereto agree that the procedures governing such sale shall be as set forth hereinafter in this Section 10.3. As
                                                              ------------
set forth in Section 10.1, upon the commencement of the Chapter 11 cases, Seller
             ------------
and Greate Bay shall make a motion to obtain the Sale Procedures Order approving the various sale procedures and protections for Buyer as set forth below, which motion shall be heard at the same hearing as the motion to obtain the Sale Approval Order, but only as an alternative form of relief in the event that the Bankruptcy Court does not enter the Sale Approval Order:

          (a) An "Overbid Event" shall occur if any of the following shall occur: (i) the Bankruptcy Court shall approve or authorize any transaction for the sale of the Shares or the Company to any person other than Buyer (or Buyer's permitted assigns), whether in connection with a sale under Section 363 of the Bankruptcy Code, confirmation of a plan of reorganization, or otherwise, or (ii) the Bankruptcy Court shall approve or authorize any transaction that is a competing or preclusive transaction, whether in connection with a sale under
Section 363 of the Bankruptcy Code, confirmation of a plan of reorganization, or otherwise.

          (b) Upon the closing of any transaction constituting an Overbid Event, Seller or Greate Bay shall pay to Buyer a break-up fee of $400,000 (the "Break-Up Fee") by wire transfer of immediately available funds to an account designated by Buyer upon the consummation of the competing or preclusive transaction from the proceeds of the closing of such transaction.

          (c) Upon the first business day after the closing of any transaction constituting an Overbid Event, but in any event, not more than 120 days after the occurrence of an Overbid Event, Seller or Greate Bay shall pay Buyer for its out-of-pocket costs and expenses (including reasonable, documented, legal, accounting, consulting and other consultant fees and expenses) not to exceed $150,000 in the aggregate (the "Expense Reimbursement"), by wire transfer of immediately available funds to an account designated by Buyer.

                           Schedules to the Agreement
                                   (Continued)

          (d) The parties recognize that, notwithstanding this Agreement, the Bankruptcy Court may entertain offers for the Shares ("Competing Bids") from other persons ("Competing Bidders"). In the event of any consideration of such offers, whether in the form of an auction process or otherwise, the Sale Procedures Order shall provide that:

              (i) no Competing Bid will be accepted or approved by the Debtors unless it is made pursuant to terms and conditions identical to those contained in this Agreement (except with respect to the Purchase Price and the identity of the proposed purchaser), and provides for aggregate consideration having a value equal to at least the sum of (A) the Purchase Price, plus (B) the Break-Up Fee, if any is required to be paid on account
            ----
     of the competing bid, plus (C) the Expense Reimbursement, plus (D)
                           ----                                ----
     $500,000, and, if there is a bidding process, each successive Competing Bid thereafter shall be in increments of at least $100,000 net consideration to the Debtors in each round of bidding;

              (ii) no Competing Bid will be considered unless the Debtors determine that the Competing Bidder has the capacity to complete the purchase of the Shares and that the Competing Bid is not subject to any financing or due diligence contingency;

              (iii) Buyer shall have the right of first refusal to match any Competing Bid conforming with the provisions contained herein, including the last and final bid of any person prior to the time an auction is declared to be complete. The effect of Buyer's exercise of such right will be to award to Buyer the right to purchase the Shares, without any further bidding being permitted, on the terms and subject to the conditions described herein (except as to Purchase Price), and in such event Buyer shall forfeit the Break-Up Fee; and

              (iv) copies of all Competing Bids, motions, objections or any other bankruptcy pleadings relating to the sale of the Shares shall be delivered to Buyer by the Debtors within one business day of their receipt by the Debtors.

          (e) The obligations hereunder of Seller and Greate Bay, subject to approval by the Bankruptcy Court (which shall be set forth in the Sale Procedures Order), shall give rise to administrative expenses pursuant to
Section 503 of the Bankruptcy Code.

          (f) By its acknowledgment of and consent hereto, HWCC represents and warrants that it (i) does not intend to bid for the Shares, (ii) agrees with and supports the procedures described in this Article X and (iii) waives any right
                                          ---------
it may have to make a credit bid for the Shares, whether pursuant to Section 363(k) of the Bankruptcy Code, pursuant to any plan of reorganization, or otherwise.

    10.4  Bankruptcy Court Approval. Seller and Greate Bay shall use their best
          -------------------------
efforts to obtain the Sale Approval Order and the Sale Procedures Order (to the extent required as set forth in Sections 10.1 and 10.3) as soon as possible.

          (a) Both the Sale Approval Order and the Sale Procedures Order shall be substantially in the form of Exhibits E and F, respectively.
                                ----------     -

                           Schedules to the Agreement
                                  (Continued)

          (b) Seller and Greate Bay shall use their best efforts to give due and proper notice, as is required by the Bankruptcy Code or otherwise, to all required persons of all matters relating to or in connection with the obtaining of the Sale Approval Order, the Sale Procedures Order and any other order authorized or issued by the Bankruptcy Court.

     10.5 Bankruptcy Court Filings and Administrative Expenses. Seller and
          ----------------------------------------------------
Greate Bay shall use their best efforts to promptly make any filings with, and take all actions and use their respective best efforts to obtain any and all consents, approvals and orders from, the Bankruptcy Court reasonably necessary or appropriate for consummating the transactions contemplated by this Agreement. Additionally, Seller and Greate Bay shall use their best efforts to file timely with the Bankruptcy Court, and cause the other Debtors to file timely with the Bankruptcy Court, all necessary monthly operating reports, schedules and other required documents relating to the bankruptcy cases, and shall use their best efforts to pay timely all United States Trustee fees and expenses of administration arising under or relating to the bankruptcy cases. Seller and Greate Bay hereby acknowledge that they are solely liable for any and all administrative expenses arising in the bankruptcy cases and that Buyer shall have no liability whatsoever relating thereto.

     10.6 Creditors' Claims. Each of Greate Bay and Seller jointly and severally
          -----------------
represents and warrants that, aside from HWCC and any intercompany debt among Debtors, the Debtors and the Company do not have any other significant creditors, and the total amount owed to creditors of each of the Debtors (other than HWCC or such intercompany debt) did not exceed $150,000 in the aggregate as of September 30, 2001.

         10.7 Good Faith. Seller, Greate Bay and the Company represent that they
              ----------
believe Buyer is acting in good faith within the meaning of Section 363(m) of the Bankruptcy Code, and that there are no agreements, understandings or special arrangements other than those set forth in this Agreement. Buyer is not an insider or affiliate, as such terms are defined in the Bankruptcy Code, of any of the Debtors or the Company.

                                   ARTICLE XI

         The Company's, Seller's and Greate Bay's Deliveries at Closing
         --------------------------------------------------------------

     At Closing, the Company, Seller and Greate Bay, as applicable, shall deliver the following to Buyer:

     11.1 Shares. The stock certificates representing all of the Shares owned by
          ------
Seller, free and clear of any Liens, duly endorsed for transfer or accompanied by stock powers duly executed in blank.

     11.2 Bring-Down Certificate. A bring-down certificate executed by the
          ----------------------
Company, Seller and Greate Bay to the effect that the representations and warranties made by the Company, Seller and Greate Bay, as the case may be, in Articles II, III, IV and X hereof are true and correct in all material respects
-----------  ---  --     -
on and as of the Closing Date with the same effect as though such representations or warranties had been made or given on and as of such date (except to the extent any representation and warranty expressly relates to earlier date, in which case such

                           Schedules to the Agreement
                                  (Continued)

representation and warranty shall be true and correct in all material respects, on and as of such earlier date) and that the Company, Seller and Greate Bay have performed and complied with all of the covenants set forth in Article VI hereof
                                                              ----------
which are to be performed or complied with by them on or before the Closing
Date.

     11.3 Secretary's Certificate. A certificate executed on behalf of the
          -----------------------
Company, Seller and Greate Bay by the Secretary or Assistant Secretary of each of the Company, Seller and Greate Bay authenticating the Company's, Seller's and Greate Bay's respective charter and by laws, certifying as to the incumbency, and authenticating the signatures of, those persons executing this Agreement and any certificates or other documents delivered hereunder on behalf of the Company, Seller and Greate Bay, as applicable, and certifying as to the adoption and continuing effect of appropriate resolutions authorizing the Company's, Seller's or Greate Bay's respective execution, delivery and performance of this Agreement, copies of which resolutions shall be attached to such certificate and certified as true, complete and correct in all respects.

     11.4 Escrow Agreements. The Primary Escrow Agreement and the Secondary
          -----------------
Escrow Agreement, duly executed by HWCC and Seller.

     11.5 Sale Approval Order. A certified copy of the Sale Approval Order.
          -------------------

     11.6 Releases. Duly authorized and validly executed releases in form and
          --------
substance reasonably satisfactory to Buyer from each of Seller, Greate Bay, HWCC and HCC irrevocably and indefeasibly waiving, releasing and extinguishing (a) any and all Claims of Seller, Greate Bay, HWCC, HCC and their respective direct and indirect subsidiaries and Affiliates against the Company or Buyer, including, without limitation, claims relating to the tax sharing agreements set forth on Schedule 3.12(e), but excluding enforcement of any obligations of Buyer
         ----------------
and the Company under this Agreement and (b) any and all debts, claims, liabilities or similar rights of such persons against the Company, and any and all such obligations owed to such persons by the Company.

     11.7 Legal Opinion. A legal opinion from counsel to the Company, dated the
          -------------
Closing Date, substantially in the form attached hereto as Exhibit D.
                                                           ---------

     11.8 Cole Employment Agreement. The Third Amendment to the Employment
          -------------------------
Agreement, duly executed by Larry Cole and the Company, substantially in the form attached hereto as Exhibit G.
                        ---------

                                   ARTICLE XII

                          Buyer's Deliveries at Closing
                          -----------------------------

     At Closing, Buyer shall deliver the following to the Company, Seller and Greate Bay, as applicable:

     12.1 Purchase Price. (i) By wire transfer of immediately available funds to
          --------------
an account designated by HWCC, the Closing Payment, and (ii) by wire transfer of immediately available funds to an account designated by the Escrow Agent, the Escrow Funds.

                           Schedules to the Agreement
                                  (Continued)

     12.2 Bring-Down Certificate. A bring-down certificate executed on behalf of
          ----------------------
Buyer by Buyer's President to the effect that the representations and warranties made by Buyer in Article V hereof are true and correct in all material respects
                 ---------
on and as of the Closing Date with the same effect as though such representations or warranties had been made or given on and as of such date (except to the extent any representation and warranty expressly relates to earlier date, in which case such representation and warranty shall be true and correct in all material respects, on and as of such earlier date) and that Buyer has performed and complied with all of its covenants set forth in Article VII
                                                                  -----------
hereof which are to be performed or complied with by Buyer on or before the Closing Date.

     12.3 Secretary's Certificate. A certificate executed on behalf of Buyer by
          -----------------------
Buyer's Secretary authenticating Buyer's charter and bylaws, certifying as to the incumbency, and authenticating the signatures of, officers executing this Agreement and any certificates or other documents delivered hereunder on behalf of Buyer, and certifying as to the adoption and continuing effect of appropriate resolutions authorizing Buyer's execution, delivery and performance of this Agreement, copies of which resolutions shall be attached to such certificate and certified as true, complete and correct in all respects.

     12.4 Escrow Agreements. The Primary Escrow Agreement and the Secondary
          -----------------
Escrow Agreement, duly executed by Buyer.

                                  ARTICLE XIII

                                   Termination
                                   -----------

     13.1 Termination. This Agreement (and the transactions contemplated hereby)
          -----------
may not be terminated except as follows:

          (a) upon the mutual written consent of Greate Bay and Buyer;

          (b) by Greate Bay, if Buyer is in material breach of this Agreement and such breach has not been cured within 30 days following the delivery of notice thereof to Buyer;

          (c) by Buyer, if the Company, Seller or Greate Bay is in breach of this Agreement and such breach has not been cured within 30 days following the delivery of notice thereof to Greate Bay; except where such a breach would not have a Material Adverse Effect;

          (d) by Buyer, if the conditions to Buyer's obligations specified in
Article IX are not satisfied (through no fault of Buyer) or validly waived by
----------
Buyer;

          (e) by Greate Bay, if the conditions to Greate Bay's obligations specified in Article VIII are not satisfied (through no fault of Greate Bay,
             ------------
Seller, the Company or HWCC) or validly waived by Greate Bay;

          (f) by either Greate Bay or Buyer, if the Closing has not occurred 30 days after the Sale Approval Order (the "Sale Approval Order Period") has been entered and is no longer subject to stay by statute, rule, judicial order or otherwise, provided, however, that if any
           --------  -------

                           Schedules to the Agreement
                                  (Continued)

conditions in Article VIII or Article IX have not been satisfied by the
              ------------    ----------
expiration of the Sale Approval Order Period, such period will be extended for up to three additional 30 day successive periods, provided that each party is diligently working in good faith to satisfy any remaining conditions and both parties believe that there is a reasonable probability that any such unsatisfied conditions will be satisfied;

          (g) by Buyer, if the Sale Approval Order has not been entered on or before 75 days after the filing of the bankruptcy petitions by Seller and Greate Bay through no fault of Buyer;

          (h) by Buyer, if the Sale Procedures Order has not been entered on or before 45 days after the filing of the bankruptcy petitions by Seller and Greate Bay through no fault of Buyer, provided that the Sale Approval Order also has not been entered on or before such time; or

          (i) by Buyer or Greate Bay upon the occurrence of an Overbid Event.

     13.2 Effect of Termination. Upon the termination of this Agreement in
          ---------------------
accordance with Section 13.1 hereof, the parties shall be relieved of any
                ------------
further obligations under this Agreement (other than any confidentiality obligations contained in Section 15.6, liabilities for breaches of this
                         ------------
Agreement occurring prior to such termination and obligations to pay, if applicable, the Break-Up Fee and Expense Reimbursement as provided in Article
                                                                      -------
X); provided, however, if Buyer terminates this Agreement pursuant to Section
-   --------  -------                                                 -------
13.1(c) and Buyer is not then in material breach of this Agreement, Buyer shall
-------
be entitled to receive the Expense Reimbursement as liquidated damages hereunder.

                                   ARTICLE XIV

                                 Indemnification
                                 ---------------

     14.1 Survival of Representations and Warranties. The representations and
          ------------------------------------------
warranties of each party contained in this Agreement or in any document or instrument delivered pursuant hereto shall be deemed to be continuing and shall survive the Closing and any investigations heretofore or hereafter made by any party or its representatives for a period of 18 months after the Closing Date (except to the extent that written notice of a Claim has been provided prior thereto describing in reasonable detail the basis for such Claim, in which event the applicable representation and warranty shall survive until the Claim is resolved, but only to the extent the representation and warranty relates to matters subject to the Claim); provided, however, that notwithstanding the
                               --------  -------
foregoing, liability for any fraudulent or illegal acts or statements (whether or not relating to the subject matter of any representation or warranty herein) shall survive in perpetuity or for the maximum period of time permitted by law. The representations, warranties, covenants and agreements made by any party in this Agreement shall not be effected, limited or compromised in any respect by any due diligence investigation or any other inquiries or investigations by any other party, regardless of the results thereof.

     14.2 Indemnification of Buyer.
          ------------------------

                           Schedules to the Agreement
                                  (Continued)

     (a) Seller, Greate Bay and HWCC hereby agree to indemnify Buyer, its parents, subsidiaries and Affiliates, and each of Buyer's, its parents', subsidiaries' and Affiliates' respective officers, directors, stockholders, employees and agents (collectively, the "Buyer Indemnified Parties") from and against any and all damages, losses, Claims, Liabilities, demands, charges, suits, penalties, expenses and costs (collectively, and including attorneys' fees and costs of preparation, "Indemnified Costs") which any of Buyer Indemnified Parties may incur or sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of:

          (1) any breach of any representation or warranty of the Company, Seller or Greate Bay set forth herein, whether or not Buyer relied thereon or had knowledge thereof;

          (2) any breach in any respect of any covenant or agreement of the Company (to the extent such covenant or agreement was to be performed or complied with solely prior to Closing), Seller, Greate Bay or HWCC set forth herein; or

          (3)  the operation of the business prior to the Closing Date;

provided, however, that the Primary Escrow Funds shall be the sole source of
--------  -------
funds available to indemnify and hold harmless the Buyer Indemnified Parties pursuant to this Section 14.2(a), and shall be subject to the following
                 ---------------
limitations:

               (i) shall be limited to the amount of the Primary Escrow Funds (as reduced by any payments made to the Buyer Indemnified Parties out of the Primary Escrow Funds pursuant to Section 14.2(b)), for all such
                                                  ---------------
          Indemnified Costs of the Buyer Indemnified Parties;

               (ii) with respect to the obligation to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs, such obligation to indemnify and hold harmless Buyer Indemnified Parties for all their Indemnified Costs shall only apply after such Indemnified Costs exceed $150,000 (the "Basket Amount") in the aggregate, at which time only those amounts in excess of the Basket Amount may be recovered;

               (iii) the limitations contained in Section 14.4(a);
                                                  ---------------

               (iv) the amount of any Indemnified Costs shall be reduced by any insurance recoveries or indemnities or contribution or similar payments actually recovered by the Buyer Indemnified Parties from any third party as a result of the incurrence of such Indemnified Costs or the facts or circumstances giving rise thereto, net of any costs of collection or other fees, costs and expenses actually incurred by Buyer Indemnified Parties in obtaining any such insurance recoveries, indemnities, contributions or similar payments (which amount expressly excludes the payment or recovery of any proceeds from the Primary Escrow Funds by any of the Buyer Indemnified Parties pursuant to this
          Article XIV); and
          -----------

               (v) the availability of the Primary Escrow Funds to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs shall terminate

                           Schedules to the Agreement
                                  (Continued)

     18 months after the Closing Date (except to the extent that written notice of a Claim has been provided prior thereto describing in reasonable detail the basis for such Claim, in which event such a Claim shall survive until the Claim is resolved);

provided, however, that the foregoing limitations on recovery shall not apply to
--------  -------
any damages, losses, Claims, Liabilities, demands, charges, suits, penalties, expenses or costs (including attorneys' fees and costs of preparation), incurred by any of the Buyer Indemnified Parties as a result of any Wrongful Acts (as defined in Section 14.4), for which such Buyer Indemnified Parties shall be
           ------------
entitled to pursue any and all rights and remedies available at law or in equity against Seller, Greate Bay and/or HWCC. The obligations of Seller and Greate Bay under this Article XIV shall have the priority of a claim for the cost of
           -----------
administration in the bankruptcy cases to be filed by Seller and Greate Bay as contemplated hereby under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

     (b) Notwithstanding anything contrary in this Agreement, HWCC hereby agrees to indemnify and hold harmless the Buyer Indemnified Parties (the "HWCC Additional Indemnification") from and against any and all Indemnified Costs which any of the Buyer Indemnified Parties may incur or sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of:

         (1) any Claim, known or unknown, made by the Oneida Indian tribe relating to the Company or its intellectual property; or

         (2) any allegations that the Company has infringed or is infringing on intellectual property rights of the Oneida Indian Tribe;

provided, however, that the HWCC Additional Indemnification Amount (as defined
--------  -------
below) and the Primary Escrow Funds (as reduced by any payments made to the Buyer Indemnified Parties out of the Primary Escrow Funds pursuant to Section
                                                                      -------
14.2(a)) shall be the sole source of funds available to indemnify and hold
-------
harmless the Buyer Indemnified Parties pursuant to this Section 14.2(b), and
                                                        ---------------
shall be subject to the following:

             (i) the HWCC Additional Indemnification obligation shall be limited to a maximum of $750,000 in the aggregate for all Indemnified Costs of the Buyer Indemnified Parties pursuant to this Section 14.2(b) (the "HWCC
                                               ---------------
Additional Indemnification Amount");

             (ii) the Buyer Indemnified Parties must seek recovery of any Indemnified Costs under this Section 14.2(b), first against $250,000 of the
                             ---------------
Primary Escrow Funds, second against the HWCC Additional Indemnification Amount, and third against the Primary Escrow Funds (as reduced by any payments made to the Buyer Indemnified Parties out of the Primary Escrow Funds pursuant to
Section 14.2(a) and this Section 14.2(b)); provided, however, that if the Buyer
---------------          ---------------   --------  -------
Indemnified Parties are unable to obtain recovery from one of these sources within forty-five days after their initial notice to Seller and HWCC of their intent to do so, they may seek recovery from either the Primary Escrow Funds or the HWCC Additional Indemnification Amount in their sole discretion;

                           Schedules to the Agreement
                                  (Continued)

                    (iii) the limitations contained in Section 14.4(a);
                                                       ---------------

                    (iv)  the amount of any Indemnified Costs under this Section
                                                                         -------
14.2(b) shall be reduced by any insurance recoveries or indemnities or
-------
contribution or similar payments actually recovered by the Buyer Indemnified Parties from any third party as a result of the incurrence of such Indemnified Costs or the facts or circumstances giving rise thereto, net of any costs of collection or other fees, costs and expenses actually incurred by Buyer Indemnified Parties in obtaining any such insurance recoveries, indemnities, contributions or similar payments (which amount expressly excludes the payment or recovery of any proceeds from the Primary Escrow Funds by any of the Buyer Indemnified Parties pursuant to this Article XIV);

                    (v) the availability of the HWCC Additional Indemnification to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs under this Section 14.2(b) shall terminate 12 months after the Closing
                 ---------------
Date (except to the extent that a lawsuit has been filed or an alternative dispute resolution proceeding has been commenced by the Oneida Indian tribe relating to the Company or its Intellectual Property), in which event such dispute shall survive until final determination or resolution of such dispute); and

                    (vi) the availability of the Primary Escrow Funds to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs under this Section 14.2(b) shall terminate 18 months after the Closing
                 ---------------
Date (except to the extent that a lawsuit has been filed or an alternative dispute resolution proceeding has been commenced by the Oneida Indian tribe relating to the Company or its Intellectual Property), in which event such dispute shall survive until final determination or resolution of such dispute);

provided, however, that the foregoing limitations on recovery shall not apply to
--------  -------
any damages, losses, Claims, Liabilities, demands, charges, suits, penalties, expenses or costs (including attorneys' fees and costs of preparation), incurred by any of the Buyer Indemnified Parties as a result of any Wrongful Acts, for which such Buyer Indemnified Parties shall be entitled to pursue any and all rights and remedies available at law or in equity against Seller, Greate Bay and/or HWCC. The obligations of Seller and Greate Bay under this Article XIV
                                                                 -----------
shall have the priority of a claim for the cost of administration in the bankruptcy cases to be filed by Seller and Greate Bay as contemplated hereby under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

     14.3 Indemnification of Seller. Buyer agrees to indemnify and hold harmless
          -------------------------
each of Seller and Greate Bay and their respective subsidiaries and Affiliates and each of their respective officers, directors, shareholders, employees and agents (collectively, the "Seller Indemnified Parties") from and against any and all Indemnified Costs which any of the Seller Indemnified Parties may incur or sustain, or to which any of the Seller Indemnified Parties may be subjected, arising out of:

          (a) any breach of any representation or warranty of Buyer set forth herein, whether or not the Company, Seller or Greate Bay relied thereon or had knowledge thereof;

                           Schedules to the Agreement
                                  (Continued)

          (b) any breach in any respect of any covenant or agreement of Buyer or the Company (to the extent such covenant or agreement was to be performed or complied with by the Company solely after the Closing) set forth herein; or

          (c)  the operation of the Business from and after the Closing Date.

provided, however, that the liability of Buyer to indemnify and hold harmless
--------  -------
the Seller Indemnified Parties for their Indemnified Costs:

               (i) shall be limited to a maximum of $750,000 in the aggregate for all such Indemnified Costs of the Seller Indemnified Parties;

               (ii) with respect to the obligation to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs, such obligation to indemnify and hold harmless Buyer Indemnified Parties for all their Indemnified Costs shall only apply after such Indemnified Costs exceed the Basket Amount, at which time only those amounts in excess of the Basket Amount may be recovered;

               (iii) the amount of any Indemnified Costs shall be reduced by any insurance recoveries or indemnities or contribution or similar payments actually recovered by the Seller Indemnified Parties from any third party as a result of the incurrence of such Indemnified Costs or the facts or circumstances giving rise thereto, net of any costs of collection or other fees, costs and expenses actually incurred by Seller Indemnified Parties in obtaining any such insurance recoveries, indemnities, contributions or similar payments;

               (iv)  shall be subject to the limitations contained in Section
                                                                      -------
     14.4(b); and
     -------

               (v) the availability of the Primary Escrow Funds to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs shall terminate 18 months after the Closing Date (except to the extent that written notice of a Claim has been provided prior thereto describing in reasonable detail the basis for such Claim, in which event such a Claim shall survive until the Claim is resolved);

provided, further, that the foregoing limitations on recovery shall not apply to
--------  -------
any damages, losses, Claims, Liabilities, demands, charges, suits, penalties, expenses or costs (including attorneys' fees and costs of preparation), incurred by any of the Seller Indemnified Parties as a result of any Wrongful Acts of Buyer, for which such Seller Indemnified Parties shall be entitled to pursue any and all rights and remedies available at law or in equity against Buyer. Any Indemnified Costs sustained by a Seller Indemnified Party shall be paid by Buyer to HWCC in satisfaction of such obligation.

     14.4 Exclusive Remedy. Without limiting the rights or remedies that any
          ----------------
party may have against any person for fraudulent or illegal conduct or any knowing and willful breach of the representation, warranties, covenants and agreements contained in this Agreement or for the knowing and willful withholding of material information from the other parties to this Agreement (collectively "Wrongful Acts"):

          (a) Subject to the exception for Wrongful Acts specified in Sections
                                                                      --------
14.2(a) and 14.2(b) and the first sentence of this Section 14.4 (as to which
-------     -------                                ------------
each party shall be entitled to pursue any and all rights and remedies available to such person at law or in equity), the indemnification and reimbursement provisions as provided in this Article XIV will be the sole and exclusive remedy
                               -----------
and recourse for any breach of this Agreement by the Company (to the extent that such breach related to an agreement that is to be complied with or performed by the Company prior to Closing), Seller, Greate Bay or HWCC or any other claim by the Buyer Indemnified Parties under or with respect to this Agreement or any of the transactions contemplated hereby, and none of the Buyer Indemnified Parties nor any other person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, against the Company, Seller, Greate Bay or HWCC, or any of their respective successors, permitted assigns, heirs or representatives under or with respect to this Agreement, all of such entitlements, remedies and recourses being hereby expressly waived by each of the Buyer Indemnified Parties to the fullest extent permitted by law.

          (b) Subject to the exception for Wrongful Acts specified in Section
                                                                      -------
14.3 and the first sentence of this Section 14.4 (as to which each party shall
----                                ------------
be entitled to pursue any and all rights and remedies available to such person at law or in equity), the indemnification provided in this Agreement will be the sole and exclusive remedy and recourse for any breach of this Agreement by Buyer or any other claim by Seller Indemnified Parties under or with respect to this Agreement or any of the transactions contemplated hereby, and none of Seller Indemnified Parties will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, against Buyer or its Affiliates, successors, permitted assigns or representatives under or with respect to this Agreement, all of such entitlements, remedies and recourse being expressly waived by the Company, Seller and Greate Bay to the fullest extent permitted by applicable law. In addition, and subject to this exception for Wrongful Acts (as to which each party shall be entitled to pursue any rights and remedies available to such person at law or in equity), $750,000 will be the maximum amount of the indemnification and reimbursement obligations of Buyer hereunder, and none of Buyer or any of its officers, directors, stockholders, successors, permitted assigns, heirs or representatives will have any personal or other liability therefor.

     14.5 Defense of Third-Party Claims. Any party seeking indemnification
          -----------------------------
pursuant to this Article XIV (each, an "Indemnified Party") shall, (a) in the
                 -----------
case of a Buyer Indemnified Party, give prompt written notice to HWCC, Greate Bay and/or its designated successors and assigns and (b) in the case of a Seller Indemnified Party or Company Indemnified Party, give prompt written notice to Buyer, on behalf of any and all persons who are obligated to provide indemnification hereunder (each, an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "Third-Party Action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify HWCC, Greate Bay or Buyer, as the case may be, shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this
Article XIV unless and to the extent the failure to give such notice materially
-----------
prejudices such Indemnifying Party. The Indemnifying Parties shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however,
                                                           --------  -------
that:

                           Schedules to the Agreement
                                  (Continued)

          (i) The Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such Third-Party Action;

          (ii) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement acknowledging guilt, responsibility or culpability of any Indemnified Party without that Indemnified Party's prior written consent or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such Third-Party Action; and

          (iii) The Indemnifying Parties shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Action as to which the Indemnifying Parties fail to assume the defense within a reasonable length of time.

The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Action pursuant to this Article XIV and, in
                                                   -----------
connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     14.6 Direct Claims. In any case in which an Indemnified Party seeks
          -------------
indemnification hereunder which is not subject to Section 14.5 hereof because no
                                                  ------------
Third-Party Action is involved, the Indemnified Party shall notify Greate Bay, HWCC and/or its designated successors and assigns or Buyer, as the case may be, in writing of any Indemnified Costs which it claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Parties with respect to such claim.

                                   ARTICLE XV

                                  Miscellaneous
                                  -------------

     15.1 Further Assurances. Subject to the terms and conditions herein
          ------------------
provided, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to expedite and consummate the transactions contemplated hereby.

     15.2 Publicity. Any general notices, releases, statements or communications
          ---------
to the general public or the press relating to this Agreement and the transactions contemplated hereby shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Greate Bay; provided,
                                                               --------
however, that the parties hereto shall be entitled to issue such press releases
-------
and to make such public statements and filings as are, in the opinion of their respective legal counsel, required by applicable law (including any filings with the Bankruptcy Court, the

                           Schedules to the Agreement
                                  (Continued)

Securities and Exchange Commission, any gaming commissions and other regulatory bodies) in which case the other party shall be advised in advance and provided a copy of the public statement prior to its release if such prior disclosure of the release can be made in a manner that would not violate any applicable laws, including, but not limited to, Regulation FD. Once information has been made available to the general public in accordance with this Agreement, this section shall no longer apply to such information.

     15.3 Expenses. Except as otherwise expressly provided for in this
          --------
Agreement, each party hereto shall pay its own expenses and costs relating to the negotiation, execution and performance of this Agreement.

     15.4 Transfer Taxes. In accordance with Section 1146(c) of the Bankruptcy
          --------------
Code, the making or delivery of any instrument of transfer, including the filing of any deed, assignment, lease or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by this Agreement (collectively the "Transfer Documents"), shall be in contemplation of a plan or plans of reorganization to be confirmed in the Debtors' bankruptcy cases, and as such shall be free and clear of any and all transfer tax, stamp tax, conveyance tax or similar taxes (collectively the "Transfer Taxes"). Subject to Bankruptcy Court approval, the instruments transferring the Shares to Buyer shall contain an endorsement in substantially the following form:

     Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Delaware, in contemplation of a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. (S) 1146(c).

In the event Transfer Taxes are required to be paid in order to record the Transfer Documents to be delivered to Buyer in accordance herewith, or in the event any such Taxes are assessed at any time thereafter, such Transfer Taxes incurred as a result of the transactions contemplated hereby shall be paid by Buyer.

     15.5 Governing Law; Dispute Resolution. This Agreement shall be construed
          ---------------------------------
and interpreted according to the laws of the State of Delaware without reference to the rules of conflict of laws thereof.

          (a) EACH OF THE PARTIES HERETO (INCLUDING, WITHOUT LIMITATION, HWCC), HEREBY IRREVOCABLY: (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTES OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS, (ii) AGREES TO SUBMIT ANY SUCH DISPUTE OR CLAIMS ARISING ON OR PRIOR TO THE CLOSING DATE SOLELY AND EXCLUSIVELY TO THE BANKRUPTCY COURT FOR RESOLUTION, (iii) CONSENTS TO THE JURISDICTION OF THE BANKRUPTCY COURT IN ANY SUCH DISPUTES OR CLAIMS ARISING ON OR PRIOR TO THE CLOSING DATE, (iv) CONSENTS TO THE LAYING OF VENUE AND HEARING AND DETERMINATION OF ANY DISPUTES OR CLAIMS ON OR PRIOR TO THE CLOSING DATE IN THE STATE OF DELAWARE IN FRONT OF THE BANKRUPTCY COURT AND

                           Schedules to the Agreement
                                   (Continued)

(v) WAIVES ANY ARGUMENT OR DEFENSE TO THE REQUIREMENTS OF THIS SECTION 15.5(a)
                                                               ---------------
THAT SUCH FORUM IS INCONVENIENT OR AN OTHERWISE IMPROPER OR INAPPROPRIATE FORUM AND VENUE FOR RESOLVING SUCH DISPUTES OR CLAIMS.

          (b) Notwithstanding the foregoing, other than disputes or claims arising out of the Post Closing Adjustment and Post Closing Tax Payment (which claims shall be resolved pursuant to Section 1.4 and Section 6.3 herein
                                     -----------     -----------
respectively), any disputes or claims arising out of or concerning this Agreement after the Closing Date, including, but not limited to, any disputes or claims arising out of the Primary Escrow Agreement, the Secondary Escrow Agreement, and/or the indemnification procedures hereunder, whether arising under theories of liability or damages based upon contract, tort or statute, shall be determined exclusively by arbitration before a single arbitrator in accordance with the then effective arbitration rules of the AAA; provided,
                                                                 --------
however, that the parties hereto may also bring an action in court for
-------
injunctive relief. The arbitrator's decision shall be final and binding on the parties hereto (other than with respect to matters subject to the foregoing proviso) and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In recognition of the fact that resolution of any disputes or claims in the courts is rarely timely or cost effective for either party, the parties hereto enter this mutual agreement to arbitrate in order to gain the benefits of a speedy, impartial and cost-effective dispute resolution procedure (other than with respect to matters subject to the proviso in the first sentence of this subparagraph (b)).
                                                     ----------------

          (c) Any arbitration shall be held in Phoenix, Arizona. The arbitrator shall be neutral and impartial and shall be an attorney or retired judge with substantial experience in contract disputes, selected by Buyer, on the one hand, and Greate Bay and/or HWCC, on the other hand, alternately striking names from a list of five such persons provided by the AAA office in Phoenix, Arizona, following a request by the party seeking arbitration for a list of five such attorneys or retired judges with substantial professional experience in contract disputes. If either party fails to so strike names from the list, the arbitrator shall be selected from the list by the other party.

          (d) Each party shall have the right to take the deposition of one individual and any expert witness designated by the other party. Each party shall also have the right to propound requests for production of documents to any party and the right to subpoena documents and witnesses for the arbitration. Additional discovery may be made only where the arbitrator selected so orders upon a showing of substantial need. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party.

          (e) Each party may make written submissions and oral presentations to the arbitrator. Any oral presentation may include argument from counsel and testimony from live witnesses. The parties hereto agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within 60 days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 60-day period for a total of two 30 day periods. The arbitrator shall immediately deliver a written award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith.

                           Schedules to the Agreement
                                   (Continued)

          (f) Buyer and HWCC shall split the fees and expenses of the arbitrator, and each party shall pay its respective fees and expenses in connection with any matters subject to the provision in Section 15.5(b) above.
                                                        ---------------
Each party shall pay its own attorney fees and costs including, without limitation, fees and costs of any experts; provided, however, that attorney fees and costs incurred by the party that prevails in any such arbitration commenced pursuant to this Section 15.5 or any judicial action or proceeding seeking to
                 ------------
enforce the agreement to arbitrate disputes as set forth in this Section 15.5 or
                                                                 ------------
seeking to enforce any order or award of any arbitration commenced pursuant to this Section 15.5 may be assessed against the party or parties that do not
     ------------
prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances; provided, further, that if any party prevails on a statutory claim that entitles the prevailing party to a reasonable attorney fees (with or without expert fees) as part of the costs, the arbitrator may award reasonable attorney fees (with or without expert fees) to the prevailing party in accord with such statute. Any controversy over whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this paragraph with respect to such arbitration shall be determined by the arbitrator.

          (g) In a contractual claim under this Agreement, the arbitrator shall have no authority to add, delete or modify any term of this Agreement.

     15.6 Confidentiality. Each of Buyer and the Company agrees that, unless and
          ---------------
until the transactions contemplated hereby shall have been consummated, the Confidentiality Agreement dated July 17, 2001 between Buyer and Greate Bay (the "Confidentiality Agreement") shall remain in full force and effect, except to the extent disclosure is required by the Bankruptcy Court.

     15.7 Notices. All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or telecopied with confirmation of transmission, or five days after mailed, certified or registered mail, with postage prepaid addressed as follows (or to such other person or address as the party to receive such notice may have designated from time to time by notice in writing pursuant hereto):

     If to the Company, Seller or Greate Bay:

          Greate Bay Casino Corporation
          Two Galleria Tower, Suite 2200
          13455 Noel Road, LB 48
          Dallas, Texas  75240
          Attention:  John Hull
          Telecopy:  972-716-3903

                           Schedules to the Agreement
                                   (Continued)

     with a copy (which shall not constitute effective notice) to:

          Haynes and Boone, LLP
          901 Main Street, Suite 3100
          Dallas, Texas  75202
          Attention:  Bill Hays
          Telecopy:  214-651-5940

     If to Buyer and the Company (after Closing):

          Alliance Gaming Corporation
          6601 South Bermuda Road
          Las Vegas, Nevada  89119
          Attention:  Mark Lerner
          Telecopy:  702-896-7990

     With a copy (which shall not constitute effective notice) to:

          Gibson, Dunn & Crutcher
          333 South Grand Avenue
          Los Angeles, California  90071-3197
          Attention:  Peter F. Ziegler
          Telecopy:  213-229-7520

     If to HWCC:

          c/o Hollywood Casino Corporation
          Two Galleria Tower, Suite 2200
          13455 Noel Road, LB 48
          Dallas, Texas  75240
          Attention:  Walt Evans
          Telecopy:  972-716-3903

     With a copy (which shall not constitute effective notice ) to:

          Weil, Gotshal & Manges LLP
          100 Crescent Court, Suite 1300
          Dallas, Texas  75201
          Attention:  Michael A. Saslaw
          Telecopy:  214-746-7777

     15.8 Headings; Gender; Interpretation. The headings to Articles and
          --------------------------------
Sections of this Agreement are for reference only and shall not be used in construing the provisions hereof or otherwise affect the meaning hereof. The use of the neuter pronoun "it" shall also refer to as appropriate to the masculine and/or feminine gender. The use of the singular herein shall, where appropriate, be deemed to include the plural and vice versa. Whenever the word "including,"

                           Schedules to the Agreement
                                   (Continued)

"includes" or words of similar import appear in this Agreement, they shall be deemed to be followed by the words "without limitation."

     15.9  Counterparts. This Agreement may be executed by facsimile signature
           ------------
and in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     15.10 Entire Agreement. This Agreement and the Confidentiality Agreement
           ----------------
embodies the entire agreement and understanding among the Company, Seller, Greate Bay and Buyer and supersedes all prior agreements and understandings related to the subject matter hereof and thereof. There are no representations, warranties, covenants, promises or agreements on the part of either party to the other hereto which are not explicitly set forth herein.

     15.11 Modifications. Any modification, amendment or waiver of or with
           -------------
respect to any provision of this Agreement or any agreement, instrument or document delivered pursuant hereto shall not be effective unless it shall be in writing and signed by the Company, Seller, Greate Bay, Buyer and HWCC and shall designate specifically the terms and provisions so modified.

     15.12 Assignment and Binding Effect. No party may assign this Agreement or
           -----------------------------
any interest herein without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.

     15.13 No Third Party Beneficiaries. Except for the Indemnified Parties (and
           ----------------------------
in such case solely to the extent such parties are entitled to seek indemnification under Article XIV) and as otherwise expressly set forth herein,
                      -----------
no person shall be deemed to be a third party beneficiary hereunder or entitled to any rights hereunder.

     15.14 Access to Records. For a period of three years (and for a period of
           -----------------
five years for tax purposes only) from and after the Closing, the Company, Seller, Greate Bay, HWCC and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any (a) audit, litigation or other proceeding with respect to taxes, (b) claim for indemnification hereunder, (c) inquiry of any Governmental Authority, (d) financial reporting and accounting matters (e) Claims arising with respect to the transactions contemplated hereby. Such cooperation shall include the retention and (upon any other party's request) the provisions of records and information which are reasonably relevant to any such matter and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided,
                                                                --------
however, that no party shall be obligated pursuant to this provision or
-------
otherwise to provide or disclose confidential or proprietary information to any person without receiving a customary confidentiality agreement in form and substance reasonably acceptable to the party providing such information. Buyer shall (i) retain all books and records with respect to the foregoing matters pertinent to the Business for a period of five years from and after the Closing,
(ii) abide by all record retention agreements entered into with any Governmental Authority and (iii) give Greate Bay, HWCC or their respective designated successors and assigns reasonable written notice (and an opportunity to

                           Schedules to the Agreement
                                   (Continued)

copy) prior to destroying or discarding any such books and records proposed for destruction or discard.

     15.15 Guarantee. Greate Bay and Seller each hereby jointly and severally
           ---------
guarantees, as primary obligors and not as sureties, the performance of the obligations of each other and the Company (to the extent the Company's obligations are to be performed prior to Closing) under the terms of this Agreement.

                                   ARTICLE XVI

                                   Definitions
                                   -----------

     "Acquisition Proposal" shall have the meaning set forth in Section 6.3.
                                                                -----------

     "Actual Working Capital" shall have the meaning set forth in Section 1.1.
                                                                  -----------

     "Affiliate" means any person that controls, is controlled by, or is under common control with another company.

     "Agreement" means this Agreement and the Schedules and Exhibits hereto.

     "Auction" shall have the meaning set forth in the Recitals.

     "Audited Financial Statements" shall have the meaning set forth in Section
                                                                        -------
3.14(a).
-------

     "Bankruptcy Court" shall have the meaning set forth in the Recitals.

     "Basket Amount" shall have the meaning set forth in Section 14.2(b)(i).
                                                         ------------------

     "Break-Up Fee" shall have the meaning set forth in Section 10.3(b).
                                                        ---------------

     "Business" shall have the meaning set forth in the Recitals.

     "Buyer" shall have the meaning set forth in the Preamble.

     "Buyer Indemnified Parties" shall have the meaning set forth in Section
                                                                     -------
14.2.
----

     "Claims" shall have the meaning set forth in Section 2.8.
                                                  -----------

     "Closing" shall have the meaning set forth in Section 1.2.
                                                   -----------

     "Closing Balance Sheet" shall have the meaning set forth in Section 1.1.
                                                                 -----------

     "Closing Date" shall have the meaning set forth in Section 1.2.
                                                        -----------

     "Closing Payment" shall have the meaning set forth in Section 1.3.
                                                           -----------

     "Code" shall have the meaning set forth in Section 3.12.
                                                ------------

                           Schedules to the Agreement
                                   (Continued)

     "Common Stock" shall have the meaning set forth in the Recitals.

     "Company" shall have the meaning set forth in the Preamble.

     "Company Contracts" shall have the meaning set forth in Section 3.10.
                                                             ------------

     "Competing Bidders" shall have the meaning set forth in Section 10.3(d).
                                                             ---------------

     "Competing Bids" shall have the meaning set forth in Section 10.3(d).
                                                          ---------------

     "Confidentiality Agreement" shall have the meaning set forth in Section
                                                                     -------
15.6.
----

     "Controlled Group" means, with respect to the Company, a group consisting of each trade or business (whether or not incorporated) which, together with the Company, would be deemed a "single employer" within the meaning of Section 4001(b)(l) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

     "Debtors" shall have the meaning set forth in the Recitals.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan"; in each case, which the Company sponsors or maintains for the benefit of its current or former employees, or to which it contributes (including employee elective deferrals) or is required to contribute on behalf of its employees, or with respect to which it has any obligations or liability.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
3(1).

     "Environmental Laws" shall have the meaning set forth in Section 3.20(a).
                                                              ---------------

     "Environmental Permits" shall have the meaning set forth in Section
                                                                 -------
3.20(a).
------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Fiduciary" has the meaning set forth in ERISA Section 3(21).
                                                          -------------

     "Escrow Agent" shall have the meaning set forth in Section 1.3.
                                                        -----------

     "Expense Reimbursement" shall have the meaning set forth in Section
                                                                 -------
10.3(c).
-------

     "Financial Statements" shall have the meaning set forth in Section 3.14.
                                                                ------------

     "GAAP" shall have the meaning set forth in Section 1.1.
                                                -----------

                           Schedules to the Agreement
                                   (Continued)

     "Governmental Authority" shall have the meaning set forth in Section 2.3.
                                                                  -----------

     "Greate Bay" shall have the meaning set forth in the Preamble.

     "Hazardous Substance" shall have the meaning set forth in Section 3.20(a).
                                                               ---------------

     "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Paragraph or other subdivision.

     "HWCC" shall have the meaning set forth in the Recitals.

     "HWCC Additional Indemnification" shall have the meaning set forth in
Section 14.2(b).
---------------

     "HWCC Additional Indemnification Amount" shall have the meaning set forth in Section 14.2(b).
   ---------------

     "Indemnified Costs" shall have the meaning set forth in Section 13.2.
                                                             ------------

     "Indemnified Party" shall have the meaning set forth in Section 14.5.
                                                             ------------

     "Indemnifying Party" shall have the meaning set forth in Section 13.5.
                                                              ------------

     "Independent Accountant" shall have the meaning set forth in Section
                                                                  -------
1.4(c).
------

     "Independent Tax Professional" shall have the meaning set forth in Section
                                                                        -------
6.3(c).
------

     "Intellectual Property" shall have the meaning set forth in Section
                                                                 -------
3.21(a).
-------

     "Interim Financial Statements" shall have the meaning set forth in Section
                                                                        -------
3.14(b).
-------

     "Interim Order" shall have the meaning set forth in Section 10.1.
                                                         ------------

     "knowledge" or similar words and phrases such as "to the knowledge of" shall mean, the actual knowledge of such person or entity and, as applicable, the executive officers and directors of such entity.

     "Legal Requirements" shall have the meaning set forth in Section 2.3.
                                                              -----------

     "License and Maintenance Agreements" shall have the meaning set forth in the Recitals.

     "Liens" shall have the meaning set forth in Section 1.3.
                                                 -----------

     "Material Adverse Effect" shall have the meaning set forth in Section 3.1.
                                                                   -----------

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

                           Schedules to the Agreement
                                  (Continued)

     "Multiple Employer Plan" has the meaning set forth in ERISA Sec. 4063(a).

     "Other Plan" means any contract, program or arrangement which provides cash or non-cash benefits or perquisites to current or former employees of the Company, but which is not an Employee Benefit Plan, including, without limitations, any bonus, deferred compensation, executive compensation, fringe benefit, incentive, severance, stock option, stock purchase, performance share, stock appreciation or other equity based compensation, performance pay, loan or loan guarantee, plant closing, change of control, or other non-ERISA plan.

     "Overbid Event" shall have the meaning set forth in Section 10.3(a).
                                                         ---------------

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permits" shall have the meaning set forth in Section 3.13.
                                                   ------------

     "person" refers to any individual, corporation, partnership, limited liability company, trust, governmental body or authority or other organization or entity.

     "Personnel" shall have the meaning set forth in Section 3.21(c).
                                                     ---------------

     "Post Closing Adjustment" shall have the meaning set forth in Section
                                                                   -------
1.4(a).
------

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Primary Escrow Agreement" shall have the meaning set forth in Section 1.3.
                                                                    -----------

     "Primary Escrow Funds" shall have the meaning set forth in Section 1.3.
                                                                -----------

     "Purchase Price" shall have the meaning set forth in Section 1.1.
                                                          -----------

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043 and the regulations promulgated thereunder.

     "Required Buyer Consents" shall have the meaning set forth in Section 5.4.
                                                                   -----------

     "Required Company Consents" shall have the meaning set forth in Section
                                                                     -------
3.4.
---

     "Required Greate Bay Consents" shall have the meaning set forth in Section
                                                                        -------
4.4.
---
     "Required Seller Consents" shall have the meaning set forth in Section 2.4.
                                                                    -----------

     "Sale Approval Order" shall have the meaning set forth in Section 10.2.
                                                               ------------

     "Sale Approval Order" shall have the meaning set forth in Section 10.2.
                                                               ------------

     "Sale Approval Order Period" shall have the meaning set forth in Section
                                                                      -------
13.1.
----
                                       47

                           Schedules to the Agreement
                                  (Continued)


     "Sale Procedures Order" shall have the meaning set forth in Section 10.3.
                                                                 ------------

     "Secondary Escrow Agreement" shall have the meaning set fort in Section
                                                                     -------
1.3.
---

     "Secondary Escrow Funds" shall have the meaning set fort in Section 1.3.
                                                                 -----------

     "Securities Act" shall have the meaning set forth in Section 5.9.
                                                          -----------

     "Seller" shall have the meaning set forth in the Preamble.

     "Seller Indemnified Parties" shall have the meaning set forth in Section
                                                                      -------
14.3.
----

     "Shares" shall have the meaning set forth in the Recitals.

     "Tax Sharing Payment" shall have the meaning set forth in Section 6.3(a).
                                                               --------------

     "Third Person" shall have the meaning set forth in Section 6.3.
                                                        -----------

     "Third-Party Action" shall have the meaning set forth in Section 14.5.
                                                              ------------

     "Transfer Documents " shall have the meaning set forth in Section 15.4.
                                                               ------------

     "Transferred Taxes" shall have the meaning set forth in Section 15.4.
                                                             ------------

     "Wrongful Acts" shall have the meaning set forth in Section 14.4.
                                                         ------------

                           Schedules to the Agreement
                                  (Continued)


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           ADVANCED CASINO SYSTEMS CORPORATION


                                           By:    ______________________________
                                           Name:  ______________________________
                                           Title: ______________________________


                                           PPI CORPORATION


                                           By:    ______________________________
                                           Name:  ______________________________
                                           Title: ______________________________


                                           GREATE BAY CASINO CORPORATION


                                           By:    ______________________________
                                           Name:  ______________________________
                                           Title: ______________________________


                                           ACSC ACQUISITIONS, INC.


                                           By:    ______________________________
                                           Name:  ______________________________
                                           Title: ______________________________



The undersigned, HWCC-Holdings, Inc., a Texas corporation, for itself and its Affiliates, hereby agrees to complete and perform its obligations hereunder and acknowledges and consents to the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby:

HWCC-HOLDINGS, INC.


By:    ______________________________
Name:  ______________________________
Title: ______________________________

                                       49